Exhibit 10.62

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE SYMBOL “[***]” HAS BEEN INSERTED IN PLACE OF THE PORTIONS SO OMITTED.

LOAN AGREEMENT
(_____)

dated as of ______________, 2008

among

PINNACLE AIRLINES, INC.,
Borrower

EACH CERTIFICATE HOLDER
FROM TIME TO TIME HERETO,
Certificate Holders

and

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
Indenture Trustee

Vedder Price P.C.

Chicago, Illinois

LOAN AGREEMENT (_______)

THIS LOAN AGREEMENT (_____) dated as of ____________, 2008 among (i) PINNACLE AIRLINES, INC. a Georgia corporation, (the “Borrower”), (ii) EACH CERTIFICATE HOLDER from time to time, and (iii) WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, as the Indenture Trustee.

W I T N E S S E T H:

WHEREAS, certain terms are used herein as defined in Section 1(a) hereof; and

WHEREAS, concurrently with the execution and delivery of this Agreement, the Borrower and the Indenture Trustee are entering into the Trust Indenture and Security Agreement (________) dated on or about the date hereof (the “Trust Indenture”) pursuant to which the Borrower agrees, among other things, to issue one or more Loan Certificates as evidence of the Borrower’s indebtedness to the Certificate Holders, which Loan Certificates will be secured by the mortgage and security interest created by the Borrower in favor of the Indenture Trustee, and the Borrower shall execute and deliver the Trust Indenture Supplement covering the Aircraft, supplementing the Trust Indenture.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

Section 1. Certain Definitions.

(a) Except as otherwise defined in this Agreement, including its annexes, schedules and exhibits, terms used herein in capitalized form shall have the meanings attributed thereto in the Trust Indenture.  Unless the context otherwise requires, any reference herein to any of the Operative Documents refers to such document as it may be modified, amended or supplemented from time to time in accordance with its terms and the terms of each other agreement restricting the modification, amendment or supplement thereof.

(b) “Financed Amount” shall, subject to the terms of Section 2(a) hereof, be $[***].

(c) “Administration Fee” shall be [***].

(d) “Applicable Margin” shall be [***].

(e) “Make-Whole Margin” means [***].

(f) “Termination Date” means [***].

Section 2. Commitments; Commitment Fee.  (a) Commitment.  Subject to the terms and conditions of this Agreement, each Certificate Holder agrees to make a secured loan to the Borrower (herein called the “Loan”) on a date to be designated pursuant to Section 3 hereof, but in no event later than [***]; the “Commitment Termination Date”), in the amount in Dollars set forth opposite such Certificate Holder’s name in Schedule II hereto (its “Commitment”), and to receive, as evidence of such secured loan, Loan Certificate(s) in an amount equal to its Commitment.  The aggregate amount of the Commitments shall equal the Financed Amount.  The Financed Amount for the Aircraft shall not exceed (i) [***] of the Net Purchase Price, and (ii) when taken together with the “Financed Amount” advanced or to be advanced under the Other Loan Agreements, the Maximum Commitment Amount (as hereinafter defined).  In the event that the Aircraft is not financed on the Aircraft Delivery Date, then the Financed Amount and the amortization schedules will be adjusted accordingly, as though the Loan had been made on such Aircraft Delivery Date; provided that for purposes of the preceding sentence, the Financed Amount shall be deemed to have been advanced on such Aircraft Delivery Date.  If any Certificate Holder shall default in its obligation to make the amount of its Commitment available pursuant to this Section 2 in respect of the Aircraft, no other Certificate Holder shall have an obligation to make any portion of such amount available or to increase the amount of its Commitment and the obligations of the non-defaulting Certificate Holder shall remain subject to the terms and conditions set forth in this Agreement.

(b) Commitment Fee.  Original Certificate Holder has agreed to provide financing to Borrower prior to the Termination Date for up to [***] Bombardier _______ aircraft pursuant to the Letter of Offer in an aggregate amount not to exceed $[***] (“Maximum Commitment Amount”).  In consideration of the Original Certificate Holder’s commitment in respect of the Maximum Commitment Amount, the Borrower shall pay to the Original Certificate Holder on December 30 and June 30 of each calendar year (unless such date is not a Business Day, then such payment shall be made on the next succeeding Business Day) a commitment fee (the “Commitment Fee”) of [***] on the balance of the Maximum Commitment Amount remaining undisbursed from time to time ([***]), less any commitment fee paid under any Other Loan Agreements.

Section 3. Borrower’s Notice of Closing Date; Closing Procedure.

(a) The Borrower agrees to give each Certificate Holder and the Indenture Trustee at least [***] Business Days’ prior written notice (unless waived by the Certificate Holders) of the scheduled Closing Date which Closing Date shall be a Business Day not later than the Commitment Termination Date, which notice shall specify the scheduled Closing Date, the Financed Amount, the instructions for wiring the Financed Amount, and the election of either a Fixed Rate of interest or the Floating Rate.  The form of such notice is set out on Exhibit A hereto.

(b) Subject to the terms and conditions of this Agreement, and simultaneous with transfer of the Financed Amount to the Borrower or its designee, the Borrower shall authorize the delivery and filing for recordation of the FAA Bill of Sale, the FAA Application for Registration and the Trust Indenture with the FAA and consent to the registration of the contracts of sale in respect of the Warranty Bill of Sale (to the extent not previously registered) and the International Interest created by the Trust Indenture with the International Registry.  Prior to 11 a.m., New York time, on the scheduled Closing Date specified in the Borrower’s notice referred to in the first paragraph of this Section 3, each Certificate Holder agrees, subject to the terms and conditions of this Agreement, to pay to the Indenture Trustee the amount of its Commitment.  Subject to the satisfaction of the conditions precedent set forth in Section 4(a) or waiver thereof by the Certificate Holders, at the Closing, the Indenture Trustee shall upon instructions received from the Certificate Holders release the Commitment to the Borrower by paying the amount thereof by transfer of immediately available funds to such account as shall be specified in the notice of Closing Date delivered pursuant to Section 3(a) above.  The Certificate Holders may, in lieu of releasing the entire Commitment to the Borrower as aforesaid and by prior notice given to Borrower, at their option, be entitled to offset from the amount of the Commitment to be funded hereunder, the aggregate amount payable under the Pinnacle PDP Facility Agreements in respect of the Aircraft as well as any arrangement fee or Commitment Fees due and owing on such Closing Date.

(c)            If for any reason the Closing is not consummated on the scheduled Closing Date, the Borrower may, by telephone notice to the Indenture Trustee given by 2:00 p.m., New York City time (such telephone notice to be promptly confirmed in writing by personal delivery or facsimile) on the scheduled Closing Date, designate a delayed Closing Date (which may include successive delayed Closing Dates), in which case the Indenture Trustee shall hold the funds provided by the Certificate Holders until such delayed Closing Date and use reasonable efforts to invest such funds in Permitted Investments, as directed by the Borrower, provided, that if such Closing does not occur by the third Business Day after such initial scheduled Closing Date, such funds shall be returned to the Certificate Holders. The Indenture Trustee shall not be liable for any loss relating to an investment made in accordance with this Section 3(c). The Indenture Trustee shall pay to the Borrower upon its request any earnings from such investments, and the Borrower shall pay to the Indenture Trustee upon its request any losses from such investments. If the Closing fails to occur on a scheduled or delayed Closing Date and the Borrower does not give notice of a delayed Closing Date pursuant to this Section, the Indenture Trustee shall promptly return to the Certificate Holders the amount of their Commitments (or so much thereof as is then on deposit with it as well as any monies received by the Indenture Trustee from the Borrower in reimbursement of any losses sustained as a result of the prior investment of such funds) and, if such events have occurred, or if the funds representing the Loan are returned as provided in the proviso to the first sentence of this paragraph (c), the Borrower shall pay to the Certificate Holders upon demand interest on the amount funded from and including the initial scheduled Closing Date to but excluding the date on which such funds are returned by 1:00 P.M. (New York City time) (or, if returned after such time on such date, to but excluding the next Business Day), at a rate per annum equal to the Applicable Rate, plus Break Amount (determined as if the Loan had been advanced as of the scheduled Closing Date). If the Borrower has designated a delayed Closing Date pursuant to this Section and the Closing occurs on such delayed Closing Date, the Loan shall accrue interest at the Applicable Rate from the initial scheduled Closing Date.

Section 4. Conditions.

(a) Conditions Precedent to the Certificate Holders’ Participation in the Loan.  It is agreed that the respective obligations of each Certificate Holder to lend its Commitment to the Borrower is subject to the satisfaction prior to (unless otherwise waived by each Certificate Holder) or on the Closing Date of the following conditions precedent, except that compliance with paragraph (iii) by a Certificate Holder shall not be a condition precedent to the obligations of such Certificate Holder:

(i) Such Certificate Holder shall have received due notice with respect to the Closing Date pursuant to Section 3 hereof (or shall have waived such notice either in writing or by funding in absence of such notice).

(ii) No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities which, in the reasonable opinion of such Certificate Holder would make it a violation of law or regulations for such Certificate Holder to make its Commitment available to acquire its Loan Certificate(s) or to realize the benefits of the security afforded by the Trust Indenture.

(iii) Each Certificate Holder shall have made available the amount of its Commitment for the Aircraft in accordance with Section 3(b) hereof.

(iv) The following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto, shall each be satisfactory in form and substance to such Certificate Holder and shall be in full force and effect and executed counterparts shall have been delivered to such Certificate Holder and its counsel, provided that only such Certificate Holder shall receive an executed original of its Loan Certificate(s):

(1) this Agreement;

(2) the Trust Indenture;

(3) the Trust Indenture Supplement covering the Aircraft and dated as of the Closing Date;

(4) the Loan Certificate(s);

(5) the Manufacturer Consent and the Engine Consent and Agreement;

(6) a copy of that portion of the Purchase Agreement certified by the Secretary or an Assistant Secretary of the Borrower as being a true and accurate copy of the same that constitutes the Assigned Warranties;

(7) copies of the Bills of Sale (including the Buyer Furnished Equipment);

(8) a copy of the FAA Application for Registration; and

(9) the Guaranty.

(v) A Uniform Commercial Code financing statement or statements covering all the security interests created by or pursuant to the granting clause of the Trust Indenture that are not covered by the recording system established by the Federal Aviation Act shall have been duly filed in all places reasonably deemed necessary in the opinion of counsel for the Certificate Holders, to establish and perfect the Indenture Trustee’s security interest in the Indenture Estate.

(vi) Such Certificate Holder shall have received the following, in each case in form and substance reasonably satisfactory to it:

(1) a certificate of good standing and a certified copy of the Articles of Incorporation and Bylaws of the Indenture Trustee, the Borrower and the Guarantor each as in effect as of the Closing Date and a copy of resolutions of the board of directors of the Borrower and the Guarantor or the executive committees thereof, certified by the Secretary or an Assistant Secretary of the Borrower or the Guarantor, as applicable, duly authorizing the execution, delivery and performance by the Borrower or the Guarantor, as applicable, of this Agreement (in the case of the Borrower) and each other document required to be executed and delivered by such party on the Closing Date in accordance with the provisions hereof and thereof;

(2) an incumbency certificate of the Indenture Trustee, the Borrower and the Guarantor as to such Person or Persons authorized to execute and deliver this Agreement, the other Operative Documents, and any other documents to be executed on behalf of such party in connection with the transactions contemplated hereby and as to the signature of such Person or Persons.

(vii) All appropriate action required to have been taken by the Federal Aviation Administration, or any governmental or political agency, subdivision or instrumentality of the United States, on or prior to the Closing Date in connection with the transaction contemplated by this Agreement shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Closing Date in connection with the transaction contemplated by this Agreement shall have been issued, and all such orders, permits, waivers, authorizations, exemptions and approvals shall be in full force and effect on the Closing Date.

(viii) On the Closing Date the following statements shall be true, and such Certificate Holder shall have received evidence reasonably satisfactory to it to the effect that:

(1) the Borrower will have good and marketable title to the Aircraft, free and clear of all Liens;

(2) (A) the Trust Indenture and the Trust Indenture Supplement have been (or are in the process of being) duly filed for recordation with the FAA pursuant to the Federal Aviation Act and there exist no Liens of record prior to the Lien of the Trust Indenture and (B) the registrations (the “Registrations”) will have been made (or, in the case of the contract of sale, simultaneously with such delivery, shall be made) and consented to with the International Registry of a contract of sale with respect to the Warranty Bill of Sale and a prospective international interest (relating to the Trust Indenture as to the Airframe and Engines) (with no stated lapse date) between Borrower and Indenture Trustee, in favor of Indenture Trustee, and there shall be no other registrations with respect to the Airframe or either Engine, which remain effective, with the International Registry;

(3) the Aircraft has been duly certified as to type by the FAA, and the Borrower has authority to operate the Aircraft;

(4) the Indenture Trustee is entitled to the protection of Section 1110 of the United States Bankruptcy Code in connection with its right to take possession of the Airframe and Engines in the event of a case under Chapter 11 of the United States Bankruptcy Code in which the Borrower is a debtor; and

(5) since December 31, 2006, there shall have been no material and adverse change in the financial or operational condition of the Borrower or the Guarantor and no event or circumstance shall have occurred which in the reasonable judgment of such Certificate Holder had or would be reasonably likely to have a Material Adverse Effect.

(ix) On the Closing Date, (A) the representations and warranties of the Borrower contained in Section 7(a) of this Agreement and of the Guarantor contained in Section 10 of the Guaranty shall be true and accurate as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall be true and accurate on and as of such earlier date); (B) no event shall have occurred and be continuing which constitutes (or would, with the passage of time or the giving of notice or both, constitute) an Event of Default; and (C) since December 31, 2006, there shall have been no material and adverse change in the financial or operational condition of the Borrower or the Guarantor and no event or circumstance shall have occurred which in the reasonable judgment of such Certificate Holder had or would be reasonably likely to have a Material Adverse Effect.

(x) The Indenture Trustee and such Certificate Holder shall have received opinions addressed to each of them from (1) Vinson & Elkins LLP, special counsel to the Borrower and Guarantor, as to the due authorization and execution of the Operative Documents by the Guarantor and as to the valid, binding and enforceable nature of the Operative Documents, the creation and perfection of the Lien created by the Indenture in place on the Closing Date and as to such other matters as such Certificate Holder may reasonably request; and (2) Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C., special Georgia counsel to the Borrower, as to the due authorization and execution of the Operative Documents by the Borrower and as to such other matters as such Certificate Holder may reasonably request in as it relates to Georgia law.

(xi) Such Certificate Holder shall have received the opinion addressed to such Certificate Holder and the Borrower from Ray, Quinney & Nebeker P.C., special counsel for the Indenture Trustee, in form and substance reasonably satisfactory to the addressees thereof.

(xii) Such Certificate Holder shall have received an opinion addressed to such Certificate Holder, the Indenture Trustee and the Borrower from Crowe & Dunlevy, P.C., special FAA counsel in Oklahoma City, Oklahoma.

(xiii) Such Certificate Holder shall have received from Vedder Price P.C., special counsel for the Certificate Holders, an opinion satisfactory in substance and form to the Certificate Holders, as to such matters incident to the transactions contemplated hereby as such Certificate Holder may reasonably request.

(xiv) Such Certificate Holder shall have received a separate certificate signed by an officer of each of the Borrower and the Guarantor, dated the Closing Date, addressed to such Certificate Holder and certifying, in the case of the Guarantor, as to the matters stated in paragraph (ix) (as it relates to the Guarantor) of this Section 4(a), and certifying, in the case of the Borrower, as to the matters stated in paragraphs (ix) (as it relates to the Borrower) and (xvi) of this Section 4(a).  The form of such Certificate is set out on Exhibit B hereto.

(xv) Such Certificate Holder shall have received an independent insurance brokers’ report and certificate(s) of insurance, in form and substance reasonably satisfactory to such Certificate Holder as to the due compliance with the terms of Article VI of the Trust Indenture relating to insurance with respect to the Aircraft (or, in the case of war risk insurance, a certificate of the FAA).

(xvi) On the Closing Date it shall be true that no Event of Loss (or event which with the passage of time would become an Event of Loss) with respect to the Airframe or any Engine has occurred.

(xvii) No action or proceeding shall have been instituted before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Closing Date to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transaction contemplated hereby.

(xviii) The representations and warranties of the Indenture Trustee contained in Section 8 shall be true and accurate in all material respects as of the Closing Date as though made on and as of such date and such Certificate Holder shall have received a certificate signed by the Chairman of the Board, the President, any Executive Vice President, any Senior Vice President, any Vice President, any Assistant Vice President or the Secretary of the Indenture Trustee certifying as to the foregoing matters with respect to the Indenture Trustee.

(xix) Original Certificate Holder shall have received evidence reasonably satisfactory to it that the Financed Amount for the Aircraft does not exceed [***] of the purchase price of the Aircraft, as evidenced by (I) a purchase invoice from the Borrower or Manufacturer and (II) a certificate from the Manufacturer which attests to the Net Purchase Price and all price discounts and other cash credits, credits or concessions with respect to the Aircraft.

(xx) _______________ Agreement remains in full force and effect.

(xxi) Such Certificate Holder and the Indenture Trustee shall have received an opinion addressed to it from Sidley Austin Brown & Wood LLP, special counsel for Manufacturer and opinions addressed to it from in-house counsel to the Manufacturer, as to such matters as such Certificate Holder may reasonably request.

(xxii) Initial Certificate Holder shall have received (i) an arrangement fee in an amount equal to [***] of the Financed Amount, and (ii) any Commitment Fee then due and owing.

(xxiii) The Guarantor shall have a minimum unrestricted cash, cash equivalents and short term investments balance (determined in accordance with GAAP on a consolidated basis) of at least [***].

(xxiv) No Default or Event of Default shall have occurred under the Other Trust Indentures or the Pinnacle PDP Facility Agreements and, unless notice of offset has been given as provided in the last sentence of Section 3(b) hereof, the aggregate amount owing to the “Lender” under the Pinnacle PDP Facility Agreements in respect of the Aircraft shall have been paid in full.

Promptly upon the recording of the FAA Bill of Sale, Trust Indenture and the Trust Indenture Supplement covering the Aircraft pursuant to the Federal Aviation Act and the registration with the International Registry of the international interests in the Airframe and Engines created by the Trust Indenture and the contract of sale with respect to the Warranty Bill of Sale, the Borrower will cause special FAA counsel in Oklahoma City, Oklahoma, to deliver to each Certificate Holder and the Borrower an opinion as to the due and valid registration of the Aircraft by the FAA in the name of the Borrower, and the due recording of the Trust Indenture and the Trust Indenture Supplement and the lack of filing of any intervening documents with respect to the Aircraft at the FAA and the International Registry.

(b) Conditions Precedent to the Obligations of the Borrower.  It is agreed that the obligations of the Borrower to enter into the Trust Indenture and other Operative Documents are all subject to the fulfillment to the satisfaction of the Borrower prior to or on the Closing Date of the following conditions precedent:

(i) The conditions specified in Sections 4(a)(iii), 4(a)(iv), (and executed copies of the documents referred to therein shall have been delivered to Borrower), 4(a)(vii), 4(a)(viii)(3) and 4(a)(xviii) hereof shall have been satisfied, unless such nonsatisfaction is the result of the Borrower’s action or failure to act.

(ii) The Borrower shall receive good and marketable title to the Aircraft from Bombardier Inc.

(iii) The Borrower shall have received a copy of the general authorizing resolutions of the board of directors (or executive committees) or other satisfactory evidence of authorization of the Indenture Trustee certified as of the Closing Date by the Secretary or an Assistant Secretary of the Indenture Trustee which authorize the execution, delivery and performance by the Indenture Trustee of all the Operative Documents to which it is a party, together with such other documents and evidence with respect to the Indenture Trustee as the Borrower may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate proceedings in connection therewith and compliance with the conditions herein set forth.

(iv) The representations and warranties of each Certificate Holder and the Indenture Trustee, contained in Section 8 hereof shall be true and accurate as of the Closing Date as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which event such representations and warranties shall have been true and accurate on and as of such earlier date) and the Borrower shall have received a certificate signed by the Chairman of the Board, the President, any Vice President or any Assistant Vice President or other authorized representative of the Indenture Trustee as to the foregoing matters with respect to the Indenture Trustee.

(v) The Borrower shall have received the opinion set forth in Section 4(a)(xi) addressed to the Borrower and dated the Closing Date.

(vi) No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities which, in the opinion of the Borrower, would make it a violation of law or regulations for the Borrower to enter into any transaction contemplated by the Operative Documents.

Section 5. Closing Procedure.  Following the Borrower’s notice of the scheduled Closing Date as provided in Section 3 hereof, the parties will pre-position the executed FAA Bill of Sale, FAA Application for Registration, Trust Indenture and Trust Indenture Supplement with FAA counsel in Oklahoma City, Oklahoma, will have completed the Registrations and will have completed the searches of the International Registry necessary to evidence the priority of the Registrations.  Prior to 11 a.m., New York time, on the Closing Date, each Certificate Holder will, subject to the terms and conditions of this Agreement, wire transfer its Commitment to the Indenture Trustee.  By conference telephone call among the Borrower, the Certificate Holders, Bombardier, Inc. (and/or their counsel acting on their behalf), the Indenture Trustee and FAA counsel, the appropriate party will authorize the filing of the FAA Bill of Sale, FAA Application for Registration, Trust Indenture and the Trust Indenture Supplement upon transfer to Borrower or its designee of the Financed Amount.  The irrevocable authorization to FAA counsel to date the FAA Bill of Sale, the FAA Application for Registration, the Trust Indenture and Trust Indenture Supplement and file such documents will occur prior to the transfer of the Financed Amount to Borrower or its designee.  The Loan Certificate(s) will be delivered to the Certificate Holders and legal opinions delivered to all parties upon transfer of funds by the Certificate Holders, except that the opinion of FAA counsel will be delivered to all parties immediately following the filing for recordation of the Trust Indenture and Trust Indenture Supplement with the FAA.

Section 6. Intentionally Omitted.

Section 7. Borrower’s Representations, Warranties, Covenants and Indemnities.

(a) In General.  The Borrower represents and warrants that as of the Closing Date:

(i) the Borrower is a corporation duly organized and validly existing in good standing pursuant to the laws of the State of Georgia having the organizational number set forth on Schedule I hereto; has the State of Georgia as its “location” (as such term is used in Section 9-307 of the UCC of the State of New York as in effect on the Closing Date), its true and complete name as indicated on the public records of the State of Georgia and its mailing address is as set forth in Schedule I hereto; is duly qualified to do business as a foreign corporation in each jurisdiction in which its operations or the nature of its business requires, except where the failure to be so qualified would not give rise to a Material Adverse Effect; is a U.S. Air Carrier; holds all licenses, certificates, permits and franchises from the appropriate agencies of the United States of America and/or all other governmental authorities having jurisdiction necessary to authorize it to engage in air transport and to carry on scheduled passenger service as presently conducted; except where the failure to hold any such license, certificate, permit or franchise would not give rise to a Material Adverse Effect; and has the corporate power and authority to engage in air transport and to carry on scheduled passenger service as presently conducted, to own the Aircraft and to enter into and perform its obligations under the Operative Documents;

(ii) the execution, delivery and performance by the Borrower of the Operative Documents to which it is a party will, on the Closing Date, have been duly authorized by all necessary corporate action on the part of the Borrower, do not require any stockholder approval, or approval or consent of any trustee or holders of any indebtedness or obligations of the Borrower except such as have been duly obtained or by the Closing Date will have been duly obtained and will on the Closing Date be in full force and effect, and none of such execution, delivery or performance contravenes any law, judgment, government rule, regulation or order binding on the Borrower or the articles of incorporation or bylaws of the Borrower or contravenes the provisions of, or constitutes a default under, or results in the creation of any Lien (other than Permitted Liens) upon the property of the Borrower under, any indenture, mortgage, contract or other agreement to which the Borrower is a party or by which it or its properties may be bound or affected;

(iii) neither the execution and delivery by the Borrower of the Operative Documents to which it is a party nor the performance by the Borrower of its obligations thereunder requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of any federal, state or foreign government authority or agency, except for (A) the orders, permits, waivers, exemptions, authorizations and approvals of the regulatory authorities having jurisdiction over the operation of the Aircraft by the Borrower, which orders, permits, waivers, exemptions, authorizations and approvals have been duly obtained or will on or prior to the Closing Date be duly obtained, and will on the Closing Date be in full force and effect, and (B) the matters referred to in Section 7(a)(vi);

(iv) the Operative Documents to which it is a party will each constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with the terms thereof except as such may be limited by equitable principles or applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally;

(v) there are no pending or, to the Actual Knowledge of Borrower, threatened actions or proceedings against Borrower before any court, arbitrator or administrative agency which individually (or in the aggregate in the case of any group of related lawsuits) is reasonably expected to result in a Material Adverse Effect;

(vi) except for (A) the registration of the Aircraft in the name of the Borrower with the FAA pursuant to the Federal Aviation Act, (B) the filing with the FAA pursuant to the FAA Regulations of an AC Form 8050-135 with respect to the contract of sale under the Warranty Bill of Sale and the international interests (or prospective international interests) under the Cape Town Convention in the Airframe and the procurement of an authorization code in respect thereof, (C) the filing for recording (and the recording) pursuant to the Federal Aviation Act of the FAA Bill of Sale and the Trust Indenture with the Trust Indenture Supplement covering the Aircraft, (D) the registration with the International Registry of the sale under the Warranty Bill of Sale and the international interests (or prospective international interests) created by the Trust Indenture in each case with respect to the Airframe and each Engine and (E) the filing of financing statements (and continuation statements at periodic intervals) with respect to the security interests created by the Trust Indenture under the Uniform Commercial Code of Georgia no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the Uniform Commercial Code of any applicable jurisdiction), is necessary in order to establish and perfect the first mortgage Lien on the Aircraft in favor of the Indenture Trustee pursuant to the Trust Indenture in any applicable jurisdiction in the United States;

(vii) there has not occurred any event which constitutes a Default or an Event of Default under the Trust Indenture or a “Default” or “Event of Default” under any of the Other Trust Indentures or the Pinnacle PDP Facility Agreements which is presently continuing;

(viii) the audited consolidated balance sheet of Borrower and Guarantor as of December 31, 2006, and the related consolidated statements of operations and cash flows for each of Borrower and Guarantor for the year then ended, have been prepared in accordance with U.S. GAAP and fairly present in all material respects the consolidated financial condition of Borrower and Guarantor as of such date and the consolidated results of its operations and cash flows for such period, and since December 31, 2006, no event or circumstance has occurred which would have a Material Adverse Effect.  The unaudited consolidated balance sheet of Guarantor as of June 30, 2007, and the related unaudited statements of operations and cash flows for the quarter then ended included in Guarantor’s quarterly report for the quarter ended June 30, 2007, as amended, have been prepared in accordance with U.S. GAAP (subject to normal year-end adjustments and the absence of footnotes) and present fairly in all material respects the consolidated financial condition of the Guarantor as of such date and the results of operations and cash flows for such period (subject, as aforesaid);

(ix) Borrower has filed or caused to be filed all Federal, state, local and (in the Borrower’s opinion, as applicable) foreign tax returns which are required to be filed and has paid or caused to be paid or provided adequate reserves for the payment of all taxes shown to be due and payable on such returns or (except to the extent being contested in good faith and by appropriate proceedings and for the payment of which adequate reserves have been provided in accordance with generally accepted accounting principles) on any assessment received by the Borrower, to the extent that such taxes have become due and payable, except such returns or taxes as do not materially and adversely affect the business, property or assets, operations or financial condition, of the Borrower and do not involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on the Aircraft;

(x) Borrower is not (x) in default under any indenture, mortgage, or loan agreement or under any other agreement or instrument of a material nature to which the Borrower is now a party or by which it is bound, and no event has occurred and is continuing which, under the provisions of any such indenture, mortgage, loan agreement or other material agreement or instrument, with the lapse of time or the giving of notice, or both, would constitute a default thereunder by the Borrower or (y) in violation of any law, order, injunction, decree, rule or regulation applicable to the Borrower of any court or administrative body, which, in each case, would reasonably be expected to result in a Material Adverse Effect;

(xi) the Aircraft has been duly certified by the FAA as to type and has suffered no Event of Loss;

(xii) assuming the truth of the representations contained in Section 8(b) hereof, neither the execution and delivery by the Borrower of the Operative Documents to which it is a party nor the performance of its obligations thereunder will result in a “prohibited transaction,” within the meaning of Section 406 of ERISA or Section 4975 of the Code which could subject any Certificate Holder to any tax or penalty pursuant to Section 4975 of the Code or Section 502(i) of ERISA;

(xiii) no part of the funds used or to be used by the Borrower to satisfy its obligations under the Operative Documents constitutes or will constitute assets of any “employee benefit plan” as defined in Section 3(3) of ERISA or any “plan” as defined in Section 4975(e)(1) of the Code;

(xiv) the issuance of the Loan Certificate to the Original Certificate Holder will not require registration of the Loan Certificate pursuant to the Securities Act;

(xv) the Borrower is not an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940;

(xvi) none of the information furnished in writing by or on behalf of the Borrower to the Original Certificate Holder in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(xvii) no part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board of Governors of the Federal Reserve, including Regulations U and X;

(xviii) the Guarantor has minimum unrestricted cash, cash equivalents and short term investments balance (determined in accordance with GAAP on a consolidated basis) of at least [***]; and

(xix) ________________ remains in full force and effect.

(b) General Indemnity.  Subject to the next following paragraph, the Borrower hereby agrees to indemnify, on an After-tax Basis, each Indemnitee against, and agrees to protect, save and keep harmless each of them from any and all Expenses imposed on, incurred by or asserted against any Indemnitee arising out of or directly resulting from (i) the operation, possession, use, maintenance, overhaul, testing, registration, reregistration, delivery, non-delivery, lease, nonuse, modification, alteration, or sale of the Aircraft, Airframe, Engines or any engine used in connection with the Airframe or any part of any of the foregoing by the Borrower, any lessee or any other Person whatsoever, whether or not such operation, possession, use, maintenance, overhaul, testing, registration, reregistration, delivery, non-delivery, lease, nonuse, modification, alteration, or sale is in compliance with the terms of the Trust Indenture, including, without limitation, claims for death, personal injury or property damage or other loss or harm to any person whatsoever and claims relating to any laws, rules or regulations pertaining to such operation, possession, use, maintenance, overhaul, testing, registration, reregistration, delivery, non-delivery, lease, non-use, modification, alteration, sale or return including environmental control, noise and pollution laws, rules or regulations; (ii) the manufacture, design, purchase, acceptance, rejection, delivery, or condition of the Aircraft, Airframe, Engines or any engine used in connection with the Airframe, or any part of any of the foregoing including, without limitation, latent and other defects, whether or not discoverable, or trademark or copyright infringement; (iii) any breach of or failure to perform or observe, or any other noncompliance with, any covenant or agreement to be performed, or other obligation of the Borrower under any of the Operative Documents, or the falsity of any representation or warranty of the Borrower in any of the Operative Documents; and (iv) the transactions contemplated by the Operative Documents or any lease under the Trust Indenture, any Event of Default under the Trust Indenture or the enforcement against the Borrower or any Lessee of any of the terms thereof (including, without limitation, Article IX of the Trust Indenture), including the offer, sale and delivery by the Borrower or anyone acting on behalf of the Borrower of the Loan Certificates or successor debt obligations issued in connection with the refunding or refinancing thereof (including, without limitation, any claim arising out of the Securities Act, the Securities Exchange Act of 1934, as amended, or any other federal or state statute, law or regulation, or at common law or otherwise relating to securities (collectively “Securities Liabilities”)) (the indemnity provided in this Section 7(b)(iv) to extend also to any Person who controls an Indemnitee, its successors, assigns, employees, directors, officers, servants and agents within the meaning of Section 15 of the Securities Act); and.

The foregoing indemnity shall not extend to any Expense of any Indemnitee to the extent attributable to one (1) or more of the following:  (1) any representation or warranty made by such Indemnitee in or pursuant to the Operative Documents being incorrect in any material respect; (2) the failure by such Indemnitee to perform or observe in any material respect any agreement, covenant or condition in any of the Operative Documents (except to the extent such failure is attributable to a Default or an Event of Default); (3) acts or omissions involving the willful misconduct or gross negligence of such Indemnitee (other than gross negligence imputed to such Indemnitee solely by reason of its interest in the Aircraft); (4) in the case of any Certificate Holder, a disposition (voluntary or involuntary) by such Certificate Holder of all or any part of its interest in a Loan Certificate (other than as contemplated by the Trust Indenture or this Agreement) or, in the case of the Indenture Trustee, by such Indemnitee of all or any part of such Indemnitee’s interest in the Airframe or any Engine or Operative Documents; (5) negligence of any inspecting party in connection with the exercise of a physical inspection of the Aircraft; (6) the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any of the Operative Documents, which amendments, supplements, waivers or consents are not required pursuant to the terms of the Operative Documents and not requested by the Borrower; (7) any Tax, or increase in tax liability under any tax law; (8) a failure on the part of the Indenture Trustee to distribute in accordance with the Trust Indenture any amounts received and distributable by it thereunder; (9) any Indemnitee having engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code; (10) any amount which constitutes an expense that is to be borne by such Indemnitee pursuant to the Operative Documents; (11)  except to the extent attributable to acts or events occurring prior thereto, acts or events (other than acts or events related to the performance or failure to perform by Borrower of its obligations pursuant to the terms of the Operative Agreements) that occur after Indenture Trustee is required to release the Aircraft and Indenture Estate from the Lien of the Trust Indenture pursuant to Section 15.01 of the Trust Indenture; (12) the offer or sale by an Indemnitee of any interest in the Aircraft, the Loan, or any Loan Certificate in violation of applicable federal, state or foreign securities laws (other than any violation thereof caused by the acts or omissions of Borrower); (13) if it is an ordinary and usual operating or overhead expense; (14) if another provision of an Operative Document specifies the extent of Borrower’s responsibility or obligation with respect to such Expense, arising from other than failure of Borrower to comply with such specified responsibility or obligation.

If an Indemnitee has actual knowledge of a claim involving one or more Expenses that such Indemnitee is indemnified against under Section 7(b), such Indemnitee shall promptly give notice of such claim to the Borrower; provided that the failure to provide such notice shall not release the Borrower from any of its obligations to indemnify hereunder except to the extent that the Borrower is prejudiced as a result of the failure to give such notice in a timely fashion, and no payment by the Borrower to an Indemnitee pursuant to this Section 7(b) shall be deemed to constitute a waiver or release of any right or remedy which the Borrower may have against such Indemnitee for any actual damages as a result of the failure by such Indemnitee to give the Borrower such notice.  The Borrower shall be entitled, at its sole cost and expense, acting through counsel, so long as the Borrower has acknowledged in writing its responsibility for such Expense and that it will provide indemnity for such claim hereunder, to participate in and, to the extent that it shall elect, to assume responsibility for and control the defense or settlement of such claim.  The Indemnitee may participate at its own expense and with its own counsel in any judicial proceeding controlled by the Borrower pursuant to the preceding provisions; provided, that such Indemnitee’s participation does not, in the reasonable opinion of the independent counsel appointed by the Borrower or its insurers to conduct such proceedings, interfere with the defense of such case.  Notwithstanding any of the foregoing, the Borrower shall not be entitled to assume responsibility for and control the defense or settlement of such claim if any Event of Default shall have occurred and be continuing, if such proceedings will involve a material risk of the sale, forfeiture or loss of the Aircraft unless the Borrower shall have posted a bond or other security reasonably satisfactory to the relevant Indemnitee with respect to such risk or if such proceedings entail any risk of criminal liability being imposed on such Indemnitee.

The Indemnitee shall supply the Borrower with such information in its possession reasonably requested by the Borrower as is necessary or advisable for the Borrower to control or participate in any proceeding to the extent permitted by this Section 7(b).  Such Indemnitee shall not enter into a settlement or other compromise with respect to any Expense without the prior written consent of the Borrower, which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be indemnified with respect to such Expense under this Section 7(b).

The Borrower shall supply the Indemnitee with such information in its possession reasonably requested by the Indemnitee as is necessary or advisable for the Indemnitee to control or participate in any proceeding to the extent permitted by this Section 7(b).

To the extent of any payment of any Expense pursuant to this Section 7(b), the Borrower, without any further action, shall be subrogated to any claims the Indemnitee may have relating thereto.  The Indemnitee agrees to give such further assurances or agreements and to cooperate with the Borrower to permit the Borrower to pursue such claims, if any, to the extent reasonably requested by the Borrower.

In the event that the Borrower shall have paid an amount to an Indemnitee pursuant to this Section 7(b), and such Indemnitee subsequently shall be reimbursed in respect of such indemnified amount from any other Person, such Indemnitee shall promptly pay the Borrower the amount of such reimbursement, provided that no Special Default or Event of Default has occurred and is continuing.

Any amount payable to the Indemnitee pursuant to this Section 7(b) by the Borrower shall be paid within 15 days after Borrower’s receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the claim that is the subject of and basis for such indemnity and the computation of the amount payable.

If an Indemnitee is not a party to this Agreement, Borrower may require such Indemnitee to agree in writing to the terms of this Section 7(b) prior to making any payment to such Indemnitee under this Section 7(b).

(c) General Tax Indemnity.  The Borrower agrees to pay, indemnify and hold each Indemnitee harmless from, all Taxes imposed against any Indemnitee, by any taxing authority upon or with respect to any of the foregoing, or upon or relating to or measured by (i) the operation, possession, use, maintenance, overhaul, testing, registration, reregistration, delivery, non-delivery, lease, nonuse, modification, alteration, or sale of the Aircraft or Airframe or any Engine, or any engine used in connection with the Airframe or any part of any of the foregoing by the Borrower, any lessee of the Borrower or any other Person acting by or on behalf of the Borrower whatsoever, including, without limitation, claims for death, personal injury or property damage or other loss or harm to any person whatsoever and claims relating to any laws, rules or regulations pertaining to such operation, possessions, use, maintenance, overhaul, testing, registration, reregistration, delivery, non-delivery, lease, nonuse, modification, alteration, sale or return including environmental control, noise and pollution laws, rules or regulations; (ii) the manufacture, design, purchase, acceptance, rejection, delivery, or condition of the Aircraft or Airframe or any Engine, any engine used in connection with the Airframe, or any part of any of the foregoing including, without limitation, latent and other defects, whether or not discoverable, or trademark or copyright infringement; or (iii) upon the rentals, receipts or earnings arising therefrom, or upon or with respect to the Borrower, or upon the Certificate or other sums payable thereunder or under or on or with respect to the Operative Documents or any sums payable thereunder, the execution and delivery of this Agreement or any other Operative Document, or otherwise with respect to the transactions contemplated by the Operative Documents, provided that the foregoing indemnity shall not apply:

(i) In the case of any Indemnitee, to any Taxes imposed by any taxing authority on, based on, or measured by, the income (whether denominated an income or a franchise Tax), receipts, capital, net worth, excess profits, or items of tax preference, including minimum Taxes and withholding Taxes measured by income of such Indemnitee from, upon or with respect to the Aircraft or the transactions contemplated hereby, provided, however, that this clause (i) shall not exclude (A) any Taxes imposed by any taxing authority which are sales, use, value-added, rental, excise, license, ad valorem or property taxes or (B) any Taxes (other than U.S. federal, state or local income taxes) imposed by any taxing authority due to (y) the place of incorporation, commercial domicile, or other presence in such jurisdiction of the Borrower or any user of or person in possession of any Aircraft or any part thereof (or any affiliate of such person), or (z) any payments made under any of the Operative Documents being made from the jurisdiction imposing such Taxes or (C) any Taxes to the extent covered by Section 7(d) below;

(ii) Any Taxes imposed on an Indemnitee (A) to the extent resulting from the gross negligence or willful misconduct of such Indemnitee or any Person acting on behalf of such Indemnitee or (B) to the extent resulting from the material falsity or material inaccuracy of any representation or warranty of any Indemnitee or any material misrepresentation or material breach of contract of any Indemnitee made in connection with or arising under any of the Operative Documents;

(iii) Any Taxes imposed on an Indemnitee for the sale of the Aircraft or Airframe or any Engine after an Indemnitee has purchased the Aircraft or Airframe or any Engine pursuant to Section 4 of the Indenture and the Manufacturer Consent;

(iv) Any Taxes imposed on an Indemnitee arising from the acts or omissions of any Person in respect of the Aircraft or Airframe or any Engine, engine or part thereof incurred in connection with or following the exercise of any remedies under the Indenture;

(v) Any Tax imposed as a result of a transfer or disposition by an Indemnitee of all or any portion of its interest in the Certificate, or any Operative Document or any interest in an Indemnitee, unless in each case pursuant to an exercise of remedies in the case of an Event of Default or pursuant to Sections 2.15(f) or 7(d)(iv) hereof;

(vi) Any Tax imposed on a Certificate Holder based on or measured by any fees received by such Certificate Holder in connection with any transaction contemplated by the Operative Documents;

(vii) Any Tax imposed on an Indemnitee to the extent such Tax would not have been imposed but for a present or future connection between such Indemnitee or any Affiliate thereof and the jurisdiction imposing such Taxes (including, without limitation, the Indemnitee or an Affiliate thereof being or having been a citizen or resident thereof, or having been organized, present or engaged in a trade or business therein, or having, having had, a permanent establishment or fixed place of business therein), other than a connection arising by reason of the transactions contemplated by the Operative Documents or the operation, presence, storage or use of the Aircraft, Airframe, Engine or any part thereof or the presence, activity or other matter of or in respect of the Borrower;

(viii) Any Tax imposed on any Indemnitee under Section 4975 of the Code or under subtitle B of ERISA or equivalent state law as a result of the use by such Indemnitee or any of its Affiliates of the assets of an “employee benefit plan” (as defined in Section 3(3) of ERISA) to fund the Certificate or otherwise to acquire any interest in the Certificates; or

(ix) Any Tax imposed on an Indemnitee that is incurred as a result of a change by such Indemnitee of its lending office, unless such change is effected pursuant to Section 7(d)(iv) hereof.

(d) Withholding Taxes.

(i) Except as provided in this Section 7(d), the Borrower shall have no liability to any Certificate Holder in the event any withholding Tax is imposed on payments made to such Certificate Holder pursuant to this Agreement, the other Operative Documents, or in respect of its Certificate.

(ii) Notwithstanding anything to the contrary contained herein or any other Operative Document, the Borrower agrees that any payment made to or for the benefit of a Certificate Holder with respect to interest, principal, Break Amount or other amounts payable pursuant to this Agreement and the other Operative Documents on or with respect to its Certificate shall be free of all withholdings or deductions with respect to United States federal income withholding Taxes (“U.S. Withholding Taxes”), and in the event that the Borrower shall be required by applicable law to make any such withholding or deduction for any such U.S. Withholding Taxes (a) the Borrower shall pay to such Certificate Holder an additional amount so that after making all required withholdings or deductions for U.S. Withholding Taxes from such payment such Certificate Holder receives the same amount it would have received had no such withholdings or deductions been required, (b) the Borrower shall make all such withholdings or deductions, (c) the Borrower shall pay such amount withheld or deducted to the Internal Revenue Service in accordance with applicable law, and (d) shall indemnify such Certificate Holder in respect of such U.S. Withholding Taxes; provided, however, that the Borrower shall only have an obligation under this Section 7(d) for U.S. Withholding Taxes to the extent (i) that such Certificate Holder is the Original Certificate Holder, (ii) that such Certificate Holder is a Treaty Lender and such U.S. Withholding Taxes result from a change in law, the Tax treaty between the United States and Austria, France, Germany, Ireland, the Netherlands or the United Kingdom (each, a “Specified Jurisdiction”), or interpretation of either thereof that occurs on or after the date such Certificate Holder acquires its interest in its Certificate, or (iii) that such Certificate Holder is a certificate holder whose interest income from the transactions contemplated by the Operative Documents is income effectively connected with the conduct of a United States trade or business and such U.S. Withholding Taxes result from a change in law, the relevant Tax treaty, or interpretation of either thereof that occurs on or after the date such Certificate Holder acquires its interest in its Certificate.

(iii) For purposes of this Section 7(d), the term “Treaty Lender” shall mean a person who is a resident of a Specified Jurisdiction and entitled to claim the benefits of the income Tax treaty between the United States and such Specified Jurisdiction at the time it acquires its interest in its Certificate.

(iv) Each Certificate Holder agrees to investigate alternatives for reducing or avoiding any Taxes indemnifiable pursuant to this Section 7(d) and to use commercially reasonable efforts (at the Borrower’s reasonable expense) to avoid or minimize any liability with respect to such Taxes, including, without limitation, by transferring its Certificate to an Affiliate or to a third party or by designating a different lending office of such Certificate Holder, if such designation or other action would avoid the need for, or reduce the amount of, any such Taxes; provided, however, that this sentence shall not obligate such Certificate Holder to take any action that would, in its reasonable judgment, cause such Certificate Holder to incur any economic, legal, or regulatory disadvantage, unless the Borrower agrees to indemnify such Certificate Holder therefor in a manner reasonably satisfactory to such Certificate Holder.

(v) In addition, the Borrower agrees to pay and indemnify each Certificate Holder in respect of any present or future stamp or documentary Taxes or any other license, excise, registration, filing or property Taxes imposed by any governmental authority which arise from (i) the execution, delivery, registration, filing, recording or perfection of any security interest of or in connection with this Agreement or other Operative Documents (other than any such Taxes attributable to a voluntary transfer of a Certificate by such Certificate Holder) or (ii) in connection with an Event of Default.

(vi) The Borrower further agrees that any payment or indemnity pursuant to this Section 7(d) shall be in an amount which, after deduction of all Taxes required to be paid by such recipient with respect to such payment or indemnity under the laws of any federal, state, or local government or taxing authority in the United States, or under the laws of any other country or any taxing authority or governmental subdivision of such country, or any territory or possession of the United States, or any international authority, shall be equal to the amount the recipient would have received in the absence of the imposition of such Taxes.

(vii) If by reason of (x) any U.S. Withholding Taxes with respect to which a payment or indemnity was made or paid by the Borrower to or on behalf of a Certificate Holder under clause (a) of Section 7(d)(ii), or (y) any additional payments to a Certificate Holder pursuant to Section 7(b), 7(c) or Section 7(d)(vi) with respect to Taxes resulting from payment or indemnification of an Expense or from payment or indemnification pursuant to this Section 7(d) on an after-tax basis, such Certificate Holder realizes a net tax savings (by means of a credit, deduction or otherwise), such Certificate Holder shall pay to the Borrower, as promptly as practicably after the realization of such net tax saving, the amount of such net tax saving together with any additional tax saving realized as a result of such payment (it being understood that the amount and timing of the realization of such tax saving shall be reasonably determined by such Certificate Holder in good faith).

(e) Interest.  The Borrower will pay to each Indemnitee within 3 Business Days, to the extent permitted by applicable law, interest on any amount of indemnity not paid when due pursuant to this Section 7 until the same shall be paid, at the Past Due Rate.

(f) Indenture Trustee’s Fees. The Borrower agrees to pay the initial and reasonable annual trustee fees of the Indenture Trustee for acting as such, as set forth in the separate agreement between the Borrower and the Indenture Trustee.

Section 8. Representations, Warranties and Covenants.

(a) Reregistration.  (i)  The Indenture Trustee and each Certificate Holder each agrees that if the Borrower requests a change of registration pursuant to Section 3.01 of the Trust Indenture, it will take all such action reasonably requested by the Borrower in order to effect such a change in registration, including the execution and delivery of such documents and instruments as may be necessary or advisable in connection therewith.

(ii) All costs and expenses (including reasonable legal fees and expenses) of the Certificate Holders and the Indenture Trustee incurred in connection with any such change of registration shall be for the account of the Borrower.  Such costs and expenses, to the extent incurred, shall include the following:  (w) the reasonable fees and disbursements of United States counsel and counsel in the country of registry; (x) filing or recordation fees, taxes or similar payments incurred in connection with the registration of the Aircraft and the creation and perfection of the security interest therein; (y) any costs and expenses incurred in connection with any UCC filings and Cape Town Convention registrations necessary to continue the perfection of the security interest of the Trust Indenture in the Aircraft and the Indenture Estate; and (z) any other costs, expenses or taxes, whether initial or continuing, incurred by the Indenture Trustee or the Certificate Holders as a result of the registration of the Aircraft, or the creation of the security interest therein, under the country of registry other than the United States.

(iii) If the Aircraft has been registered in a country other than the United States pursuant to the terms and conditions of the Trust Indenture, Borrower will furnish to the Indenture Trustee (but no more than once per year and only if in any Certificate Holder’s reasonable business judgment such an opinion is necessary or otherwise desirable, supported by a priority search certificate issued by the International Registry), an opinion of special counsel selected by Borrower and reasonably satisfactory to the Certificate Holders stating that, in the opinion of such counsel, either (i) such action has been taken with respect to the recording, filing, registration, rerecording, and refiling of the Operative Documents and any supplements and amendments thereof, including, if applicable, any filings with the International Registry, as is necessary to establish, perfect, and protect Indenture Trustee’s respective right, title and interest in and to the Aircraft and the Operative Documents, reciting the details of such actions, or (ii) no action is necessary to maintain the perfection of the security interest created by the Trust Indenture.

(b) Use of Plan Assets.  Each Certificate Holder severally represents, warrants and covenants that it is not acquiring and will not hold its interest in any Loan Certificate(s) or any interests represented thereby with the assets of any “employee benefit plan” as defined in Section 3(3) of ERISA, or any “plan” as defined in Section 4975(e)(1) of the Code.

(c) Borrower Merger.  The Borrower shall not, without the prior written consent of the Indenture Trustee and each Certificate Holder (such consent not to be unreasonably withheld or delayed), enter into a merger, consolidation, sale or other transaction or series of transactions (whether related or not) to sell, transfer or otherwise dispose of all or any substantial part of its business.

(d) U.S. Air Carrier.  The Borrower covenants and agrees that at all times it will be an U.S. Air Carrier.

(e) Indenture Trustee Liens.  The Indenture Trustee covenants and agrees that it shall not cause or permit to exist any Indenture Trustee Lien.  Indenture Trustee further covenants and agrees that it shall not assign, discharge, or consent to the assignment or discharge of any international interest registered with the International Registry vested in Indenture Trustee pursuant to the Trust Indenture (or pursuant to an assignment to Indenture Trustee of an international interest vested in Borrower pursuant to any assigned Lease) except (i) if an Event of Default has occurred and is continuing or (ii) as otherwise expressly provided in the Operative Documents.

(f) Indenture Trustee Representations.  The Indenture Trustee represents and warrants that as of the Closing Date:

(i) it is a “citizen of the United States” as defined in 49 U.S.C. §40102(a)(15), it will notify promptly all parties to this agreement if in its reasonable opinion its status as a “citizen of the United States” is likely to change and that it will resign as the Indenture Trustee as provided in Section 13.01 of the Trust Indenture if it should cease to be a “citizen of the United States,” as so defined;

(ii) it is a national banking association company duly organized and validly existing in good standing under the laws of the United States and has the corporate power and authority to enter into and perform its obligations under the Trust Indenture and this Agreement and to authenticate the Loan Certificate(s) to be delivered on the Closing Date;

(iii) the Operative Documents to which it is a party, and the authentication of the Loan Certificate(s) to be delivered on the Closing Date, have been duly authorized by all necessary corporate action on its part, and neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any federal law or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under its charter or bylaws or the provision of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected; and

(iv) each of the Operative Documents to which it is a party, has been duly executed and delivered by it and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, is the legal, valid and binding obligation of the Indenture Trustee, enforceable against it in accordance with its terms.

(g) Assignment of Loan Certificates.  Each Certificate Holder covenants and agrees that such Certificate Holder will not sell, assign, convey, exchange or otherwise transfer any Loan Certificate or any interest in (or represented by) any Loan Certificate except as provided in this Section 8(g).  Any Certificate Holder may assign or transfer all, or if less than all, a portion equal to at least [***] in the aggregate face amount of any of its Certificates to one or more Eligible Assignees (an “Assignment”).  At the time of each assignment pursuant to this Section to a Person which is not already a Certificate Holder hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the assignee Certificate Holder shall provide to the Borrower and the Indenture Trustee the forms described in Section 2.03 of the Trust Indenture.  Upon the effectiveness of such assignment, the assignee shall be deemed to be a Certificate Holder for all purposes of this Agreement and the other Operative Documents to the extent of the interests so assigned.

The foregoing provisions are not intended to apply to any participation or risk participation.

(h) Securitization Cooperation.  In addition to the foregoing, if a Certificate Holder desires to assign or transfer any part of its Certificate to a special purpose vehicle (“SPV”), as part of an overall transaction pursuant to which the SPV issues notes, other evidences of indebtedness, trust certificates or other beneficial interests in the SPV to investors to fund its purchase of such Certificate (a “Securitization”), the Borrower agrees to cooperate reasonably with any such Securitization.

Section 9. Certain Covenants of the Borrower.  The Borrower covenants and agrees with each party hereto as follows:

(a) The Borrower will, at its cost and expense, cause to be done, executed, acknowledged and delivered all and every such further acts, conveyances and assurances as any Certificate Holder shall reasonably require for accomplishing the purposes of this Agreement and the other Operative Documents; provided that any instrument or other document so executed by the Borrower will not expand any obligations or limit any rights of the Borrower in respect of the transactions contemplated by any Operative Documents.

(b) The Borrower, at its expense, will cause the Trust Indenture, all Trust Indenture Supplements and all amendments to the Trust Indenture to be promptly filed and recorded, or filed for recording, to the extent permitted under the Federal Aviation Act, or required under any other applicable law of the jurisdiction where the Aircraft is registered.  The Borrower agrees to furnish the Indenture Trustee and the Certificate Holders with copies of the foregoing documents with recording data as promptly as practicable following the issuance of same by the FAA.  Further, Borrower will cause, subject to receipt of any necessary consent, the registration with the International Registry of the applicable international interests in the Airframe or and each Engine attributable to the Trust Indenture and, if required by the Operative Documents, any Lease.  Borrower shall pay all reasonable costs and expenses associated with the foregoing.

(c) Borrower will take or cause to be taken such action with respect to the recording, filing, re-recording and re-filing of the FAA Bill of Sale, the Trust Indenture, the Trust Supplement, and any financing statements or other instruments or, if required by the terms of the Operative Documents, registrations with the International Registry, as are necessary to maintain, so long as the Trust Indenture is in effect, the perfection of any security interest that may be claimed to have been created by the Trust Indenture or will furnish to Indenture Trustee timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable it to take such action.  Except as otherwise provided in the Operative Documents, Borrower shall pay all reasonable costs and expenses associated with the foregoing.

(d) The Borrower shall pay all reasonable fees and expenses incurred by the Indenture Trustee and the Certificate Holders incurred after the Closing Date in connection with any supplements or amendments of the Operative Documents (including, without limitation, any related recording costs) which are requested by the Borrower.

(e) The Borrower shall promptly give written notice to the Certificate Holders of any cancellation of the ______________ Agreement.  The Borrower also agrees to provide access to the Original Certificate Holder to review copies of the _____________ Agreement and any amendments thereto, at any time during the term of the Loan, upon prior written notice to the Borrower and during normal business hours.

Section 10. Notices.  All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, or by facsimile or electronic mail, or by prepaid courier service, and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered, in accordance with the provisions of this Section 10.

Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 10, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective address (or to their respective facsimile numbers) as follows:  (a) if to the Borrower or the Indenture Trustee, to the respective addresses set forth in Section 15.06 of the Trust Indenture, (b) if to the Original Certificate Holder, to the address set forth on Schedule I hereto, or (c) if to any subsequent Certificate Holder, addressed to such Certificate Holder at its address set forth in the Certificate Register maintained pursuant to the Trust Indenture, provided that any Person may change its address (or facsimile number) then in effect under this Section by written notice given to all other parties specified in clauses (a), (b) and (c).

Section 11. Miscellaneous; Governing Law.

(a) Each Certificate Holder covenants and agrees that it shall not unreasonably withhold its consent to any consent requested of the Indenture Trustee under the terms of the Trust Indenture which by its terms is not to be unreasonably withheld by the Indenture Trustee.

(b) The representations, warranties, indemnities and agreements of the Borrower, the Indenture Trustee and each Certificate Holder provided for in this Agreement and each party’s obligations under any and all thereof, shall survive the execution and delivery of this Agreement and the other Operative Documents and the making of the Loan hereunder.

(c) This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.  Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified, except by an instrument in writing signed by the party or parties thereto.  This Agreement shall in all respects be governed by, and construed in accordance with, the law of the State of New York, including all matters of construction, validity and performance.

(d) This Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and permitted assigns including each successive Certificate Holder whether or not an express assignment to any such holder of rights under the Agreement has been made provided that Borrower may not assign or transfer its rights and obligations under this Agreement without Indenture Trustee’s prior written consent not to be unreasonably withheld or delayed.

(e) No Certificate Holder shall have any obligation or duty to the Borrower, or to other Persons with respect to the transactions contemplated hereby except those obligations or duties of such Certificate Holder expressly set forth in this Agreement and the other Operative Documents and no Certificate Holder shall be liable for performance by any other party hereto of such other party’s obligations or duties hereunder.

(f) Any reference herein to an approval, consent or waiver to be given by the Certificate Holders shall be deemed hereunder to be an approval, consent or waiver, as the case may be, of a Majority in Interest of Certificate Holders.

(g) EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT, ANY OTHER OPERATIVE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(h) Each party hereto irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Operative Document, or for recognition or enforcement of any judgment, and each of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement or the other Operative Documents against any other party hereto, or such party’s properties, in the courts of any jurisdiction.

(i) Each party to this Agreement as to itself hereby agrees that if pursuant to the terms of the Operative Documents an assignment, registration, discharge or release is to be made with the International Registry and a registration or consent by such party is required to give effect thereto, such party shall upon request make or consent to such assignment, registration, discharge or release.

Section 12. Invoices and Payment of Expenses.  Each of the Indenture Trustee and the Certificate Holders shall promptly submit to the Borrower for payment copies of invoices of the Transaction Expenses (as defined below) as they are received.  The Borrower shall promptly, but in no event later than 30 days after receipt of such invoices, pay all Transaction Expenses.  For the purposes hereof, “Transaction Expenses” means (i) with respect to the closing on the Closing Date, the reasonable and actual fees, expenses and disbursements of Crowe & Dunlevy, P.C., special FAA counsel in Oklahoma City (including filing fees associated with documents filed at the FAA or registrations made with the International Registry), Oklahoma; Vinson & Elkins, LLP, special counsel to the Borrower and Guarantor; Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C., special Georgia counsel to the Borrower; Vedder Price, P.C., special counsel to the Certificate Holders (subject to the cap referred to in the Letter of Offer); and Ray, Quinney & Nebeker P.C., counsel to the Indenture Trustee, (ii) all fees and other charges payable to effect the recording or filing of UCC financing statements, (iii) the initial fee and reasonable and actual disbursements of the Indenture Trustee under the Trust Indenture and (iv) each Certificate Holder’s reasonable out-of-pocket costs and expenses relating to the negotiation and closing of this transaction, including travel expenses.

Section 13. Section 1110 Compliance.  Notwithstanding any provision herein or elsewhere contained to the contrary, it is understood and agreed among the parties hereto that the transactions contemplated by this Loan Agreement, and the other Operative Documents are expressly intended to be, shall be and should be construed so as to be, entitled to the full benefits of Section 1110 of the Bankruptcy Code, as amended from time to time, and any successor provision thereto.

Section 14. Confidentiality.  Each of the Certificate Holders and the Indenture Trustee covenants and agrees to keep confidential, and not to disclose to any third parties, Annexes A and B to the Trust Indenture and all non-public information received by it from the Borrower pursuant to the Operative Documents, including any insurance report received pursuant to Article VI of the Trust Indenture, provided that such information may be made available:  (1) to prospective and permitted transferees of a Certificate Holder’s Loan Certificates or the Indenture Trustee’s respective interest in the Aircraft, who agree to hold such information confidential, (2) to any Certificate Holder’s counsel or independent certified public accountants, independent insurance advisors or other agents who agree to hold such information confidential, (3) as may be required by applicable law or by any statute, court or administrative order or decree or governmental ruling or regulation (including, as to the Certificate Holder, any requirement that such information be disclosed by virtue of the Certificate Holder’s status as an agent of Her Majesty in Right of Canada or by virtue of any law, regulation, order-in-council, court or administrative order, or Canadian government policy or by virtue of any international agreement to which the government of Canada or Certificate Holder is a party, including without limitation, the WTO Subsidies and Countervailing Measures Agreement), (4) in the case of any Certificate Holder, to any bank examiner or other similar regulatory authority or (5) in the case of the Original Certificate Holder, to the government of Canada and may make publicly available (i) the name of the Borrower and the Guarantor, (ii) the financial service provided, (iii) a general description of the commercial transaction, (iv) the amount of the Financed Amount in approximate Canadian dollar range and (v) the name of the Manufacturer.

Section 15. Quiet Enjoyment.  The Indenture Trustee and each Certificate Holder each agrees that it will not (and will not permit any of its Affiliates or any Person claiming by, through or under it to) take any action contrary to, or otherwise interfere with, the Borrower’s or, provided that any Lease is subject and subordinate to the Trust Indenture, any Lessee’s quiet enjoyment of the use and possession of the Aircraft and the Indenture Estate so long as no Event of Default shall have occurred and be continuing under the Trust Indenture.

*            *            *

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

PINNACLE AIRLINES, INC. Borrower By: /s/ Ronald T. Kay Its: Vice President, Finance and Treasurer
WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, Indenture Trustee By: /s/ Val T. Orton Its: Vice President
EXPORT DEVELOPMENT CANADA, Original Certificate Holder By: /s/ Paul Hemsing Its: Financing Manager By: /s/ Marc André Séguin Its: Senior Associate

SCHEDULE I

NOTICE & ACCOUNT INFORMATION

Certificate Holder

Notice to:

Export Development Canada
151 O’Connor Street
Ottawa, Ontario, Canada
K1A 1K3

[***]

Indenture Trustee

Address:

[***]

Borrower

Address:

[***]

SCHEDULE II

PARTICIPATION IN FINANCED AMOUNT

Certificate Holder	Commitment
Export Development Canada	[***]

EXHIBIT A

FORM OF NOTICE OF CLOSING DATE

____________, 20__

To each Certificate Holder to the Loan Agreement

Re:	Long-Term Financing for Pinnacle Airlines, Inc. -

EDC Reference Number 880-USA-40123-000

Ladies and Gentlemen:

Reference is hereby made to that certain Loan Agreement dated as of ___________, 2008 (the “Loan Agreement”; capitalized terms used herein without definition shall have the definitions set forth in the Loan Agreement) among Pinnacle Airlines, Inc. (“Borrower”), each Certificate Holder from time to time thereto, and Wells Fargo Bank Northwest, National Association, as the Indenture Trustee.

1. Pursuant to Section 3(a) of the Loan Agreement, Borrower hereby notifies you of the scheduled Closing in accordance with the following parameters:

(1) Aircraft MSN:  _______

(2) Scheduled Closing Date:  ______________, 2008

(3)  Financed Amount: US$

(4) Interest Rate:  Fixed Rate

2. Please distribute the proceeds of the Financed Amount as follows: [Insert payment instructions]

The terms and provisions of this Notice of Closing Date shall be binding upon and inure to the benefit of each Certificate Holder and the Borrower and their successors and assigns.

This Notice of Closing Date shall be governed by the internal laws of the State of New York.

Very truly yours, PINNACLE AIRLINES, INC. By: Name: Title:

EXHIBIT B

FORM OF CLOSING CERTIFICATE

This Certificate, effective as of _________ __, 2007, is given pursuant to Section 4(a)(xiv) of that certain Loan Agreement (________) dated as of _____________, 2008 (the “Loan Agreement”) among Pinnacle Airlines, Inc., as Borrower, each Certificate Holder from time to time thereto, and Wells Fargo Bank Northwest, National Association, as the Indenture Trustee.  Capitalized terms used but not defined herein shall have the meanings set forth in the Loan Agreement.

The undersigned officer of the [Pinnacle Airlines, Inc.]1[Pinnacle Airlines Corp.]2 (the “Company”) hereby confirms and certifies that on effective date hereof, (A) the representations and warranties of the Company contained in [Section 7(a) to the Loan Agreement]3 [Section 10 of the Guaranty]4 are true and accurate as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall be true and accurate on and as of such earlier date), (B) no event has occurred or is continuing which constitutes (or would, with the passage of time or the giving of notice or both, constitute) an Event of Default, [and]5 (C) since December 31, 2006, there has been no material and adverse change in the financial or operational condition of the Company and no event or circumstance has occurred or is occurring which had or would be reasonably likely to have a Material Adverse Effect [and (D) no Event of Loss (or event which with the passage of time would become an Event of Loss) with respect to the Airframe or any Engine has occurred]6.

*      *      *

1 Insert for Borrower’s Certificate

2 Insert for Guarantor’s Certificate

3 Insert for Borrower’s Certificate

4 Insert for Guarantor’s Certificate

5 Insert for Guarantor’s Certificate

6 Insert for Borrower’s Certificate

In witness whereof, the undersigned officer of the Company has executed this Certificate this __ day of ______________, 2008.

By:________________________________ Name: Title:

FAA Authorization Code:

IR File No. (airframe MSN _______):

IR File No. (engine MSN _______):

IR File No. (engine MSN _________:

TRUST INDENTURE AND SECURITY AGREEMENT (_________)

dated as of ____________, 2008

between

PINNACLE AIRLINES, INC.,
Borrower

and

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
Indenture Trustee

_______________________

One Bombardier Model _________ Aircraft
Manufacturer’s Serial Number ________
bearing U.S. Registration ___________
_______________________

Vedder Price P.C.

Chicago, Illinois

TRUST INDENTURE AND SECURITY AGREEMENT (_________), dated as of __________________, 2008, between PINNACLE AIRLINES, INC., a Georgia corporation (the “Borrower”) and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association not in its individual capacity, except as expressly stated herein, but solely as Indenture Trustee hereunder (together with its successors hereunder in such capacity, the “Indenture Trustee”).

WHEREAS, all capitalized terms used herein shall have the respective meanings set forth or referred to in Article I hereof;

WHEREAS, the Borrower desires by this Trust Indenture, among other things (i) to provide for the issuance by the Borrower to the Certificate Holders of Certificates evidencing participation by the Certificate Holders in the Loan as provided in the Loan Agreement, and (ii) to provide for the assignment, mortgage and pledge by the Borrower to the Indenture Trustee, of the Indenture Estate hereunder, of the Borrower’s right, title and interest in and to the Aircraft and the payments and other amounts received in respect thereof in accordance with the terms hereof, as security for, among other things, the Borrower’s obligations to the Certificate Holders, and for the benefit and security of the Certificate Holders;

WHEREAS, all things have been done to make the Certificates, when executed by the Borrower and authenticated, issued and delivered hereunder, the valid obligations of the Borrower; and

WHEREAS, all things necessary to make this Indenture the valid, binding and legal obligation of the Borrower, for the uses and purposes herein set forth and in accordance with its terms, have been done and performed and have happened;

-- GRANTING CLAUSE --

NOW, THEREFORE, THIS TRUST INDENTURE AND SECURITY AGREEMENT WITNESSETH, that, to secure (i) the prompt payment of the principal of and Break Amount (if any) and interest on, and all other amounts due with respect to, all Certificates from time to time outstanding hereunder and the performance and observance by the Borrower of all the agreements, covenants and provisions for the benefit of the Certificate Holders herein and in the Loan Agreement and the Certificates contained, and the prompt payment of any and all amounts from time to time owing hereunder and under the Loan Agreement and the other Operative Documents for the security and benefit of the Certificate Holders and the Indenture Trustee and (ii) the prompt payment of the Other Secured Obligations and the performance and observance by the Borrower of all the agreements, covenants and provisions of the Other Operative Documents for the security and benefit of the Other Secured Parties (clauses (i) and (ii) are referred to collectively herein as the “Secured Obligations”), and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein contained, and of the acceptance of the Certificates by the Holders thereof, and of the sum of $[***] paid to the Borrower by the Indenture Trustee at or before the delivery hereof, the receipt whereof is hereby acknowledged, the Borrower has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Indenture Trustee and its successors and assigns, a first priority security interest in and first mortgage lien upon, all right, title and interest of the Borrower in, to and under the following described property, rights and privileges (which collectively, including all property hereafter specifically subjected to the Lien of this Indenture by an Indenture Supplement or any other mortgage supplemental hereto, shall constitute the “Indenture Estate”), to wit:

1.            the Aircraft (including the Airframe and the Engines) and all replacements thereof and substitutions therefor to which the Borrower shall from time to time acquire title as provided herein, all as more particularly described in the Indenture Supplement executed and delivered with respect to the Aircraft or any such replacements or substitutions therefor, as provided in this Indenture, and all records, logs, manuals, data and inspection, modification and overhaul records and other documents at any time maintained with respect to the foregoing property;

2.            (i) the Aircraft Warranties and the Engine Warranties and (ii) the Bills of Sale, in each case to the extent the same relate to continuing rights of the Borrower in respect of any warranty, indemnity or agreement, express or implied, as to title, materials, or workmanship, with respect to the Airframe or the Engines (reserving to the Borrower, however, all of the Borrower’s other rights and interest in and to the Purchase Agreement), together in each case under this clause 2 with all rights, powers, privileges, options and other benefits of the Borrower thereunder (subject to such reservation) with respect to the Airframe or the Engines, including, without limitation, the right to make all waivers and agreements, to give and receive all notices and other instruments or communications, to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which the Borrower is or may be entitled to do thereunder (subject to such reservation), subject, with respect to the Aircraft Warranties and the Engine Warranties, to the terms and conditions of the Manufacturer Consent and the Engine Consent and Agreement;

3.            each Lease, to the extent assigned under any lease assignment pursuant to Section 3.03(g), together with all rights, powers, privileges, options and other benefits thereunder, including the right to receive and collect all payments thereunder and to make all waivers and agreements, to give and receive notices, and to take all action thereunder or in respect thereof, as and to the extent provided in the applicable lease assignment;

4.            all insurance and requisition proceeds with respect to the Aircraft, but excluding all proceeds of, and all rights under, any insurance maintained by the Borrower pursuant to Section 6.02 and not required under Section A or B of Annex B;

5.            all monies and securities deposited or required to be deposited with the Indenture Trustee pursuant to any term of this Indenture and required to be held by the Indenture Trustee hereunder; and

6.            all proceeds of the foregoing.

Any and all properties referred to in this Granting Clause which are hereafter acquired by the Borrower, shall, without further conveyance, assignment or act by the Borrower or the Indenture Trustee thereby become and be subject to the security interest hereby granted as fully and completely as though specifically described herein.

Notwithstanding any of the foregoing provisions of this Granting Clause, so long as no Event of Default shall have occurred and be continuing, the Borrower shall have the right, to the exclusion of the Indenture Trustee, the Certificate Holders and the Other Secured Parties, (i) to quiet enjoyment of the Aircraft, the Airframe and the Engines and to possess, use, retain and control the Aircraft, the Airframe and the Engines and the Indenture Estate, and all revenues, income and profits derived therefrom and (ii) with respect to the agreements and instruments included in the Indenture Estate pursuant to clauses 2 and 3 of the Granting Clauses (the “Assigned Agreements”), to exercise in the Borrower’s name all rights and powers of the Borrower under the Assigned Agreements and to retain any recovery or benefit resulting from the enforcement of any warranty or indemnity or other obligation under the Assigned Agreements; provided, further, that upon the occurrence and continuation of an Event of Default, the Indenture Trustee shall be entitled to enter into any amendment, modification, supplement, rescission, cancellation or termination of the Assigned Agreements.

-- HABENDUM CLAUSE --

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Indenture Trustee, its successors and assigns, in trust for the benefit and security of the Certificate Holders, and for the uses and purposes and subject to the terms and provisions set forth in this Indenture.

The Borrower does hereby constitute the Indenture Trustee the true and lawful attorney of the Borrower (which appointment is coupled with an interest), irrevocably, with full power (in the name of the Borrower or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all monies and claims for monies (in each case including insurance and requisition proceeds) due and to become due under or arising out of all property which now or hereafter constitutes part of the Indenture Estate, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Indenture Trustee may deem to be necessary or advisable in the premises; provided that the Indenture Trustee agrees not to exercise such power of attorney unless an Event of Default shall be continuing.

The Borrower does hereby warrant and represent that (except as permitted herein) it has not assigned or pledged any of its right, title, and interest hereby assigned to anyone other than the Indenture Trustee.

IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions.  For all purposes of this Indenture the following terms shall have the following meanings (such definitions to be equally applicable to both the singular and plural forms of the terms defined).  Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time in accordance with the applicable provisions thereof and of the other Operative Documents.  Unless otherwise specified, Section and Article references are to Sections and Articles of this Indenture:

“Actual Knowledge” means, with respect to any Person, actual knowledge of a President, Vice President, Director or more senior officer of such Person, or any other officer of such Person having responsibility for the transactions contemplated by the Operative Documents; provided that each party shall be deemed to have “Actual Knowledge” of any matter as to which it has received notice in accordance with Section 10 of the Loan Agreement or Section 15.06 of this Trust Indenture.

“Additional Costs” has the meaning assigned thereto in Section 2.15 hereof.

“Administration Fee” has the meaning set forth in Section 1(c) of the Loan Agreement.

“Additional Insured(s)” means the Indenture Trustee, the Holders and the Borrower in its capacity as lessor under any Lease together with their respective officers, directors, employees, servants, agents, successors and assigns.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or under common control with, such Person.  The term “control” means the possession, directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“After-tax Basis” means, with respect to any payment to be received or accrued by any Person, the amount of such payment adjusted, if necessary, so that such payment, after taking into account all Taxes payable to any taxing authority as a result of the receipt or accrual of such payments and any savings in Taxes with respect to the indemnified Taxes or other liability in respect of which such payment is due, shall be equal to the payment to be received or accrued.

“Aircraft” means the Airframe (including all Buyer Furnished Equipment) together with the two (2) Engines whether or not such Engines are installed on the Airframe or any other airframe, and, where the context permits, all logs, manuals and data and inspection, modification and overhaul records maintained with respect to the foregoing property.

“Aircraft Warranties” means all warranties and assurances, including rights to intellectual property necessary for the operation of the Aircraft; relating to the Aircraft and related equipment manufactured by the Manufacturer contained in Article 1 of Annex B of the Purchase Agreement.

“Airframe” means:  (i) the Bombardier ___________ aircraft (excluding Engines or engines specified by United States Registration Number and Manufacturer’s Serial Number in the Trust Indenture Supplement; (ii) any and all related Parts; and (iii) any replacement airframe which may be substituted for the Airframe then subject to this Indenture pursuant to Section 5.01 hereof, provided that at such time as a Replacement Airframe shall be so substituted, such replaced Airframe shall cease to be the Airframe under the Trust Indenture.

“Applicable Margin” has the meaning set forth in Section 1(d) of the Loan Agreement.

“Applicable Rate” means, [***].

“Assigned Warranties” means the Aircraft Warranties and the Engine Warranties.

“Bills of Sale” means the FAA Bill of Sale and the Warranty Bill of Sale.

“Break Amount” means, as at any date of determination, Make-Whole Amount.

“Business Day” means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in Memphis, Tennessee, Ottawa, Canada, the city and state in which the Corporate Trust Office is located or New York, New York.

“Buyer Furnished Equipment” means the equipment purchased by Borrower and supplied to the Manufacturer to be incorporated into the Aircraft as contemplated by the Purchase Agreement.

“Cape Town Convention” means collectively, the official English language texts of the Convention on International Interests in Mobile Equipment (the “Convention”) and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (the “Protocol”), both signed in Cape Town, South Africa on November 16, 2001, together with any protocols, regulations, rules, orders, agreements, instruments, amendments, supplements, revisions or otherwise that have or will be subsequently made in connection with the Convention or the Protocol by the “Supervisory Authority” (as defined in the Consolidated Text), the International Registry or “Registrar” (as defined in the Consolidated Text) or any other international or national, body or authority, all as in effect in the United States or other relevant Contracting State (as used in the Consolidated Text).  All references to articles or sections of the Cape Town Convention shall mean the article or section of the Consolidated Text. Except to the extent otherwise defined in the Operative Documents, terms used in the Operative Documents that are defined in the Cape Town Convention shall when used in relation to the Cape Town Convention have the meanings ascribed to them in the Cape Town Convention.

“Certificate” and “Loan Certificate” means a Loan Certificate issued pursuant to Section 2.02(a) and any such certificates issued in exchange or replacement therefor pursuant to Section 2.08 or 2.09.

“Certificate Holder”, “Holder” or “holder” means, at any time, any registered holder of one or more Certificates, as reflected in the Certificate Register.

“Certificate Register” has the meaning specified in Section 2.08.

“Change in Control” means the occurrence of a “Change in Control” as defined in the Indenture dated as of February 8, 2005 between Guarantor and Deutsche Bank National Trust Company in respect of Guarantor’s 3¼% Senior Convertible Notes due 2025, requiring the repurchase of such Notes, at the option of the holders thereof, and which repurchase would result in the Guarantor’s consolidated unrestricted cash, cash equivalents and short-term investments balance (determined in accordance with GAAP) to fall below $[***].

“Civil Reserve Air Fleet Program” or “CRAF” means the Civil Reserve Air Fleet Program administered by the United States Government or any substantially similar program.

“Closing” means the time at which the Loan has been delivered to Borrower or its designee.

“Closing Date” means the date of the initial Trust Indenture Supplement for the Aircraft, which date shall be the date of the Closing (provided, that if the last sentence of Section 3(c) of the Loan Agreement is applicable, for purposes of the definitions of “Interest Payment Date” and “Interest Period”, Closing Date shall mean the date from which the Loan accrues interest pursuant to such sentence).

“Code” means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provision of succeeding law).

“Consolidated Text” means the combination of the Convention or the Protocol (each as defined in the definition of Cape Town Convention) that was authorized and created pursuant to Resolution No. 1 adopted by the Cape Town Diplomatic Conference and any reference to a provision of the Consolidated Text is a reference to the provision of the Convention or the Protocol from which it is derived.

“Corporate Trust Office” means the principal office of the Indenture Trustee located at MAC: U1228-120, 299 South Main Street, 12th Fl., Salt Lake City, UT 84111, or such other office at which the Indenture Trustee’s corporate trust business shall be administered and which the Indenture Trustee shall have specified by notice in writing to the Borrower and each Certificate Holder.  The Indenture Trustee’s bank account and wiring details at the Corporate Trust Office are set forth on Schedule I to the Loan Agreement.

“Default” means any event which with the giving of notice or the lapse of time or both if not timely cured or remedied would become an Event of Default pursuant to Article VIII.

“Delta Connection Agreement” the Delta Connection Agreement dated as of April 27, 2007 among Borrower, Guarantor and Delta Air Lines, Inc., as the same may be amended, restated or otherwise modified from time to time (or such other code share agreement or similar agreement with another major airline (which is a U.S. Air Carrier) consistent with industry standards and acceptable to the Majority in Interest of Certificate Holders, such consent not to be unreasonably withheld or delayed).

“Dollars”, “Dollar” and “$” means the lawful currency of the United States of America.

“EDGAR” means the Electronic Data Gathering Analysis & Retrieval computer system for the receipt, acceptance, review and dissemination of documents submitted to the United States Securities and Exchange Commission in electronic format.

“Eligible Account” means an account established by and with an Eligible Institution acting at the request of the Indenture Trustee, which institution agrees, for all purposes of the UCC including Article 8 thereof, that (a) such account shall be a “securities account” (as defined in Section 8-501 of the UCC), (b) all property (other than cash) credited to such account shall be treated as a “financial asset” (as defined in Section 8-102(9) of the UCC), (c) the Indenture Trustee shall be the “entitlement holder” (as defined in Section 8-102(7) of the UCC) in respect of such account, (d) it will comply with all entitlement orders issued by the Indenture Trustee to the exclusion of the Borrower, and (e) the “securities intermediary jurisdiction” (under Section 8-110(e) of the UCC) shall be the State of New York.

“Eligible Assignee” means any commercial bank, financial institution or other Person organized under the laws of any country that is a member of the Organization for Economic Cooperation and Development (“OECD”), or a political subdivision of any such country, provided that such bank, financial institution or other Person is acting through a branch, agency or Affiliate located in the country in which it is organized or another country that is also a member of the OECD.

“Eligible Institution” means a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating from Moody’s Investors Service, Inc. of at least A-2 and Standard & Poor’s Ratings Services of at least A, or its equivalent.

“Engine” means (i) each of the two (2) ___________ Model _______ engines listed by manufacturer’s serial numbers in the initial Trust Indenture Supplement, whether or not from time to time installed on the Airframe or any other airframe; (ii) any Replacement Engine which may from time to time be substituted for any Engine pursuant to the terms hereof; and (iii) in each case, any and all related Parts.  The term “Engines” means, as of any date of determination, both Engines then subject to the lien hereof.  At such time as a Replacement Engine shall be substituted for an Engine pursuant to the terms hereof, such replaced Engine shall cease to be an Engine hereunder.

“Engine Consent and Agreement” means the Engine Consent and Agreement, dated as of the date of the Loan Agreement, between the Engine Manufacturer and the Indenture Trustee.

“Engine Manufacturer” means ______________, or any successor division, subsidiary or affiliate thereof.

“Engine Warranties” means all warranties and assurances, including rights to intellectual property necessary for the operation of the Engines, relating to the Engines and related equipment manufactured by the Engine Manufacturer.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Event of Default” has the meaning specified in Article VIII hereof.

“Event of Loss” with respect to the Aircraft, Airframe or any Engine means any of the following events with respect to such property:  (i) the loss of such property, or of the use thereof, due to the destruction of or damage to such property which renders repair uneconomical or which renders such property permanently unfit for normal use by the Borrower for any reason whatsoever; (ii) any damage to such property which results in the receipt of insurance proceeds with respect to such property on the basis of an actual, constructive or compromised total loss; (iii) theft, hijacking or disappearance of such property for a period in excess of 30 consecutive days (or, if earlier, the date on which the Borrower has confirmed to the Indenture Trustee in writing that it cannot recover such property); (iv) the confiscation, condemnation, or seizure of, or requisition of title to, or use of, such property by any governmental or purported governmental authority (other than a requisition of use (but not title) by a Permitted Government Entity or any agency or instrumentality thereof which bears the full faith and credit of such Permitted Government Entity); (v) as a result of any law, rule, regulation, order or other action by the FAA or other similar governmental body of the government of registry of the Aircraft having jurisdiction, use of such type of property in the normal course of the business of air transportation shall have been prohibited for a period of twelve (12) consecutive months provided that no Event of Loss shall be deemed to have occurred if such prohibition has been applicable to the Borrower’s entire fleet of Bombardier Model ____________ aircraft and the Borrower, prior to the expiration of such 12 month period, shall have conformed at least one (1) of such aircraft in its fleet and shall have commenced regular commercial use of the same and shall be diligently carrying forward, in a manner which does not discriminate against the Aircraft, all steps which are necessary or desirable to permit the normal use of the Aircraft by the Borrower and all such steps necessary or desirable to permit such use are capable of being completed and are completed within another [***]; (vi) any event treated as an Event of Loss pursuant to Section 3.03(d) hereof and (vii) the requisition of title to such property by any governmental or purported governmental authority (other than a requisition of use (but not title) by a Permitted Government Entity or any agency or instrumentality thereof which bears the full faith and credit of such Permitted Government Entity).

An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe.

“Expense” or “Expenses” means any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, reasonable out of pocket costs, expenses and disbursements (including reasonable legal fees and expenses) of whatever kind and nature but excluding Taxes, any amounts that would be included in Break Amount, and overhead of whatsoever kind and nature.

“FAA Application for Registration” means the application for registration of the Aircraft in the name of the Borrower filed with the FAA.

“FAA Bill of Sale” means a bill of sale conveying the Aircraft from Bombardier, Inc. to the Borrower on AC Form 8050-2 or such other form as may be approved by the FAA.

“Federal Aviation Act” means subtitle VII of Title 49 of the United States Code, or any successor provision.

“Federal Aviation Administration” and “FAA” mean the United States Federal Aviation Administration and any successor agency or agencies thereto.

“FedWire” means the funds transfer system used to transfer reserve balances for immediately available credit among the member banks of the United States Federal Reserve System.

“Financed Amount” with respect to a Loan Certificate, means the stated original amount (that is, principal) of such Loan Certificate, and, with respect to all the Loan Certificates, means the aggregate stated original amounts of such Loan Certificates, as the case may be, which shall, on the Closing Date, equal the amount of the Loan (as specified in Section 1(b) of the Loan Agreement).

“Fixed Rate” means a fixed rate of interest equal to the sum of (a) the interpolated semi-annual rate to “swap” floating debt to fixed rate debt (offer side) for loans with a maturity closest to the remaining weighted average life to maturity of the Loan at approximately 11:00 a.m. New York City time, two Business Days prior to the Closing Date (such interpolated semi-annual rate to be calculated on the rates posted on Telerate page 19901 (SEMI-BOND, column 5) or any substitute or replacement page providing the same service for the two closest available annual periods to the remaining weighted average life of the Loan) plus (b) the Applicable Margin plus (c) the Administration Fee.  Such Fixed Rate shall be determined by the Majority in Interest of Certificate Holders, which rate shall be conclusive except in the case of manifest error.

“Fixed Rate Period” means with respect to a Loan Certificate, any period during which the Applicable Rate is determined by reference to the Fixed Rate.

“GAAP” means the United States generally accepted accounting principles, consistently applied.

“Guarantor” means Pinnacle Airlines Corp., a Delaware corporation.

“Guaranty” means the Guaranty dated as of __________, 2008 from the Guarantor in favor of the Indenture Trustee and the Certificate Holders.

“Indebtedness” means (a) all amounts which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of Borrower as of the date on which Indebtedness is to be determined including indebtedness for borrowed money and (b) all indebtedness secured by any Lien on any property or asset owned or held by such person subject thereto, whether or not the indebtedness secured thereby shall have been assumed.

“Indemnitee” or “Indemnitees” means the Indenture Trustee, the Certificate Holders and each of their respective successors, permitted assigns, directors, officers, and employees.

“Indenture”, “this Indenture”, and “the Trust Indenture” mean this Trust Indenture and Security Agreement (__________), including any Trust Indenture Supplement and each other supplement from time to time entered into pursuant hereto.

“Indenture Estate” or “Trust Indenture Estate” means the “Indenture Estate” as defined in the Granting Clause hereof.

“Indenture Supplement”, “Trust Supplement” or “Trust Indenture Supplement” means a supplement to this Indenture substantially in the form of Exhibit A, which shall particularly describe the Airframe and Engines, or any Replacement Airframe or Replacement Engine, included in the property of the Borrower covered by this Indenture, or any other supplement hereto.

“Indenture Trustee” means Wells Fargo Bank Northwest, National Association, and any successor thereto in such capacity.

“Indenture Trustee Liens” means any Lien attributable to the Indenture Trustee with respect to the Aircraft, any interest therein, or any other portion of the Indenture Estate, arising as a result of (a) claims against the Indenture Trustee in its individual capacity not related to its interest in the Aircraft or the administration of the Indenture Estate pursuant to the Trust Indenture, (b) acts of the Indenture Trustee not permitted by, or failure of the Indenture Trustee to take any action required by, the Operative Documents, (c) Taxes against the Indenture Trustee or any of its Affiliates not required to be indemnified by Borrower under the Loan Agreement, or (d) claims against the Indenture Trustee arising out of the transfer by the Indenture Trustee of all or any portion of its interest in the Indenture Estate, other than a transfer pursuant to the exercise of remedies set forth in Article IX of the Trust Indenture.

“Interest Payment Date” means the day corresponding to the Closing Date in the sixth month following the month that includes the Closing Date and each subsequent anniversary of the Closing Date and such corresponding day (or if no date corresponds to such anniversary of the Closing Date, the last day of such month); provided that, if any such date shall not be a Business Day, then the relevant Interest Payment Date shall be the next succeeding Business Day [unless by virtue of such extension such date would fall in the next succeeding calendar month, in which case the relevant Interest Payment Date shall be the next preceding Business Day.

“Interest Period” means, (a) initially, the period commencing on the Closing Date and ending on (but excluding) the first Interest Payment Date, and (b) thereafter, each successive semiannual period commencing on the final day of the preceding Interest Period and ending on but excluding the next succeeding Interest Payment Date.

“International Registry” has the meaning set forth in the Consolidated Text.

“Lease” means any lease agreement permitted by the terms of Section 3.03 hereof.

“Lessee” means any air carrier permitted to lease the Aircraft, the Airframe or any Engine as provided in Section 3.03 hereof.

“Letter of Offer” means that certain Letter of Offer dated September 28, 2007 (REF 880-USA-40123-000) from Original Certificate Holder to Guarantor (as such Letter of Offer may be amended, modified or supplemented from time to time) relating to the financing of up to ______________ aircraft.

“Lien” means any mortgage, pledge, lien, claim, encumbrance, lease, security interest or other lien of any kind on property.

“Loan” means the money borrowed on the Closing Date by the Borrower from the Certificate Holders.

“Loan Agreement” means that certain Loan Agreement (________), dated as of _______________, 2008, among the Borrower, the Certificate Holders and the Indenture Trustee as such Loan Agreement may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

“Loan Certificate” and “Certificate” means the Loan Certificate originally issued pursuant to Section 2.02 and any Loan Certificate issued in exchange therefor or replacement thereof pursuant to Section 2.08 or Section 2.09.

“London Reference Banks” means Bank of America, Citibank, N.A. and Deutsche Bank, AG and JP Morgan Chase Bank.

“Maintenance Program” means the maintenance program for the Aircraft of the Borrower or a Lessee which is approved by the government of registry of the Aircraft.

“Majority in Interest of Certificate Holders” means, as of any date of the determination thereof, the Holders of not less than a majority in aggregate outstanding principal amount of all Certificates as of such date.  For all purposes of the foregoing definition, in determining as of any date the then aggregate outstanding principal amount of Certificates, there shall be excluded any Certificate, if any, held by the Borrower or any of its Affiliates (unless Borrower and/or its Affiliates, as the case may be, own all Certificates then outstanding).

“Make-Whole Amount” means, with respect to the prepayment of any Certificate bearing interest at a Fixed Rate, an amount equal to the excess, if any, of (i) the present value, as of the date of the relevant prepayment of such Certificate, of the respective installments of principal of, and interest on, such Certificate that, but for such prepayment, would have been payable on each Interest Payment Date after such prepayment over (ii) the principal amount of such Certificate then being prepaid.  Such present value shall be determined by discounting the amounts of such installments from their respective Interest Payment Dates to the date of such prepayment at a rate equal to the sum of (a) the interpolated semi-annual rate to “swap” floating debt to fixed rate debt (offer side) for loans with a maturity closest to the remaining weighted average life to maturity of the Loan at 11:00 a.m. New York City time, two Business Days prior to the date of the relevant calculation of Make-Whole Amount (such interpolated semi-annual rate to be calculated on the rates posted on Telerate page 19901 (SEMI-BOND, column 5) or any substitute or replacement page providing the same service for the two closest available annual periods to the remaining weighted average life of the Loan) plus (b) the Make-Whole Margin.  Each holder of a Certificate will furnish to the Borrower and the Indenture Trustee a certificate setting forth the calculation and amount of the Make-Whole Amount with respect to its Certificate, which amount shall be conclusive absent manifest error.  In no event shall the Make-Whole Amount be less than zero.

“Make-Whole Margin” has the meaning set forth in Section 1(e) of the Loan Agreement.

“Manufacturer” means Bombardier Inc., a Canadian corporation, represented by its Bombardier Aerospace Regional Aircraft Division.

“Manufacturer Consent” means the consent of the Manufacturer to the grant of a security interest pursuant to the Trust Indenture in the Aircraft Warranties.

“Material Adverse Effect” means a material adverse effect on (i) the business, operations, properties, prospects or financial condition of the Borrower or Guarantor and their respective subsidiaries on a consolidated basis, or (ii) the ability of the Borrower or Guarantor to observe or perform its obligations, liabilities and agreements under the Credit Agreement or any other Operative Document to which it is a party.

“Net Purchase Price” means, with respect to the Aircraft, the net purchase price of such Aircraft as contained in the Purchase Agreement, less the amount of any credit memos, discounts, rebates or similar financial incentives that have the effect of reducing the purchase price of the Aircraft, as reasonably determined by the Original Certificate Holder.

“Non-U.S. Person” means any Person other than (i) a citizen or resident of the United States of America (for purposes of this definition, the “United States”), (ii) a corporation, partnership, limited liability company or other entity created or organized under the laws of the United States or any political subdivision thereof or therein or (iii) an estate or trust that is subject to United States federal income taxation regardless of the source of its income.

“Operative Documents” means the Loan Agreement, the Trust Indenture, any Indenture Supplement, the Loan Certificates, the Guaranty, the Bills of Sale, the Engine Consent and Agreement and the Manufacturer Consent, and any amendments, of supplements of any of the foregoing.

“Original Certificate Holder” means Export Development Canada.

“Other Aircraft” means each of the Bombardier ________ aircraft financed or to be financed pursuant to the Letter of Offer.

“Other Loan Agreements” means each loan agreement (other than the Loan Agreement) among, inter alia, Borrower and Original Certificate Holder, wherein Original Certificate Holder provides a direct loan to Borrower for the financing of any Other Aircraft.

“Other Loan Certificates” means the “Loan Certificates” as defined in each of the Other Trust Indentures.

“Other Operative Documents” means any document or instrument (including, without limitation, any credit agreement or loan agreement or other document or instrument relating to any indebtedness) entered into by Borrower and/or Guarantor with Original Certificate Holder, including without limitation, the Other Loan Agreements and the Pinnacle PDP Facility Agreements, provided that any such document or instrument shall only constitute an “Other Operative Document” so long as a Certificate Holder (or any Affiliate thereof) shall constitute a Lender, certificate holder or lessor (or direct or indirect beneficiary of any of the foregoing) in connection therewith.

“Other Secured Obligations” means any and all moneys, liabilities and obligations which are now or at any time hereafter may be expressed to be due, owing or payable by the Borrower or the Guarantor, actually or contingently, with another or others, as principal or surety, on any account whatsoever under any Other Operative Document or as a consequence of any breach, non-performance, disclaimer or repudiation by Borrower or Guarantor (or by a liquidator, receiver, administrative receiver, administrator, or any similar officer in respect of the Borrower or Guarantor) of any of the Borrower’s or Guarantor’s obligations to the Other Secured Parties under any Other Operative Document.

“Other Secured Parties” means the “Certificate Holders,” “Indenture Trustee” and/or “Lender” as defined in each of the Other Operative Documents (and any similarly situated party under any other financing included in Other Operative Documents).

“Other Trust Indentures” means each “Trust Indenture” as defined in each of the Other Loan Agreements.

“Parts” means all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines or engines), which are from time to time incorporated or installed in or attached to the Airframe or any Engine and all such items which are subsequently removed therefrom so long as the Lien of this Trust Indenture shall cover the same pursuant to the terms hereof.

“Past Due Rate” means a per annum rate equal to the Applicable Rate plus [***], calculated on the basis of a year of twelve 30-day months during the Fixed Rate Period compounded semi-annually.

“Permitted Government Entity” means (i) the U.S. Government or (ii) the national government of Canada, France, Switzerland, the Netherlands, Germany, the United Kingdom or Japan or any instrumentality or agency thereof that is backed by the full faith and credit of such national government, if the Aircraft is then registered under the laws of such country.

“Permitted Investments” means those investments described in Section 12.01 hereof.

“Permitted Lien” shall have the meaning set forth in Section 7.01 hereof.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Pinnacle Event” shall mean the termination or cancellation of the airline service agreement between Borrower and Northwest Airlines, Inc.

“Pinnacle PDP Facility Agreements” means the Credit Agreement dated as of September 28, 2007 between Borrower and Original Certificate Holder, together with all other documents and/or instruments entered into in connection therewith, including, without limitation, the Guaranty of the Guarantor dated as of September 28, 2007.

“Plan” means an “employee benefit plan” (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) or any “plan” (as such term is defined in Section 4975(e)(1) of the Code) which has been established or maintained or contributed to by the Borrower or an Affiliate that, together with the Borrower, is treated as a single employer under Section 414(b), (c) or (m) of the Code.

“Purchase Agreement” means those provisions of Purchase Agreement No. 597-B dated as of April 26, 2007 together with the exhibits, amendments and supplements from time to time related thereto but only insofar as the foregoing relates to the Aircraft, and the related letter agreements; together with the Assignment and Assumption Agreement dated April 26, 2007 among Delta Air Lines, Inc. (“Delta”), Borrower, Guarantor and the Manufacturer pursuant to which Delta assigned all of its right, title and interest in and to such Purchase Agreement (insofar as it relates to the Aircraft) to Borrower.

“Registrations” shall have the meaning set forth in Section 4(a)(viii)(2)(B) of the Loan Agreement.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

“Regulatory Change” means, with respect to any Certificate Holder, any change that occurs after the date of the Indenture in Federal, state or foreign law or regulations (including Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks or financial institutions including such Certificate Holder of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful so long as compliance therewith is standard banking practice in the relevant jurisdiction) by any court or governmental or monetary authority charged with the interpretation or administration thereof.  For the avoidance of doubt, the coming into effect of any applicable law or regulations, policies, orders, directives or guidelines issued by any governmental body, monetary authority or other regulatory organization (whether or not having the force of law) with respect to, arising out of, or in connection with the matters discussed and/or set forth in the proposals set forth in the June 1999 Consultative Paper issued by the Basle Committee or Banking Supervision (as modified, supplemented, revised and/or superseded by any subsequent proposal, consultative paper or other document) shall be deemed a Regulatory Change.

“Replacement Aircraft” means any aircraft substituted for the Aircraft pursuant to Section 5.01.

“Replacement Airframe” means any airframe substituted for an Airframe pursuant to Section 5.01.

“Replacement Engine” means any engine substituted for an Engine pursuant to Section 5.01 or 5.02.

“Requisite Portion” means, with respect to any prepayment of a Loan Certificate (or Drawings), [***] in the case of a Pinnacle Event and [***] in the case of a Change in Control.

“Reserve Requirement” means, for any Loan Certificate, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during the Interest Period in respect of such Certificate under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against “Eurocurrency liabilities” (as such term is used in Regulation D).  Without limiting the effect of the foregoing, the Reserve Requirement includes any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the LIBO Rate is to be determined or (ii) any category of extensions of credit or other assets that includes the Certificates.

“Section 1110” means 11 U.S.C. § 1110 of the Bankruptcy Code or any successor section of the federal bankruptcy Law in effect from time to time.

“Secured Obligations” has the meaning assigned thereto in the Granting Clauses.

“Securities Act” means the Securities Act of 1933, as amended.

“Special Default” means a Default under any of Section 8.01, 8.02, 8.06 or 8.07 hereof.

“Tax” or “Taxes” means any and all fees (including, without limitation, license, documentation and registration fees), taxes (including, without limitation, income, gross receipts, sales, rental, use, turnover, value added, property (tangible and intangible), excise and stamp taxes), licenses, levies, imposts, duties, recording charges or fees, charges, assessments, or withholdings of any nature whatsoever, together with any assessments, penalties, fines, additions to tax and interest thereon.

“Threshold Amount” means $[***].

“Trust Indenture” means this Trust Indenture and Security Agreement (_________), as originally executed or as modified, amended or supplemented in accordance with the provisions thereof, including by any Indenture Supplement.

“U.S. Air Carrier” means any United States air carrier as to which there is in force a certificate issued pursuant to Section 41102(a) of the Federal Aviation Act, and holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 of the U.S. Code (or the equivalent authority issued by the Civil Aeronautics Board under the predecessor regulatory laws, rules and regulations) for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

“U.S. Government” means the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.

“Warranty Bill of Sale” means the full warranty bill of sale covering the Aircraft executed by Bombardier, Inc. in favor of Borrower, dated the Closing Date.

“War Risk Insurance” means war risk and allied perils insurance covering (i) hull risks in respect of the Aircraft and (ii) liability risks in respect of the Aircraft.

“Wet Lease” means any arrangement whereby the Borrower agrees to furnish the Airframe and Engines or engines installed thereon to a third party pursuant to which such Airframe and Engines or engines (i) are operated by pilots who are regular employees of the Borrower, and (ii) such property is maintained by the Borrower.

ARTICLE II

THE CERTIFICATES

Section 2.01 Form of Certificates.  The Certificates and the Indenture Trustee’s form of certificate of authentication to appear on the Certificates shall each be substantially in the form set forth below, as follows:

_____________

PINNACLE AIRLINES, INC.
THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED,
AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE
DISPOSED OF EXCEPT WHILE SUCH A REGISTRATION IS IN
EFFECT OR PURSUANT TO AN EXEMPTION FROM
REGISTRATION UNDER SAID ACT

THIS CERTIFICATE IS SUBJECT TO CERTAIN ADDITIONAL
RESTRICTIONS ON TRANSFER SET FORTH IN
THE INDENTURE REFERRED TO BELOW.

CERTIFICATE DUE ________, ____
ISSUED IN CONNECTION WITH ONE BOMBARDIER MODEL ________ AIRCRAFT WITH MANUFACTURER’S SERIAL NUMBER _______ AND INITIALLY BEARING UNITED STATES FEDERAL AVIATION ADMINISTRATION REGISTRATION NO. _______ AND _____  _____________ MODEL _______ ENGINES

No. R- New York, New York

$ _______________, 2008

PINNACLE AIRLINES, INC. (the “Borrower”) hereby promises to pay to EXPORT DEVELOPMENT CANADA, or registered transferees, the principal sum of _________________________________ Dollars, in consecutive installments, equal to the amount, and payable on the dates, set forth in Annex A hereto, together with interest on the unpaid principal amount hereof from time to time outstanding from and including the date hereof until such principal amount is paid in full.  Interest shall accrue with respect to each Interest Period at a rate per annum equal to ___% and shall be payable in arrears on each Interest Payment Date and on the date this Certificate is paid in full.  This Certificate shall bear interest at the applicable Past Due Rate on any principal hereof, and, to the extent permitted by applicable law, interest and other amounts due hereunder, not paid when due (whether at stated maturity, by acceleration or otherwise), for any period during which the same shall be overdue, payable on demand by the Holder hereof given through the Indenture Trustee.

Interest shall be calculated on the basis of a year of 360 days consisting of 12 thirty day months provided that for any period during which interest is calculated on the basis of the Past Due Rate, it shall be calculated as the basis specified in the definition of “Past Due Rate” in Section 1.01 of the Indenture.  If any sum payable hereunder falls due on a day which is not a Business Day, then such sum shall be payable on the next succeeding Business Day.

All payments of principal, Break Amount, if any, and interest and other amounts to be made to the Holder hereof or under the Trust Indenture and Security Agreement (__________) dated as of ________________, 2008 (as amended or supplemented from time to time, herein called the “Indenture”, the terms defined therein and not otherwise defined herein being used herein with the same meanings) between the Borrower and Wells Fargo Bank Northwest, National Association, as Indenture Trustee thereunder, (i) shall be made in accordance with the terms of the Loan Agreement and the Trust Indenture and (ii) are guaranteed by Pinnacle Airlines Corp. pursuant to the terms of the Guaranty dated as of ________________, 2008 from Guarantor.

Principal and interest and other amounts due hereon shall be payable in Dollars in immediately available funds prior to 10:00 a.m., New York, New York time, on the due date thereof, to the Indenture Trustee at the Corporate Trust Office and the Indenture Trustee shall, subject to the terms and conditions of the Indenture, remit all such amounts so received by it to the Holder hereof in accordance with the terms of Indenture at such account or accounts at such financial institution or institutions as the Holder hereof shall have designated to the Indenture Trustee in writing, in immediately available funds, such payment to be made, in the case of any such designated account in New York, New York, prior to noon, New York time, on the due date thereof.  In the event the Indenture Trustee shall fail to make any such payment as provided in the immediately foregoing sentence after its receipt of funds at the place and prior to the time specified above, the Indenture Trustee agrees to compensate the Holder hereof for loss of use of funds in a commercially reasonable manner.  All such payments by the Borrower and the Indenture Trustee shall be made free and clear of and without reduction for or on account of all wire or other like charges.

Each Holder hereof, by its acceptance of this Certificate, agrees that, except as otherwise expressly provided in the Indenture, each payment received by it in respect hereof shall be applied, first, to the payment of any amount (other than the principal of or interest on this Certificate) due in respect of this Certificate, second, to the payment of interest hereon (as well as any interest on overdue principal and, to the extent permitted by law, interest and other amounts payable hereunder) due hereunder, third, to the payment of the principal of this Certificate then due and fourth, the balance, if any, remaining thereafter, to the payment of the principal of this Certificate remaining unpaid, in the manner set forth in the last sentence of Section 2.06 of the Indenture.  Without limiting the foregoing, the Holder hereof, by its acceptance of this Certificate, agrees that if it receives any payment or distribution in respect of this Certificate that it is not entitled to receive under Section 2.02 or Section 9.07 of the Indenture, it shall hold any amount so received in trust for the Indenture Trustee and forthwith turn over such amount to the Indenture Trustee in the form received to be applied as provided in Section 9.07 of the Indenture.

This Certificate is one of the Certificates referred to in the Indenture which have been or are to be issued by the Borrower pursuant to the terms of the Indenture.  The Indenture Estate is held by the Indenture Trustee as security, in part, for the Certificates.  Reference is hereby made to the Indenture and the Loan Agreement referred to therein for a statement of the rights and obligations of the Holder hereof, and the nature and extent of the security for this Certificate and of the rights and obligations of the other Certificate Holders, and the nature and extent of the security for the other Certificates, as well as for a statement of the terms and conditions of the trusts created by the Indenture, to all of which terms and conditions in the Indenture and such Loan Agreement each Holder hereof agrees by its acceptance of this Certificate.

There shall be maintained a Certificate Register for the purpose of registering transfers and exchanges of Certificates at the Corporate Trust Office of the Indenture Trustee or at the office of any successor indenture trustee in the manner provided in Section 2.08 of the Indenture.  As provided in the Indenture and subject to certain limitations set forth therein and in the Loan Agreement, this Certificate or any interest herein may, subject to the next following paragraph, be assigned or transferred, and the Certificates are exchangeable for a like aggregate original principal amount of Certificates of any authorized denomination, as requested by the Certificate Holder surrendering the same.

Prior to the due presentment for registration of transfer of this Certificate, the Borrower and the Indenture Trustee shall deem and treat the person in whose name this Certificate is registered on the Certificate Register as the absolute owner of this Certificate and the Certificate Holder for the purpose of receiving payment of all amounts payable with respect to this Certificate and for all other purposes whether or not this Certificate is overdue, and neither the Borrower nor the Indenture Trustee shall be affected by notice to the contrary.

This Certificate is subject to prepayment as permitted by Sections 2.11 and 2.12 of the Indenture and to purchase without the consent of the Holder hereof as provided in Section 2.15(e) of the Indenture and to acceleration by the Indenture Trustee as provided in Section 9.01 of the Indenture, and the Holder hereof, by its acceptance of this Certificate, agrees to be bound by said provisions.

This Certificate shall not be secured by or be entitled to any benefit under the Indenture or be valid or obligatory for any purpose, unless authenticated by the Indenture Trustee as evidenced by the manual signature of one of its authorized signatories on the certificate below.

This Certificate shall be governed by and construed in accordance with the law of the State of New York.

IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed in its corporate name by its officer thereunto duly authorized, as of the date hereof.

PINNACLE AIRLINES, INC. By: Its:

[FORM OF INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION]

This is one of the Certificates referred to in the within-mentioned Indenture.

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as Indenture Trustee By: Its:

Annex A to Certificate

SCHEDULE OF PRINCIPAL PAYMENTS

Interest Payment Date	Principal Amount to be Paid[7]

*     *     *

Section 2.02 Terms of Certificates.  (a)  On the Closing Date the Borrower shall issue Certificates in an aggregate original principal amount equal to the Financed Amount to the Certificate Holders (or their respective nominees) in such amounts as shall be set forth in Schedule II to the Loan Agreement.  Each Certificate shall bear interest on the unpaid principal amount thereof from time to time outstanding from and including the date thereof until such principal amount is paid in full.  Such interest shall accrue with respect to each Interest Period at the Applicable Rate in effect for such Interest Period and shall be payable in arrears on each Interest Payment Date and on the date such Certificate is paid in full.

(b) The principal of the Certificates shall be due and payable in consecutive installments as set forth in Annex A to each Certificate.

(c) Each Certificate shall bear interest at the Past Due Rate on any principal thereof and, to the extent permitted by applicable law, interest and other amounts due thereunder and hereunder, not paid when due (whether at stated maturity, by acceleration or otherwise), for any period during which the same shall be overdue, payable on demand by the respective Certificate Holder given through the Indenture Trustee.

(d) The Certificates shall be executed on behalf of the Borrower by one of its authorized officers.  Certificates bearing the signatures of individuals who were at any time the proper officers of the Borrower shall bind the Borrower, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the respective dates of such Certificates.  No Certificates shall be issued hereunder except those provided for in Section 2.02(a) and any Certificates issued in exchange or replacement therefor pursuant to the terms of this Indenture.  Each Certificate issued under this Section 2.02 shall be dated as of the Closing Date.  No Certificate shall be secured by or entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Certificate a certificate of authentication in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized officers and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.

Section 2.03 Tax Forms.  The Indenture Trustee agrees, to the extent required by applicable law, to withhold from each payment due hereunder or under any Certificate United States federal withholding taxes at the appropriate rate, and, on a timely basis, to deposit such amounts with an authorized depository and make such reports, filings and other reports in connection therewith, and in the manner, required under applicable law.  The Indenture Trustee shall furnish no later than March 15 of each year to each Certificate Holder a U.S. Treasury Form 1042S (or similar forms as at any relevant time in effect), if applicable, indicating payment in full of any Taxes withheld from any payments by the Indenture Trustee to such Certificate Holder together with all such other information and documents reasonably requested by such Certificate Holder and necessary or appropriate to enable such Person to substantiate a claim for credit or deduction with respect thereto for income tax purposes of any jurisdiction with respect to which such Person is required to file a tax return.  Provided that each Certificate Holder which is a Non-U.S. Person has furnished to the Indenture Trustee either (x) a properly completed and currently effective U.S. Treasury Form W-8BEN (or such substitute or successor form as may be required by the United States Treasury Department) establishing exemptions from withholding of United States federal income tax on or prior to the Closing Date (and at such other times as applicable law may require), and has not notified the Indenture Trustee of the withdrawal of such Form prior to the date of each interest payment, or (y) a properly completed and currently effective U.S. Treasury Form W-8ECI or other certificate or form establishing exemption from withholding of United States federal income tax on or prior to the Closing Date (and at such other times as applicable law may require), and has not notified the Indenture Trustee of the withdrawal of such Form or certificate prior to the date of each interest payment, then no amount shall be withheld from payments under the Certificates held by such Certificate Holder in respect of United States federal income tax.  Each Certificate Holder shall indemnify and hold harmless the Indenture Trustee and the Borrower against any claim for United States federal withholding taxes which the Indenture Trustee improperly fails to withhold on payments to such Certificate Holder as a direct result of the invalidity of any certificate or Form provided by such Certificate Holder pursuant to this Section 2.03 (it being understood that the provision of such form or certificate shall constitute a representation by the relevant Certificate Holder as to such Certificate Holder’s qualification for complete or partial exemption from United States federal gross income tax withholding).

Section 2.04 Reserved.

Section 2.05 Method of Payment.  Principal and interest and other amounts due hereunder or under the Certificates or in respect hereof or thereof shall be payable in Dollars in immediately available funds prior to 10:00 a.m., New York, New York time, on the due date thereof, to the Indenture Trustee at the Corporate Trust Office and the Indenture Trustee shall, subject to the terms and conditions hereof, remit all such amounts so received by it to the Certificate Holders entitled thereto at such account or accounts at such financial institution or institutions as the Certificate Holders shall have designated to the Indenture Trustee in writing, in immediately available funds for distribution to the relevant Certificate Holders, such payment to be made, in the case of any such designated account in New York, New York, prior to noon, New York time, on the due date thereof.  In the event the Indenture Trustee shall fail to make any such payment as provided in the immediately foregoing sentence after its receipt of funds at the place and prior to the time specified above, the Indenture Trustee agrees to compensate the Certificate Holders for loss of use of funds in a commercially reasonable manner.  All such payments by the Borrower and the Indenture Trustee shall be made without presentment or surrender of any Certificate and free and clear of and without reduction on account of all wire and other like charges.  Prior to the due presentment for registration of transfer of any Certificate, the Borrower and the Indenture Trustee may deem and treat the Person in whose name any Certificate is registered on the Certificate Register as the absolute owner of such Certificate for the purpose of receiving payment of all amounts payable with respect to such Certificate and for all other purposes whether or not such Certificate shall be overdue, and neither the Borrower nor the Indenture Trustee shall be affected by any notice to the contrary.  Interest hereunder and under the Certificates shall be calculated on the basis of a year of 360 days consisting of 12 thirty day months; provided that for any period during which interest is calculated on the basis of the Past Due Rate, it shall be calculated on the basis specified in the definition of “Past Due Rate” in Section 1.01.  If any sum payable under the Certificates or under this Indenture falls due on a day which is not a Business Day, then such sum shall be payable on the next succeeding Business Day.

Section 2.06 Application of Payments.  Except as otherwise expressly provided herein, each payment of principal and interest or other amounts due in respect of each Certificate shall be distributed to the Holders thereof ratably, without priority of any one Certificate over any other Certificate, in the proportion that the amount of such payment or payments then due under each Certificate bears to the aggregate amount of the payments then due under all Certificates.  Each such payment shall, except as otherwise expressly provided herein, be applied, first, to the payment of any amount (other than the principal of or interest on such Certificate) due in respect of such Certificate, second, to the payment of interest on such Certificate (as well as any interest on overdue principal and, to the extent permitted by law, interest and other amounts payable thereunder) due thereunder, third, to the payment of the principal of such Certificate then due and fourth, the balance, if any, remaining thereafter, to the payment of the principal of such Certificate remaining unpaid (provided that such Certificate shall not be subject to prepayment or purchase without the consent of the affected Certificate Holder except as permitted by Sections 2.11 and 2.12).  The amounts paid pursuant to clause fourth above shall be applied to the installments of principal of such Certificate in inverse order of maturity.

Section 2.07 Intentionally Omitted.

Section 2.08 Registration, Transfer and Exchange of Certificates.  The Indenture Trustee agrees with the Borrower that the Indenture Trustee shall keep a register (herein sometimes referred to as the “Certificate Register”) in which provision shall be made for the registration of Certificates and the registration of transfers of Certificates.  Prior to the due presentment for registration of the transfer of any Certificate, the Borrower and the Indenture Trustee shall deem and treat the person in whose name such Certificate is registered on the Certificate Register as the absolute owner of such Certificate, and the Certificate Holder for the purpose of receiving payment of all amounts payable with respect to such Certificate, and for all other purposes whether or not such Certificate is overdue, and neither the Borrower nor the Indenture Trustee shall be affected by notice to the contrary.  The Certificate Register shall be kept at the Corporate Trust Office of the Indenture Trustee or at the office of any successor indenture trustee, and the Indenture Trustee is hereby appointed “Certificate Registrar” for the purpose of registering Certificates and transfers of Certificates as herein provided.  Subject to the satisfaction of the conditions specified in Section 8(g) of the Loan Agreement, upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Borrower shall execute, and the Indenture Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal amount.  At the option of the Certificate Holder, its Certificates may be exchanged for other Certificates of any authorized denominations, of a like aggregate principal amount, upon surrender of the Certificates to be exchanged at the Corporate Trust Office.  Each new Certificate issued upon transfer or exchange shall be in a principal amount of at least [***] (except as may be necessary to evidence the entire outstanding principal amount of a Certificate) and dated the Closing Date.  Whenever any Certificates are so surrendered for exchange, the Borrower shall execute, and the Indenture Trustee shall authenticate and deliver, the Certificates which the Certificate Holder making the exchange is entitled to receive.  All Certificates issued upon any registration of transfer or exchange of Certificates shall be the valid obligations of the Borrower evidencing the same respective obligations, and entitled to the same security and benefits under this Indenture, as the Certificates surrendered upon such registration of transfer or exchange.  Every Certificate presented or surrendered for registration of transfer or exchange, shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by the Certificate Holder thereof or his attorney duly authorized in writing, and the Indenture Trustee may require evidence reasonably satisfactory to it as to the compliance of any such transfer with the Securities Act and the securities laws of any applicable state.  The Indenture Trustee shall make a notation on each new Certificate or Certificates of the amount of all payments of principal previously made on the old Certificate or Certificates with respect to which such new Certificate is issued and the date to which interest accrued on such old Certificate or Certificates has been paid.  The Indenture Trustee shall not be required to register the transfer of or exchange any surrendered Certificates as above provided during the five calendar day period preceding the due date of any payment on such Certificates.  The Borrower and the Indenture Trustee shall treat the Person in whose name each Certificate is registered on the Certificate Register as the Certificate Holder with respect thereto for all purposes hereof until due presentment for registration of transfer as provided in this Section 2.08.  The Indenture Trustee shall give the Borrower and each Certificate Holder prompt written notice of such transfer of a Certificate under this Section 2.08.  Each Holder of a Certificate, by its acceptance thereof, agrees to comply with the requirements of Section 8(g) of the Loan Agreement, and that any transfer of any Certificate acquired by it hereunder shall not be effected unless the transferee shall have delivered to the Indenture Trustee and the Borrower a written representation as to the matters specified in Section 8(g) of the Loan Agreement and, notwithstanding the above, such transferee by its acceptance of a Certificate shall be deemed to have made such a representation as of its date of acceptance.

Section 2.09 Mutilated, Destroyed, Lost or Stolen Certificates.  If any Certificate shall become mutilated, destroyed, lost or stolen, the Borrower shall, upon the written request of the affected Certificate Holder, execute, and the Indenture Trustee shall authenticate and deliver in replacement thereof, a new Certificate, in the same principal amount, dated the date of such Certificate and designated as issued under this Indenture.  If the Certificate being replaced has become mutilated, such Certificate shall be surrendered to the Indenture Trustee and a photocopy thereof shall be furnished to the Borrower by the Indenture Trustee.  If the Certificate being replaced has been destroyed, lost or stolen, the affected Certificate Holder shall furnish to the Borrower and the Indenture Trustee such security or indemnity as may be reasonably required by them to hold the Borrower and the Indenture Trustee harmless and evidence satisfactory to the Borrower and the Indenture Trustee of the destruction, loss or theft of such Certificate and of the ownership thereof; provided, however, that if the affected Certificate Holder is the Original Certificate Holder, the written notice of such destruction, loss or theft and such ownership and the written undertaking of such Certificate Holder delivered to the Borrower and the Indenture Trustee to hold harmless the Borrower and the Indenture Trustee in respect of the execution, authentication and delivery of such new Certificate shall be sufficient evidence, security and indemnity.

Section 2.10 Payment of Expenses on Transfer.  Upon the issuance of a new Certificate or new Certificates pursuant to Section 2.08 or 2.09, the Borrower and/or the Indenture Trustee may require from the party requesting such new Certificate or Certificates payment of a sum sufficient to reimburse the Borrower and/or the Indenture Trustee for, or to provide funds for, the payment of any Tax or other governmental charge in connection therewith or any charges and expenses and reasonable out-of-pocket expenses including reasonable attorneys’ fees connected with such Tax or other governmental charge paid or payable by the Borrower or the Indenture Trustee.

Section 2.11 Prepayment.  (a)  So long as no Event of Default has occurred and is continuing, the Borrower may, at any time after the first principal repayment date and on 30 days’ irrevocable written notice to the Indenture Trustee, prepay on the date specified in such notice in whole, or in part, the Loan Certificates then outstanding at the principal amount thereof (or portion thereof to be repaid), together with accrued interest thereon to the date of prepayment plus all Break Amount, if any, and all other amounts then due to the Holders of the Certificates hereunder, thereunder and under the other Operative Documents; provided that any partial prepayment shall be in an aggregate original principal amount of at least $[***] and in $[***] multiples thereof unless the Borrower is prepaying [***] of the outstanding principal amount in full, and the amount thereof shall be specified in such written notice.  The Indenture Trustee will give prompt notice of the Borrower’s intent to prepay to the Certificate Holders.

(b)  (i)            The Certificates shall be prepaid in full, but not in part, together with accrued interest thereon to the date of prepayment (but excluding all Make-Whole Amount) and all other amounts due hereunder and under the other Operative Documents to the Certificate Holders upon the occurrence of an Event of Loss with respect to the Airframe (unless pursuant to Section 5.01, a Replacement Airframe, together with the same number of Replacement Engines as the Engines, if any, subject to such Event of Loss, shall have been substituted for the Airframe and the Engines subject to such Event of Loss), on the earlier of the date of the Borrower’s payment with respect to such Event of Loss in Section 5.01 or the last day permitted for such payment under said Section 5.01.  The Indenture Trustee will give notice of prepayment to the Certificate Holders under this Section 2.11(b)(i) promptly.

(ii) The Certificates held by any Holder making a claim under Section 2.15 hereof or Section 7(d) of the Loan Agreement may be prepaid in full, together with accrued interest thereon to the date of prepayment plus all Break Amount and all other amounts due hereunder (including, without limitation, under Section 2.15 hereof or Section 7(d) of the Loan Agreement) and under the other Operative Documents by the Borrower upon providing at least five Business Days’ prior written notice to such Holder of its intention to so prepay such Holder’s Certificates.  Upon receipt by the Indenture Trustee of the amounts required for prepayment as provided in this clause (ii), the Indenture Trustee shall pay such amounts to the affected Holder.

(c) On the second Business Day prior to the occurrence or anticipated occurrence of a Pinnacle Event or Change in Control, the Requisite Portion of the Certificates shall become due and payable, and the Borrower shall immediately prepay the Certificates in an amount equal to the Requisite Portion thereof, together with accrued interest thereon to the date of prepayment plus any Break Amount and all other amounts due thereunder and hereunder and under the other Operative Documents.

(d) In the event that any Certificate Holder is entitled to a payment under Section 2.15 hereof or Section 7(c) of the Loan Agreement, the Borrower and such Certificate Holder shall cooperate for a period of 60 days to:

(i) first, restructure the Loan for such Certificate Holder so as to eliminate the need for any such payment (it being agreed that such Certificate Holder shall have no obligation to proceed with such restructuring to the extent such restructuring would:

(1) result in an adverse regulatory consequence for such Certificate Holder; or

(2) involve any unreimbursed or unindemnified cost for such Certificate Holder); or

(ii) if no restructuring can be arranged, attempt, with the Borrower acting as marketing agent, to find an entity reasonably satisfactory to such Certificate Holder to purchase its Certificate.

The affected Certificate Holder shall be paid (by the purchasing entity or the Borrower) the outstanding principal balance of the Certificate, all accrued and unpaid interest thereon, any Break Amount incurred (calculated as if such purchase were a prepayment of such Certificate) and all other amounts owed to such Certificate Holder under any Operative Document as a condition precedent to such purchase.

In the event the Borrower is unable to find a purchaser of such Certificate, then, so long as no Default or Event of Default shall have occurred and be continuing on at least 5 Business Days’ prior written notice, the Borrower may prepay on the date specified in its notice of prepayment, in whole such Certificate at the principal amount thereof together with accrued and unpaid interest thereon to the date of prepayment plus the Break Amount, if any and all other amounts due to such Certificate Holder hereunder, thereunder and under the other Operative Documents.

Section 2.12 Provisions Relating to Prepayment.  (a)  Notice of prepayment having been given, the principal amount of the Certificates so to be prepaid, plus accrued interest thereon to the date of prepayment, together with any required Break Amount, herein provided, shall become due and payable on the prepayment date.

(b) On the date fixed for prepayment under Section 2.11, immediately available funds in Dollars shall be deposited by the Borrower in the account of the Indenture Trustee at the place and by the time and otherwise in the manner provided in Section 2.05, in an amount equal to the principal amount of Certificates to be prepaid together with accrued and unpaid interest thereon to the date fixed for such prepayment, any required Break Amount, and all other amounts then due to the Holders of the Certificates hereunder and under the other Operative Documents.

(c) Each Holder of a Certificate shall furnish to the Borrower, with a copy to the Indenture Trustee, by no later than the Business Day next preceding the scheduled prepayment date, a certificate setting forth in reasonable detail the calculation of the amounts of Break Amount due to such Holder, which certificate shall be conclusive and binding absent manifest error.

Section 2.13 Reserved.

Section 2.14 Certificates in Respect of Replacement Aircraft.  Upon the execution and delivery of an Indenture Supplement covering a Replacement Airframe or Replacement Engine, as provided in Section 5.01, each Certificate shall be deemed to have been issued in connection with such Replacement Airframe and Replacement Engine and each Certificate issued thereafter upon a transfer or exchange of, or as a replacement for, a Certificate, shall be designated as having been issued in connection with such Replacement Airframe and Replacement Engine, but without any other change therein except as provided for in this Article II.

Section 2.15 Increased Costs.  (a)  The Borrower shall pay directly to each Certificate Holder from time to time such amounts as such Certificate Holder may determine to be necessary to compensate such Certificate Holder for any increase in actual costs that such Certificate Holder reasonably determines are attributable to its making or maintaining of its Loan or the loans evidenced by its Certificate or funding arrangements utilized in connection with such loans, or any reduction in any amount receivable by such Certificate Holder hereunder in respect of any of its Loans, such loans or such arrangements (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change that:

(i) imposes any Tax that is the functional equivalent of any reserve, special deposit or similar requirement of the sort covered by Section 2.15(a)(ii); or

(ii) imposes or modifies any reserve, special deposit or similar requirements (including any Reserve Requirement) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Certificate Holder (including, without limitation, any of such loans or any deposits referred to in the definition of “LIBO Rate”), or any such obligations; or

(iii) imposes any other condition affecting this Agreement or such Holder’s Certificate (or any of such extensions of credit or liabilities) or any such obligation.

(b) Without limiting the effect of the foregoing provisions of this Section 2.15 (but without duplication), the Borrower shall pay directly to any Certificate Holder from time to time on request such amounts as such Certificate Holder may reasonably determine to be necessary to compensate such Certificate Holder (or, without duplication, the holding company of which such Certificate Holder is a subsidiary) for any increase in actual costs that it determines are attributable to the maintenance by such Certificate Holder (or any lending office or such holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful so long as compliance therewith is standard banking practice in the relevant jurisdiction) of any court or governmental or monetary authority following:

(i) any Regulatory Change; or

(ii) implementing any risk-based capital guideline or other similar requirement hereafter issued by any government or governmental or supervisory authority, of capital in respect of its Loans or such Certificate or funding arrangements utilized in connection with such Certificate; such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Certificate Holder (or any lending office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request.

(c) The affected Certificate Holder shall notify the Borrower of any event occurring after the date of this Agreement entitling such Certificate Holder to compensation under Sections 2.15(a) or (b) as promptly as practicable, but in any event within 60 days after such Certificate Holder obtains actual knowledge thereof, provided that, such Certificate Holder will use commercially reasonable efforts (at the Borrower’s expense) to mitigate the amount of the Additional Costs associated with such event, including designating a different lending office for its Certificate if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable opinion of such Certificate Holder, result in any economic, legal or regulatory disadvantage to such Certificate Holder (other than economic disadvantages for which the Borrower agrees to indemnify such Certificate Holder and which indemnity is acceptable to such Certificate Holder in its discretion acting reasonably based on its credit assessment of the Borrower).

(d) The affected Certificate Holder will furnish to the Borrower an officer’s certificate setting forth in reasonable detail:

(i) the events giving rise to such Additional Costs;

(ii) the basis for determining and allocating such Additional Costs; and

(iii) the amount of each request by such Certificate Holder for compensation under Sections 2.15(a) or (b) (subject, however, to any limitations such Certificate Holder may require in respect of disclosure of confidential information relating to its capital structure unless Borrower agrees to enter into a confidentiality agreement with such Certificate Holder), together with a statement that the determinations and allocations made in respect of the Additional Costs comply with the provisions of this Section 2.15.

Determinations and allocations by any Certificate Holder for purposes of this Section 2.15 of the effect of any Regulatory Change pursuant to Section 2.15(a), or of the effect of capital maintained pursuant to Section 2.15(b), on its costs or rate of return of maintaining its Loan or its Certificate or its funding, or on amounts receivable by it in respect of its Certificate, and of the amounts required to compensate such Certificate Holder under this Section 2.15, shall be conclusive absent manifest error, provided that such determinations and allocations are made on a reasonable basis and, in the case of allocations, are made fairly.

(e) The Borrower shall not be required to make payments under this Section to any Certificate Holder if (i) a claim hereunder arises through circumstances peculiar to such Certificate Holder and which do not affect commercial lenders in the same jurisdiction generally; (ii) such Certificate Holder is required by Section 2.15(f) to sell its Certificate to a designated purchaser (which may be the Borrower) but fails to do so (other than as a result of such designated purchaser failing to purchase such Certificate); (iii) such Certificate Holder is not also seeking indemnification against similar increased costs, to the extent it is entitled to do so, in transactions with substantial borrowers (it being agreed that an officer’s certificate to the contrary from such Certificate Holder shall constitute conclusive evidence of such fact); or (iv) the claim arises out of a voluntary relocation by such Certificate Holder of its lending office (it being understood that any such relocation effected pursuant to this Section 2.15 is not “voluntary”).

(f) If any Certificate Holder gives notice of a claim against the Borrower under Section 2.15(c), the Borrower shall have the right by notice to such Certificate Holder to request such Certificate Holder to sell, without representation or warranty (except for its own acts), its Certificate on a Business Day not fewer than ten days after the giving of such notice (the “PurchaseDate”) to a Person (which may be the Borrower) designated by the Borrower (the “Purchaser”) at a purchase price equal to either (A) the sum of (i) the aggregate outstanding principal amount of such Certificate, plus (ii) accrued interest to the Purchase Date, plus (iii) any Break Amount, if any, as if such Certificate was being prepaid pursuant to Section 2.11, plus (iv) all other amounts owing to such Certificate Holder under the Operative Documents, or (B) a lesser amount than the preceding clause (A), so long as the Borrower pays an additional amount sufficient to cover the amount of such shortfall (as compared to such clause (A)).

Section 2.16 Illegality.  Notwithstanding any other provision of this Agreement or the Indenture, if any Certificate Holder (the “Illegal Certificate Holder”) shall notify any of the parties hereto that the introduction after the date of this Agreement of or any change after the date of this Agreement or any other Operative Document in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Certificate Holder to make, fund or allow to remain outstanding its Certificate, then such Certificate Holder shall, promptly after becoming aware of the same, deliver to the Borrower a certificate to that effect, and the Certificate Holder shall, at Borrower’s expense, use reasonable efforts to attempt to cure such illegality and in the event such illegality shall not have been cured, on or before the earlier of (a) the next Interest Payment Date or (b) thirty (30) days following such notification, the Borrower shall immediately prepay the aggregate outstanding principal amount of such Certificate in full, together with accrued interest thereon to the date of prepayment plus all the Break Amount, if any and all other amounts due thereunder and hereunder and under the other Operative Documents to such Illegal Certificate Holder.

ARTICLE III

REGISTRATION AND MAINTENANCE; OPERATION; POSSESSION AND LEASES; INSIGNIA

Section 3.01 Registration and Maintenance.  The Borrower shall:  (1) (a) on the Closing Date, cause the Aircraft to be duly registered in its name (if not so registered) and, at all times thereafter, cause the Aircraft to remain duly registered in the United States of America in its name under the Federal Aviation Act (except to the extent that the Aircraft is registered in another country as permitted by the Operative Documents) and (b) on the Closing Date, cause this Trust Indenture to be duly filed for recording with the FAA and cause the international interest granted in the Airframe and Engines pursuant to the Trust Indenture to be registered pursuant to the Cape Town Convention, subject to the Indenture Trustee providing its consent to the International Registry with respect thereto, and, at all times thereafter, so long as any Certificate shall be outstanding or any amount shall be owing to any Holder, cause the Trust Indenture to be maintained of record as a first priority (subject to Permitted Liens) and perfected mortgage on the Aircraft (or, in the case of registration of the Aircraft outside of the United States, cause to be in force and effect documentation appropriate for that jurisdiction that protects the interests of the Holders on a first priority (subject to Permitted Liens) and perfected basis, including, without limitation, pursuant to the Cape Town Convention, if applicable); (2) maintain, service, repair, and overhaul (or cause to be maintained, serviced, repaired, and overhauled) the Aircraft (and any engine which is not an Engine but which is installed on the Aircraft) (a) so as to keep the Aircraft in as good an operating condition as when delivered to the Borrower by the Manufacturer (ordinary wear and tear excepted) and so as to keep the Aircraft in such condition as may be necessary to enable the airworthiness certification for the Aircraft to be maintained in good standing at all times under the Federal Aviation Act (or under the applicable requirements of another country of registry) except when (i) the Aircraft is being temporarily stored and is not operational, (ii) the Aircraft is being serviced, repaired, maintained, overhauled, tested or modified, in each case in compliance with the terms hereof, (iii) all Bombardier Model ____________ aircraft of comparable vintage and/or configuration have been grounded by the FAA, or (iv) laws or regulations affecting airworthiness are being contested in good faith and by appropriate proceedings so long as such proceedings do not materially adversely affect the Indenture Trustee or its interest in the Aircraft, and (b) in accordance with the Maintenance Program for the Aircraft and except during periods when a Lease is in effect, the same standards as the Borrower uses with respect to aircraft of similar size in its fleet and, during a period when a Lease is in effect, the same standards used by the Lessee thereunder with respect to similar aircraft of similar size in its fleet and operated by such Lessee in similar circumstances; and (3) maintain or cause to be maintained in English all records, logs and other materials required to be maintained in respect of the Aircraft by the FAA or the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered.

Notwithstanding the registration requirements of clause (1)(a) of the preceding paragraph, the Borrower shall have the right, at any time so long as no Special Default or Event of Default shall have occurred and be continuing, with at least 45 days’ prior written notice, to register the Aircraft outside of the United States.  Any such change in registration shall be effected only in compliance with, and subject to all of the conditions set forth in, Annex A of this Trust Indenture.

Section 3.02 Operation.  The Borrower will not (and will not permit any Lessee to) maintain, use, service, repair, overhaul or operate the Aircraft in violation of any law, rule, regulation, treaty, or order of any government or governmental authority (domestic or foreign) having jurisdiction over such activity, or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by any such authority (except minor or non-recurring violations with respect to which corrective measures are taken promptly by the Borrower or Lessee or which could not reasonably be expected to have a Material Adverse Effect), unless (i) the Borrower or any Lessee is contesting in good faith the validity or application of any such law, rule, regulation, treaty or order, or requirement under any certificate, license or registration, so long as such contest does not involve a material risk of the sale, forfeiture or loss of the Aircraft, the Airframe or any Engine, or the Indenture Trustee’s interest therein or any imposition of material civil or any criminal penalties against Indenture Trustee or any Certificate Holder or (ii) it is not possible for the Borrower (or a Lessee) to comply with the laws of a jurisdiction other than the United States (or other than any jurisdiction in which the Aircraft is then registered) because of a conflict with the applicable laws of the United States (or such jurisdiction in which the Aircraft is then registered), so long as the failure to comply with the laws of such jurisdiction does not involve a material risk of the sale, forfeiture or loss of the Aircraft, Airframe or any Engine or the Indenture Trustee’s interest therein or any imposition of material civil or any criminal penalties against Indenture Trustee or any Certificate Holder.  The Borrower will not operate or fly the Aircraft (i) in or to any war zone or any area of recognized hostility if the indemnities specified in Section 6.06 or War Risk Insurance, or some combination thereof, has not been obtained, or (ii) in any area excluded from coverage by any insurance required to be maintained by the terms of Article VI (or any indemnity issued pursuant to Section 6.06 hereof in lieu thereof); provided, however, that the failure of the Borrower to comply with the provisions of this sentence shall not give rise to an Event of Default hereunder where such failure is an extraordinary occurrence attributable to a hijacking, medical emergency, equipment malfunction, weather condition, navigational error or diversion forced by military aircraft.

Section 3.03 Possession and Leases.  The Borrower will not, without the prior written consent of the Indenture Trustee (such consent not to be unreasonably withheld or delayed), lease or otherwise in any manner deliver, transfer or relinquish possession of the Airframe or any Engine or install or permit any Engine to be installed on any airframe other than the Airframe; provided that so long as no Event of Default shall have occurred and be continuing at the time of such Lease, delivery, transfer or relinquishment of possession or installation, the Borrower may, without the prior written consent of the Indenture Trustee:

(a) subject or permit any Lessee to subject any Engine to normal interchange agreements or to normal pooling or similar arrangements, in each case customary in the airline industry and entered into by the Borrower (or any Lessee) in the ordinary course of its business with (w) a U.S. Air Carrier, (x) any Canadian air carrier who shall be authorized by the Canadian Minister of Transport to operate the Engine or (y) any other air carrier approved in writing by the Indenture Trustee (which approval will not be unreasonably withheld or delayed) who shall not then be subject to a proceeding or final order under applicable bankruptcy, insolvency or reorganization laws; provided that (i) no such agreement or arrangement contemplates or requires the transfer of title to the Airframe or any Engine and (ii) if the Borrower’s title to any Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine and the Borrower shall (or shall cause any Lessee to) comply with Section 5.02 hereof in respect thereof;

(b) deliver or permit any Lessee to deliver possession of the Airframe or any Engine (i) to the Manufacturer or the Engine Manufacturer, or to any Person for testing, service, repair, maintenance or overhaul work on the Airframe or any Engine or for alterations or modifications in or additions to the Airframe or Engine(s) or (ii) to any Person for the purpose of transport to a Person referred to in the preceding clause (i);

(c) install or permit Lessee to install an Engine on (1) an airframe owned by the Borrower or such Lessee, free and clear of all Liens, except (i) Permitted Liens and those that do not apply to such Engine and (ii) the rights of third parties under normal interchange or pooling agreements and arrangements which are customary in the airline industry and do not contemplate or require the transfer of title to such Engine or (2) an airframe owned by the Borrower (or any Lessee), leased to the Borrower (or any Lessee), or owned or purchased by the Borrower (or any Lessee) subject to a conditional sale or other security agreement, provided that (A) such airframe is free and clear of all Liens, except (i) in the case of airframes leased to the Borrower (or any Lessee) or owned or purchased by the Borrower (or any Lessee) subject to a conditional sale or other security agreement, the rights of the parties to the lease or conditional sale agreement or other security agreement covering such airframe, or their assignee, (ii) Permitted Liens, and (iii) the rights of other air carriers under normal interchange agreements which are customary in the airline industry and do not contemplate or require the transfer of title to such Engine, and (B) any such lease, conditional sale or other security agreement provides that such Engine shall not become subject to the Lien of such lease, conditional sale or other security agreement, notwithstanding the installation thereof on such airframe, and the inclusion in such agreement of a provision similar to the last paragraph of this Section 3.03 shall satisfy such requirement;

(d) install or permit Lessee to install an Engine on an airframe owned by the Borrower or Lessee, leased to the Borrower or purchased by the Borrower or Lessee subject to a conditional sale or other security agreement under circumstances where paragraph 3.03(c) above is inapplicable, provided that such installation shall be deemed an Event of Loss with respect to such Engine and the Borrower shall comply with Section 5.02 hereof in respect thereof, the Indenture Trustee not intending hereby to waive any right or interest it may have to or in such Engine under applicable law until compliance by the Borrower with such Section 5.02;

(e) transfer or permit any Lessee to transfer possession of the Airframe or any Engine to the United States of America or any instrumentality or agency thereof pursuant to CRAF so long as the Borrower (or such Lessee) shall promptly notify the Indenture Trustee upon transferring possession of the Airframe or any Engine to the United States of America or any agency or instrumentality thereof pursuant to such program and provide the Indenture Trustee with the name and address of the Contracting Office Representative for the Military Aircraft Command of the United States Air Force to whom notice must be given in the event the Indenture Trustee desires to give notice as provided in Article IX hereof;

(f) transfer or permit any Lessee to transfer possession of the Airframe or any Engine to the United States of America or any instrumentality or agency thereof which bears the full faith and credit of the United States of America; and

(g) provided that no Special Default has occurred and is continuing, with the prior written consent of the Indenture Trustee (such consent not to be unreasonably withheld), enter into a lease of the Aircraft, the Airframe or any Engine with:  (a) any U.S. Air Carrier not then subject to bankruptcy, reorganization or insolvency proceedings; or (b) any non-U.S. Air Carrier principally based and domiciled in a country reasonably satisfactory to the Indenture Trustee if at the time of such lease the United States of America and Canada maintain normal diplomatic relations with the country in which such air carrier is based and the Indenture Trustee shall have received (A) evidence that:  (1) if requested by the Indenture Trustee (and such request is reasonable in light of the circumstances) and if and to the extent obtainable with reasonable effort, all necessary governmental approvals required for the leased equipment, the Airframe or any Engine, as the case may be, to be exported from the applicable country of domicile upon repossession of such leased equipment by the Indenture Trustee (and the Borrower as lessor) shall have been obtained prior to commencement of any such lease; and (2) the insurance requirements of Article VI are satisfied and (B) an opinion of counsel (which is reasonably satisfactory to the Indenture Trustee) that:  (1) it is not necessary for the Indenture Trustee or any Certificate Holder to register or qualify to do business in such country solely as a result of the proposed lease and without giving effect to any other activity of the Indenture Trustee or such Certificate Holder, unless the only result of such registration or qualification is a Tax or cost that the Borrower is indemnifying such party against; (2) that the Indenture Trustee’s Lien on the leased equipment will be recognized under the laws of such country; (3) the laws of such country of domicile require fair compensation by the government of such jurisdiction payable in a currency freely convertible into Dollars for the loss of the title to the leased equipment in the event of the requisition by such government of title (unless the Borrower shall provide insurance covering the risk of requisition of title to the leased equipment by the government of such jurisdiction so long as the leased equipment is subject to such lease); (4) the required agreement of such non-U.S. Air Carrier that its rights under the Lease are subject and subordinate to all of the terms of this Trust Indenture is enforceable against such non-U.S. Air Carrier under applicable law (subject only to customary exceptions to enforceability); and (5) there exist no possessory rights in favor of such Lessee under the laws of such jurisdiction which would, upon bankruptcy of the Borrower or other default by the Borrower or Lessee and assuming that at such time such Lessee is not insolvent or bankrupt, prevent the return of the Aircraft to the Borrower or the Indenture Trustee in accordance with and when permitted by the terms of Article IX hereof upon the exercise by the Indenture Trustee of remedies under Article IX hereof.

The rights of any Lessee or other transferee who receives possession by reason of a transfer permitted by this Section 3.03 (other than the transfer of an Engine deemed an Event of Loss) shall be subject and subordinate to, and any Lease permitted by this Section 3.03, shall expressly provide that it is subject and subordinate to, all the terms of this Trust Indenture; provided that in the case of the use of the Aircraft in CRAF the subject and subordinate requirements herein shall be subject to the notice specified in Article IX and other requirements of the CRAF program.  In the case of any Lease, the Borrower shall remain primarily liable hereunder for the performance of all of the terms of this Trust Indenture, and the terms of any such Lease shall not permit any Lessee to take any action not permitted to be taken by the Borrower hereunder with respect to the Aircraft and may permit the Borrower to cure any default by Lessee and to terminate the Lease upon such default; provided, however, that the Borrower may procure such performance from any Lessee pursuant to the relevant Lease, and the Indenture Trustee hereby agrees to accept such performance by such Lessee in satisfaction of the Borrower’s obligations hereunder; and provided further that all rights accruing hereunder to the Borrower shall likewise accrue to such Lessee.  Without the prior written consent of Indenture Trustee, which consent shall not be unreasonably withheld or delayed, no Lease shall permit the further leasing of the Aircraft.  Subject to Borrower’s obligations in paragraph (g) above, concurrently with the commencement of any Lease, Borrower shall deliver to Indenture Trustee (i) a notice stating the identity of the applicable Lessee and stating that no Event of Default shall have occurred and be continuing, that such Lease complies with this Section 3.03 and the applicable Lessee is not then subject to a proceeding or final order under applicable bankruptcy, insolvency or reorganization laws; (ii) an insurance certificate evidencing compliance with the requirements of this Lease; (iii) an opinion of counsel satisfying the requirement set forth in clause (a) of Annex A covering the country in which the Lessee is domiciled and addressing subleasing of the Aircraft rather than reregistration, if such opinion is required by the Operative Documents; and (iv) a copy of the Lease documentation.

Leases having a term in excess of six (6) months shall be assigned by Borrower to Indenture Trustee as security for Borrower’s obligations under the Trust Indenture; provided that, except during the continuance of an Event of Default, (x) the rentals payable thereunder shall not be required to be paid to the Indenture Trustee and (y) rights as lessor under any Lease shall not vest (to the exclusion of Borrower as lessor thereunder) in the Indenture Trustee.  During the continuance of an Event of Default the Indenture Trustee shall have the exclusive right to enforce the terms of such Lease.

In addition to the foregoing, with respect to any Lease to a Lessee that is situated in a Contracting State to the Cape Town Convention (as at the time of entry into such Lease, whether in respect of both the Airframe and the Engines or only the Airframe), in connection with such Lease, (A) each of Borrower and Indenture Trustee agree that there shall be registered with the International Registry (i) first, the international interest in the Airframe and Engines, as the case may be, vested in Borrower as lessor under the Lease and (ii) second, if Borrower is obligated to assign such Lease to Indenture Trustee, an assignment by Borrower of such international interest attributable to such Lease (excluding, in any case, Borrower’s ownership interest in the Aircraft) and (B) Borrower shall have received a favorable opinion of counsel (which is reasonably satisfactory to Indenture Trustee and Certificate Holder), and a supporting priority search certificate issued by the International Registry, regarding such registrations.  Indenture Trustee agrees that with respect to any Lease assigned to Indenture Trustee as provided herein, upon termination of such Lease, Indenture Trustee shall discharge at the International Registry Indenture Trustee’s interest in the Airframe and Engines attributable to the assignment of such Lease.

Any Wet Lease or similar arrangement under which the Borrower maintains operational control of the Aircraft shall not constitute a delivery, transfer or relinquishment of possession for purposes of this Section 3.03.  Any consolidation or merger of the Borrower or conveyance, transfer or lease of all or substantially all of the Borrower’s assets permitted by the Operative Documents shall not be prohibited by this Section 3.03.  In connection with any Lease, all necessary action shall be taken by Borrower at its expense which is required to continue the perfection of the Indenture Trustee’s perfected security interest in the Aircraft, the Airframe and the Engines.  The Borrower agrees to pay all reasonable out-of-pocket costs and reasonable expenses (including, without limitation, reasonable counsel fees and disbursements) of Indenture Trustee and each Certificate Holder in connection with any leasing pursuant to this Section 3.03.

The Indenture Trustee and each Certificate Holder agrees, for the benefit of the Borrower (and any Lessee) and for the benefit of any mortgagee or other holder of a security interest in any engine owned by the Borrower (or any Lessee), any lessor of any engine leased to the Borrower (or any Lessee) and any conditional vendor of any engine purchased by the Borrower (or any Lessee) subject to a conditional sale agreement or any other security agreement, that no interest shall be created hereunder in any engine so owned, leased or purchased and that  the Indenture Trustee and such Certificate Holder, and their respective successors or assigns, will not acquire or claim, as against the Borrower (or any Lessee) or any such mortgagee, lessor or conditional vendor or other holder of a security interest any right, title or interest in such engine as the result of such engine being installed on the Airframe.

Section 3.04 Insignia.  On or prior to the Closing Date, or as soon thereafter as practicable, the Borrower agrees to affix and maintain (or cause to be affixed and maintained) in the cockpit of the Airframe and on each Engine (subject to temporary removal during maintenance) a nameplate bearing the inscription:

Mortgaged To

Wells Fargo Bank Northwest, National Association, as Indenture Trustee

(such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any successor to the Indenture Trustee as permitted under the Operative Documents).

Nothing herein contained shall prohibit the Borrower (or any Lessee) from placing its customary colors and insignia on the Airframe or any Engine or from otherwise operating the Aircraft in its livery.

ARTICLE IV

REPLACEMENT AND POOLING OF PARTS; ALTERATIONS, MODIFICATIONS AND ADDITIONS

Section 4.01 Replacement of Parts.  The Borrower will promptly replace or cause to be replaced all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in Section 4.03.  In addition, the Borrower may, at its own cost and expense, or may permit a Lessee at its own cost and expense to, remove (or cause to be removed) in the ordinary course of maintenance, service, repair, overhaul or testing any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided, however, that the Borrower, except as otherwise provided herein, at its own cost and expense, will, or will cause, a Lessee at its own cost and expense to, replace such Parts as promptly as practicable.  All replacement parts (other than replacement parts temporarily installed as provided in Section 4.02) shall be free and clear of all Liens (except Permitted Liens and any arrangement permitted by Section 4.02), and shall be in as good an operating condition, and shall have a value and utility substantially equal to, the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof.  All Parts at any time removed from the Airframe or any Engine shall remain subject to the Lien of this Trust Indenture, no matter where located, until such time as such Parts shall be replaced by parts which meet the requirements for replacement parts specified above.  Immediately, upon any replacement part becoming incorporated or installed in or attached to the Airframe or any Engine, without further act (subject only to Permitted Liens and any arrangement permitted by Section 4.02 hereof), (i) such replacement part shall become subject to the Lien of this Trust Indenture and be deemed a Part for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine and (ii) the replaced Part shall no longer be deemed a Part hereunder and shall be free and clear of the Lien of this Trust Indenture.

Section 4.02 Pooling of Parts; Temporary Replacement Parts.  Any Part removed from the Airframe or any Engine as provided in Section 4.01 hereof may be subjected by the Borrower (or any Lessee) to a pooling arrangement of the type which is permitted for Engines by paragraph 3.03(a); provided that the part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or Engine in accordance with Section 4.01 as promptly as practicable after the removal of such removed Part.  In addition, the Borrower (or any Lessee) may use temporary parts or pooled parts on the Aircraft as temporary replacements for Parts, provided that the Borrower (or any Lessee) as promptly thereafter as practicable, either (1) causes such pooled or temporary replacement part to become subject to the Lien of this Trust Indenture free and clear of all Liens other than Permitted Liens or (2) replaces such replacement part with a further replacement part owned by the Borrower (or any Lessee) which meets the requirements of Section 4.01 and which shall become subject to the Lien of this Trust Indenture, free and clear of all Liens other than Permitted Liens.

Section 4.03 Alterations, Modifications and Additions.  The Borrower will make (or cause to be made) such alterations, modifications and additions to the Airframe and Engines as may be required to meet the applicable standards of the FAA or any other regulatory agency or body of the jurisdiction in which the Aircraft may be registered except when (i) the Aircraft is being temporarily stored and is not operational, (ii) all Bombardier Model _________ aircraft of comparable vintage and/or configuration have been grounded by the FAA, or (iii) the requirement to make such Mandatory Modification is  being contested in good faith and by appropriate proceedings so long as such proceedings do not materially adversely affect the Indenture Trustee or its interest in the Aircraft.  In addition, the Borrower, at its own expense may from time to time make (or permit a Lessee to make) such alterations and modifications in and additions to the Airframe or any Engine (each, an “Optional Modification”) as the Borrower may deem desirable in the proper conduct of its business, including removal of Parts which the Borrower (or Lessee) deems to be obsolete or no longer suitable or appropriate for use on the Airframe or such Engine (“Obsolete Parts”); provided that no such alteration, modification, removal or addition impairs the condition or airworthiness of the Airframe or such Engine, or materially diminishes the value, utility and remaining useful life of the Airframe or such Engine below the value, utility or remaining useful life thereof immediately prior to such Optional Modification (assuming the Airframe or such Engine was in the condition required by this Trust Indenture immediately prior to such Optional Modification).  All parts incorporated or installed in or attached or added to the Airframe or an Engine as the result of such alteration, modification or addition (except those parts which the Borrower has leased from others and Parts which may be removed by the Borrower pursuant to the next sentence) (the “Additional Part” or “Additional Parts”) shall, without further act, become subject to the Lien of this Trust Indenture.  Notwithstanding the foregoing, the Borrower (or Lessee) may remove any Additional Part, provided that such Additional Part (i) is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to the Airframe or any Engine at the time of delivery thereof hereunder or any Part in replacement of or substitution for any such Part, (ii) is not required to be incorporated or installed in or attached or added to the Airframe or any Engine pursuant to the terms of Article III hereof or the first sentence of this Section 4.03, and (iii) can be removed from the Airframe or such Engine without impairing the airworthiness of the Airframe or such Engine or materially diminishing the value, utility and remaining useful life of the Airframe or such Engine required to be maintained pursuant to this Indenture which the Airframe or such Engine would have had at such time had such removal not occurred and such Additional Part had not been incorporated or installed in or attached to the Airframe or any Engine.  Upon the removal by Borrower or a Lessee of any Removable Part or Obsolete Part as above provided, such Part shall no longer be deemed a Part hereunder and shall be free and clear of the Lien of this Trust Indenture.

Section 4.04 Improvements Owned by Others.  Notwithstanding any other provision of this Indenture, the Borrower may install, have installed or permit to be installed in the Aircraft audio-visual, entertainment or telephonic equipment owned by third parties and leased or otherwise furnished to the Borrower in the ordinary course of business, provided that such equipment meets all requirements for removal of Additional Parts as specified in Section 4.03, and the Lien of this Trust Indenture shall not attach thereto and the rights of the owners therein shall not constitute a default under the Operative Documents.

ARTICLE V

LOSS, DESTRUCTION, REQUISITION, ETC.

Section 5.01 Event of Loss With Respect to the Aircraft.  (a) Upon the occurrence of an Event of Loss with respect to the Airframe or the Airframe, any Engines and/or engines then installed thereon, the Borrower shall forthwith but in any event within 15 days of such occurrence give each Holder and the Indenture Trustee written notice of such Event of Loss, and within sixty (60) days after such occurrence, give the Indenture Trustee written notice of its election to perform one of the following options (it being understood that the failure to give such notice shall be deemed to be an election of the option set forth in paragraph (1) below.

1.            On or before the Business Day next following the earlier of (x) the 90th day following the occurrence of such Event of Loss or (y) the third Business Day following the receipt of the insurance proceeds in respect of such Event of Loss (but in any event not earlier than the date of Borrower’s election to make payment under this paragraph (1)), the Borrower shall pay or cause to be paid to the Indenture Trustee an amount equal to the aggregate amount of outstanding principal, (but without Make-Whole Amount, if any), interest and other amounts then due on or in respect of the Loan Certificates, or

2.            provided no Special Default or Event of Default shall have occurred and be continuing, not later than the 90th day following the occurrence of such Event of Loss (or the next succeeding Business day if the 90th day is not a Business Day) the Borrower shall cause to be subject to the Lien of the Trust Indenture pursuant to Section 5.01(c) an airframe and an engine for each Engine suffering such Event of Loss if any (of the same manufacturer of an equivalent or improved model as the Engine and suitable for installation and use on the Airframe and compatible with the other Engine mortgaged hereunder), in each case owned by the Borrower free and clear of all Liens (other than Permitted Liens) and having at least the value, utility and remaining useful life and being in as good an operating condition as the Airframe and corresponding Engine, if any, subject to such Event of Loss (in each case without taking into account hours, cycles and maintenance schedule) assuming that such Aircraft had been maintained in accordance with the terms of this Trust Indenture; provided that any aircraft or airframe so substituted hereunder shall be of the same or improved make and model as initially mortgaged hereunder and shall be in a passenger configuration (or will be brought into such configuration by Borrower before or at the time of any such substitution).

(b) If the Borrower elects to replace the Aircraft, the Airframe, or the Airframe and one or more Engines pursuant to Section 5.01(a)(2) but fails to do so within the time period provided, the Borrower shall be deemed to have elected to pay, and shall pay, to the Indenture Trustee within three Business Days the amount determined in accordance with Section 5.01(a)(1).

(c) Prior to or at the time of any substitution pursuant to Section 5.01(a)(2), the Borrower will:

1.            (A) cause a Trust Indenture Supplement with respect to any Replacement Airframe or Replacement Engine to be duly executed by the Borrower and filed for recording pursuant to the Federal Aviation Act, or the applicable laws, rules and regulations of any other jurisdiction in which the airframe is to be registered, and (B) cause a financing statement or other requisite documents of a similar nature to be filed pursuant to the Uniform Commercial Code in such place or places as necessary in order to perfect the security interests created by this Trust Indenture and any Trust Supplement in such Replacement Airframe and any Replacement Engine, and (C) register or consent to the registration with the International Registry of the contract of sale to Borrower and of the international interest in such Replacement Airframe and any Replacement Engine for the benefit of Indenture Trustee under this Indenture and the Indenture Supplement referred to above;

2.            furnish a certificate of its independent insurance broker to the effect that the insurance provisions of Article VI with respect to such Replacement Airframe or Replacement Engine have been complied with;

3.            furnish a certificate signed by a duly authorized officer of the Borrower stating the following on behalf of the Borrower:

(a) with respect to any Replacement Airframe:  (i) a description of the Airframe which shall be identified by manufacturer, model, U.S. registration number (or other applicable registration information) and manufacturer’s serial number; (ii) a description of the Replacement Airframe to be received (including the manufacturer, model, U.S. registration number (or other applicable registration information) and manufacturer’s serial number); (iii) that on the date of the Trust Indenture Supplement relating to the Replacement Airframe the Borrower will be the owner of such Replacement Airframe, free and clear of all Liens except Permitted Liens, that such Replacement Airframe will on such date meet the requirements of Section 5.01(a)(2); and (iv) that no Special Default or Event of Default has occurred and is continuing, or

(b) with respect to any Replacement Engine:  (i) a description of the Engine suffering the Event of Loss, which shall be identified by manufacturer’s serial number; (ii) a description of the Replacement Engine (including, in each case, the manufacturer’s name and serial number); (iii) that on the date of the Trust Indenture Supplement relating to the Replacement Engine, the Borrower will be the owner of such Replacement Engine, free and clear of all Liens except Permitted Liens, that such Replacement Engine will on such date meet the requirements of Section 5.01(a)(2).

4.            furnish the appropriate instruments assigning to the Indenture Trustee as additional collateral under this Trust Indenture the benefit of Manufacturer’s warranties with respect to such (A) Replacement Airframe substantially the same as the Aircraft Warranties, to the extent then in effect and (B) Replacement Engine substantially the same as the Engine Warranties, to the extent then in effect.

5.            deliver a certificate from a firm of independent aircraft appraisers reasonably satisfactory to the Indenture Trustee confirming the value, utility and remaining useful life requirements set forth in Section 5.01(a)(2) with respect to the Replacement Airframe and any Replacement Engine.

6.            provide an opinion or opinions from the Borrower’s counsel reasonably satisfactory to the Indenture Trustee, with a supporting priority search certificate issued by the International Registry to the effect that the Trust Indenture Supplement and warranty assignment referred to in clauses (1) and (4) above have been duly authorized and delivered, the Replacement Airframe and any Replacement Engines (together the “Replacement Property”) are free and clear of all Liens of record with the FAA and International Registry other than Permitted Liens, the Indenture Trustee is entitled to the benefits of 11 USC §1110 with respect to the Aircraft which includes the Replacement Property to the same extent as with respect to the Aircraft immediately prior to the applicable Event of Loss, the Replacement Property has been duly subjected to the Lien of the Trust Indenture on a first priority (subject to Permitted Liens) and perfected basis (or, if the Aircraft is not then subject to U.S. registry, having the same priority and perfection required to be maintained under the Operative Documents in respect of the property being so replaced), the Trust Indenture Supplement subjecting such Replacement Property to the Trust Indenture has been duly filed for recordation pursuant to the Federal Aviation Act or any other law then applicable if the Aircraft is not registered in the United States and that the registrations with the International Registry required under clause (C) of paragraph 1 above have been made.

Upon compliance by the Borrower with all of the terms of Section 5.01(c) applicable to any Replacement Airframe or Engine, the Airframe and any Engines suffering such Event of Loss shall cease to be an “Airframe” and “Engine” hereunder, and the Indenture Trustee will execute such documents and provide its consent to the International Registry as Borrower shall request to release from the Lien of this Trust Indenture the Aircraft or the Airframe and one or more Engines, with respect to which such Event of Loss occurred.  For all purposes hereof, the property so substituted shall after such transfer be deemed part of the property subject to the Lien of this Trust Indenture and shall be deemed an “Aircraft,” “Airframe” and “Engine,” as the case may be, as defined herein.

Section 5.02 Event of Loss With Respect to an Engine.  (a)  Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe, the Borrower shall within 15 days give the Indenture Trustee written notice thereof.  Within ninety (90) days after the occurrence of such Event of Loss (or, in the case of an Event of Loss described in clause (vi) of the definition thereof, within ninety (90) days after the Chief Financial Officer, Treasurer, any Vice President or other officer of the Borrower elected by the Borrower’s Board of Directors has received actual knowledge of such Event of Loss), as replacement for the Engine with respect to which such Event of Loss occurred, the Borrower shall subject to the Lien of this Trust Indenture another _____________ Model ___________ engine (or an engine of the same manufacturer of an equivalent or an improved model and suitable for installation and use on the Airframe and compatible with the other Engine mortgaged hereunder), free and clear of all Liens (other than Permitted Liens) and having a value, utility and remaining useful life (without regard to hours, cycles and maintenance schedule) at least equal to the Engine subject to such Event of Loss, assuming such Engine was maintained in accordance with the provisions of this Trust Indenture.

(b) Unless a Special Default or Event of Default shall have occurred and be continuing, upon not less than fifteen days’ prior written notice to Indenture Trustee, Borrower may replace any Engine subject to the Lien of this Trust Indenture with another engine (the “Exchanged Engine”) meeting the requirements of Section 5.02(a) for a Replacement Engine.  Such Exchanged Engine shall be deemed to be a “Replacement Engine” and Borrower and Indenture Trustee shall comply with the provisions of Section 5.02(c) with regard to the Exchanged Engine and the Engine so replaced.

(c) Prior to or at the time of any substitution pursuant to Section 5.02(a) or 5.02(b), the Borrower will (i) cause a Trust Indenture Supplement with respect to such Replacement Engine to be duly executed and filed for recording pursuant to the Federal Aviation Act, or the applicable laws, rules and regulations of any other jurisdiction in which the Airframe may then be registered, and register or consent to the registration with the International Registry of the international interest in such Replacement Engine for the benefit of Indenture Trustee under this Indenture and the Indenture Supplement referred to above and the sale to Borrower of such Replacement Engine) shall have been registered on the International Registry, (ii) furnish the Indenture Trustee with an opinion or opinions of the Borrower’s counsel with a supporting priority search certificate issued by the International Registry to the effect that such Replacement Engine is free and clear of all Liens of record with the FAA and International Registry (other than Permitted Liens), and that upon execution and filing of the Trust Indenture Supplement or other required document (which Borrower has caused to be prepared) the Replacement Engine will be subject to the Lien of the Trust Indenture on a first priority (subject to Permitted Liens) and perfected basis (or, if the Aircraft is not then subject to U.S. registry, having the same priority and perfection required to be maintained under the Operative Documents in respect of the property being so replaced) and that the registrations with the International Registry required under the preceding clause (i) have been made, (iii) furnish the certificate required to be furnished under clause (3)(b) of Section 5.01(c) hereof, (iv) furnish the appropriate instruments required to be furnished under clauses 4 and 5 of Section 5.01(c) hereof with respect to a Replacement Engine and (v) furnish the Indenture Trustee with a certificate of its regularly retained independent insurance broker to the effect that the insurance provisions of Article VI with respect to such Replacement Engine have been complied with.  Upon compliance by the Borrower with all of the terms of this Section 5.02(c) such Engine suffering the Event of Loss shall thereupon cease to be an Engine secured hereunder, and the Indenture Trustee will execute such documents and provide its consent to the International Registry as Borrower shall request to release such Engine from the Lien of this Trust Indenture.  For all purposes hereof, each such Replacement Engine shall, after such compliance, be deemed an “Engine” hereunder.

Section 5.03 Application of Payments.  Any payments (other than insurance proceeds in respect of damage or loss not constituting an Event of Loss, the application of which is provided for in Article VI) received at any time by the Borrower or the Indenture Trustee from any governmental authority or other Person with respect to an Event of Loss will be applied as follows:

1.            If payments are received with respect to the Airframe (or the Airframe, any Engines or engines then installed thereon), (a) unless the same are replaced pursuant to Section 5.01, after reimbursement of the Indenture Trustee and the Holders for reasonable costs and expenses, so much of such payments up to the amount required to be paid by the Borrower pursuant to Section 5.01 shall be paid to the Indenture Trustee and applied in reduction of the Borrower’s obligation to pay such amounts, if not already paid by the Borrower, or, if already paid by the Borrower, shall be applied to reimburse the Borrower for its payment of such amounts, and following the foregoing application, the balance, if any, of such payments shall be paid to the Borrower or (b) if such property is to be replaced pursuant to Section 5.01, the balance of such payments remaining after reimbursement of the Indenture Trustee and the Holders for reasonable costs and expenses shall be paid over to or retained by the Indenture Trustee, and upon completion of such replacement, or to pay for such replacement, to the Borrower; provided, that the Borrower shall have fully performed or, concurrently therewith, will fully perform the terms of Section 5.01(c)` with respect to the Event of Loss for which such payments are made; and

2.            If such payments are received with respect to an Engine under circumstances contemplated by Section 5.02 hereof, so much of such payments remaining after reimbursement of the Indenture Trustee for reasonable costs and expenses shall be paid over to, or retained by, the Borrower, provided that the Borrower shall have fully performed, or will perform, the terms of Section 5.02(c) with respect to the Event of Loss for which such payments are made.

Section 5.04 Requisition for Use of the Aircraft by the United States Government or the Government of Registry of the Aircraft.  In the event of the requisition for use of the Airframe or the Engines or engines installed on the Airframe by the government of the United States of America or any other government of registry of the Aircraft or any instrumentality or agency of any thereof or a CRAF activation, in either case not constituting an Event of Loss, the Borrower shall promptly notify the Indenture Trustee of such requisition or activation, and all of the Borrower’s obligations under this Trust Indenture Agreement with respect to the Aircraft shall continue to the same extent as if such requisition or activation had not occurred except to the extent that the performance or observance of any obligation by the Borrower shall have been prevented or delayed by such requisition (it being understood that the foregoing exception shall not diminish the Borrower’s obligations once any such requisitioned Airframe or Engine has been returned to the Borrower).  All payments received by the Indenture Trustee or the Borrower from such government for the use of such Airframe and Engines or engines shall be paid over to, or retained by, the Borrower.  No such requisition shall result in any reduction of any payments or interest on the Certificates due to the Certificate Holders under the Operative Documents.

Section 5.05 Application of Payments During Existence of Special Defaults or Events of Default.  Any amount referred to in this Article V which is payable to or retainable by the Borrower shall not be paid to or retained by the Borrower if at the time of such payment or retention a Special Default or an Event of Default shall have occurred and be continuing, but shall be held by or paid over to the Indenture Trustee as security for the obligations of the Borrower (or such Lessee) under this Trust Indenture and, if the Indenture Trustee declares this Trust Indenture to be in default pursuant to Article IX hereof, applied against the Borrower’s obligations hereunder as and when due.  At such time as there shall not be continuing any such Special Default or Event of Default, such amount shall be paid to the Borrower to the extent not previously applied in accordance with the preceding sentence.

ARTICLE VI

INSURANCE

Section 6.01 Borrower’s Obligation to Insure.  Borrower shall comply with, or cause to be complied with, each of the provisions of Annex B, which provisions are hereby incorporated by reference as if set forth in full herein.

Section 6.02 Insurance for Own Account.  Nothing in this Article VI shall limit or prohibit (a) Borrower from maintaining the policies of insurance required under this Article VI with higher limits than those specified in this Article VI or other insurance for its own account or (b) Indenture Trustee or any Certificate Holder from obtaining insurance for its own account (and any proceeds payable under such separate insurance shall be payable as provided in the policy relating thereto); provided, however, that no insurance may be obtained or maintained that would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by Borrower pursuant to this Article VI, it being understood that all salvage rights to the Airframe or Engines shall remain with the Borrower’s insurers at all times.

Section 6.03 Application of Insurance Proceeds.  As between Borrower and Indenture Trustee, all insurance proceeds received as a result of the occurrence of an Event of Loss with respect to the Aircraft or any Engine under policies required to be maintained by Borrower pursuant to Article VI will be applied as provided in Section 5.03.  All proceeds of insurance required to be maintained by Borrower, in accordance with this Article VI, in respect of any property damage or loss not constituting an Event of Loss with respect to the Aircraft, Airframe or any Engine will be paid to the Indenture Trustee (unless such proceeds do not exceed the Threshold Amount, in which case they will be paid to Borrower), and applied in payment (or to reimburse Borrower) for repairs or for replacement property, and any balance remaining after such repairs or replacement with respect to such damage or loss shall be paid over to, or retained by, Borrower.

Section 6.04 Indemnification by Government in Lieu of Insurance.  Notwithstanding any provisions of this Article VI requiring insurance, the Indenture Trustee agrees to accept, in lieu of insurance against any risk with respect to the Aircraft, indemnification from, or insurance provided by, the government of the United States of America or any agency or instrumentality thereof the obligations of which are supported by the full faith and credit of the government of the United States of America, against such risk in an amount which, when added to the amount of insurance against such risk maintained by the Borrower (or any Lessee) shall be at least equal to the amount of insurance against such risk otherwise required by this Article VI (taking into account self insurance permitted by Annex B).  The Borrower shall furnish to the Indenture Trustee and to the Certificate Holders, in advance of attachment of such indemnity or insurance, a certificate of a responsible financial or legal officer of the Borrower confirming in reasonable detail the amount and scope of such indemnification or insurance and that such indemnification or insurance complies with the preceding sentence.

Section 6.05 Application of Payments During Existence of a Special Default or an Event of Default.  Any amount referred to in this Article VI which is payable to or retainable by or to be held for the benefit of the Borrower (or any Lessee) shall not be paid to or retained by or held for the benefit of the Borrower (or any Lessee) if at the time of such payment or retention a Special Default or an Event of Default shall have occurred and be continuing, but shall be held by or paid over to the Indenture Trustee, as security for the obligations of the Borrower under this Trust Indenture and, if the Indenture Trustee shall have declared this Trust Indenture to be in default, applied against the Borrower’s obligations hereunder as and when due.  At such time as there shall not be continuing any such Special Default or Event of Default, such amount shall be paid to the Borrower to the extent not previously applied in accordance with the preceding sentence.

ARTICLE VII

OTHER COVENANTS OF BORROWER

Section 7.01 Liens.  The Borrower will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Aircraft, Airframe or Engines, Borrower’s title thereto or any of Borrower’s interest therein except (i) the rights of the Borrower as herein provided (including any Lease permitted pursuant to Section 3.03(g)), the Lien hereof and any other rights existing pursuant to the Operative Documents, (ii) Liens for Taxes of the Borrower (or any Lessee) either not yet due or being contested in good faith by appropriate proceedings, so long as the continuing existence of such Liens during such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or any interest therein, (iii) mechanics’, suppliers’, workers’, repairers’, airport operators’, air traffic control authorities’, employees’ or other like Liens arising in the ordinary course of the Borrower’s or any Lessee’s business for amounts that are not overdue by more than ninety (90) days or are being contested in good faith by appropriate proceedings, so long as there is not, or the continuing existence of such Liens during such proceedings do not involve, any material risk of sale, forfeiture or loss of the Airframe or any Engine or any material interest therein, (iv) Liens arising out of any judgment or award against the Borrower (or any Lessee) so long as within 30 days after entry thereof a stay of execution shall have been entered or such Lien shall have been discharged or vacated, so long as such Liens do not result in a material risk of the sale, forfeiture or loss of the Airframe or any Engine or any material interest therein, (v) the rights of others under agreements or arrangements to the extent expressly permitted by the terms of Sections 3.03 or Article IV hereof, (vi) salvage or similar rights of insurers under policies required to be maintained by the Borrower (or Lessee) under Article VI hereof and (vii) any other Lien with respect to which the Borrower (or any Lessee) shall have provided a bond or other security in an amount and under terms reasonably satisfactory to the Indenture Trustee (Liens described in clauses (i) through (vii) being defined as “Permitted Liens”).  The Borrower will promptly, at its own expense, take (or cause to be taken) such actions as may be necessary duly to discharge any Lien not a Permitted Lien if the same shall arise at any time.

Section 7.02 Inspection.  At all reasonable times, but no more than once in any 12-month period while there are Certificates outstanding (which limitation shall not be applicable if an Event of Default shall be continuing), the Indenture Trustee, or its authorized representatives (subject to no more than two inspecting persons per visit), may inspect the Aircraft and FAA (or other applicable governmental authority of the country of registry) required records of the Borrower (or any Lessee) relating to the maintenance of the Aircraft (at the inspecting party’s expense (other than in the case of an inspection occurring while an Event of Default has occurred and is continuing, in which case the Borrower shall bear the reasonable cost of such inspection)) and shall keep any information obtained thereby confidential as provided in Section 14 of the Loan Agreement.  Any such inspection of the Aircraft shall be upon reasonable advance notice from such inspecting party to the Borrower, shall be during normal business hours and shall be limited to a visual, walk-around inspection (including on-board inspection), but shall not include opening any panels, bays or the like without the express written consent of the Borrower; provided that, so long as no Event of Default shall have occurred and be continuing, no exercise of such inspection right shall interfere with the normal operation or maintenance of the Aircraft by, or the business of, the Borrower (or any Lessee).  Upon the written request of any Holder, Borrower will give, and will use reasonable efforts to cause any Lessee to give, such Holder notice of the next scheduled “C” check or other heavy maintenance visit with respect to the Aircraft or any Engine and afford such Person an opportunity to be present at the same without interfering (so long as no Event of Default has occurred and is continuing) in any material respect with the maintenance, operations or business of the Borrower or such Lessee.  Borrower shall furnish to the Indenture Trustee such additional information concerning the location, condition, use and operation of the Aircraft as the Indenture Trustee may reasonably request.  Neither the Indenture Trustee, or any Holder shall have any duty to make any such inspection nor shall any such Person incur any liability or obligation by reason of not making any such inspection.

Section 7.03 Amendments, Supplements, Etc.  Forthwith upon the execution and delivery of each Trust Indenture Supplement from time to time required by the terms hereof and upon the execution and delivery of any amendment to this Trust Indenture, the Borrower at its own expense will cause such Trust Indenture Supplement or amendment to be duly filed for recordation, in accordance with the applicable laws of the government of registry of the Aircraft.  In addition, the Borrower will promptly and duly execute and deliver to the Indenture Trustee such further documents and take such further action as the Indenture Trustee may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Trust Indenture and the other Operative Documents and to establish and protect the rights and remedies created or intended to be created in favor of the Indenture Trustee hereunder and to maintain the perfection of the Lien created by this Trust Indenture, including, without limitation, if reasonably requested by the Indenture Trustee, at the expense of Borrower, (x) upon preparation and execution by the appropriate party, the filing of all UCC financing and continuation statements and all similar notices required by applicable law at all times to be kept, filed and recorded in such manner and in such places as the Indenture Trustee may reasonably request and (y) the registration or consents to registrations, with the International Registry of international interests granted for the benefit of Indenture Trustee under this Indenture and any amendment or supplement hereto.

Section 7.04 Access to or Furnishing of Information.  The Borrower agrees to furnish to the Indenture Trustee and each Holder:

(a) as soon as available, but not later than 120 days after the close of each fiscal year occurring after the date hereof, (i) an unaudited balance sheet and related statements of each of the Borrower and Colgan Air, Inc. at and as of the end of such fiscal year, together with an unaudited statement of income and cash flows of each of the Borrower and Colgan Air, Inc. for such fiscal year, each of which shall be prepared in accordance with GAAP and (ii) an audited balance sheet and related statements of the Guarantor at and as of the end of such fiscal year, together with an audited statement of income and cash flows of the Guarantor for such fiscal year, each of which shall be prepared in accordance with GAAP;

(b) as soon as available, but not later than 60 days after the close of each of the first three quarters of each fiscal year an unaudited balance sheet of each of the Borrower, Guarantor and Colgan Air, Inc. at and as of the end of such quarter, together with an unaudited statement of income and cash flows of each of the Borrower, Guarantor and Colgan Air, Inc. for such quarter, each of which shall be prepared in accordance with GAAP;

(c) as soon as available, but not later than 120 days after the close of each fiscal year of the Borrower occurring while amounts are outstanding under the Loan Agreement or any Certificate, a certificate of the chief financial officer, Treasurer, any Vice President, or other officer of the Borrower elected by the Borrower’s Board of Directors stating that such authorized officer has reviewed the activities of the Borrower and that, to the knowledge of such authorized officer, there exists no Default or Event of Default hereunder;

(d) from time to time, such other non-confidential (except to the extent the recipients are bound by confidentiality agreements reasonably acceptable to the Borrower) or non-proprietary information as the Certificate Holder may reasonably request; and

(e) promptly after the occurrence thereof and actual knowledge thereof by a responsible officer of the Borrower, notice of any Event of Default.

Borrower shall be deemed compliant with any requirement pursuant to clauses (a) or (b) above to provide any financial information to the extent such information is available on EDGAR.

ARTICLE VIII

EVENTS OF DEFAULT

Each of the following events shall constitute an Event of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), and, to the extent the Cape Town Convention is applicable, shall be the circumstances that shall constitute a “default” as referred to in Article 17(1) of the Consolidated Text, and each such Event of Default shall continue so long as, but only as long as, it shall not have been remedied:

Section 8.01 Payment of Principal or Interest.  The Borrower shall have failed to make a payment of any principal or interest on the Loan and such failure shall continue for three (3) Business Days after the same shall have become due; or

Section 8.02 Other Payments.  The Borrower shall have failed to make any payment of any amount other than principal and interest on the Loan after the same shall have become due and such failure shall continue for five (5) Business Days after the Borrower’s receipt of notice from the Indenture Trustee of the failure to make such payment when due; or

Section 8.03 Insurance.  The Borrower shall fail to procure and maintain (or cause to be procured and maintained), with respect to the Aircraft, insurance required to be maintained in accordance with the provisions of Article VI hereof; or

Section 8.04 Covenants.  The Borrower shall have failed to perform or observe, or caused to be performed and observed, in any material respect, any other covenant or agreement to be performed or observed by it under any Operative Document, and such failure shall continue unremedied for a period of thirty (30) Business Days after the Borrower’s or Guarantor’s receipt of written notice thereof from the Indenture Trustee; provided, however, that such grace period shall not apply if such breach gives rise to any reasonable likelihood of the sale, forfeiture or other loss of any portion of the Indenture Estate including the Aircraft or any interest therein; or

Section 8.05 Representations and Warranties.  Any representation or warranty made by the Borrower or the Guarantor in any Operative Document or any certificate furnished by the Borrower or the Guarantor pursuant thereto shall prove to have been incorrect or misleading in any material respect at the time made; or

Section 8.06 Voluntary Bankruptcy.  The commencement by the Borrower or the Guarantor of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States, or the consent by the Borrower or the Guarantor to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower or the Guarantor or for all or substantially all of its property, or the making by the Borrower or the Guarantor of any assignment for the benefit of creditors or the Borrower or the Guarantor shall take any corporate action to authorize any of the foregoing or to authorize a general payment moratorium; or

Section 8.07 Involuntary Bankruptcy.  The commencement of an involuntary case or other proceeding in respect of the Borrower or the Guarantor under the federal bankruptcy laws as now or hereinafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States or seeking the appointment of a receiver liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower or the Guarantor or for all or substantially all of such Person’s property, or seeking the winding-up or liquidation of the Borrower’s or the Guarantor’s affairs and the continuation of any such case or other proceeding undismissed and unstayed for a period of ninety (90) consecutive days, or an order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent of the Borrower or the Guarantor, a receiver, trustee or liquidator of the Borrower or the Guarantor, or for all or substantially all of the Borrower’s or Guarantor’s property, or sequestering of all or substantially all of the property of the Borrower or Guarantor and any such order, judgment or decree or appointment or sequestration shall be final or shall remain in force undismissed, unstayed or unvacated for a period of ninety (90) consecutive days after the date of entry thereof; or

Section 8.08 Judgment Default.  Final judgment or judgments for the payment of money in excess of $[***] shall be outstanding against Borrower for more than 30 days from the date of its entry and has not been discharged in full, vacated, bonded (in a manner sufficient to satisfy such judgment(s)) or stayed; or

Section 8.09 Intentionally Omitted.

Section 8.10 US Air Carrier.  Borrower ceases to be a U.S. Air Carrier; or

Section 8.11 Cross Default.  Any “Event of Default”(as defined in the Other Operative Documents, excluding any “Event of Default” of the type set forth in Section 8.14 below), termination event or similar event, howsoever described, shall have occurred and is continuing under any Other Operative Document; or

Section 8.12 Guaranty.  The Guaranty ceases to be in full force and effect; or

Section 8.13 Perfected Security Interest.  The Certificate Holders shall cease to hold a valid and perfected security interest in the Indenture Estate; or

Section 8.14 Delta Connection Agreement.  The Delta Connection Agreement ceases to be in full force and effect;

provided, however, that, notwithstanding anything to the contrary contained in this Article VIII, any failure of the Borrower to perform or observe any covenant, condition, agreement or any error in a representation or warranty shall not constitute an Event of Default if such failure or error is caused solely by reason of any event that constitutes an Event of Loss so long as the Borrower is continuing to comply with all of the terms of Article V hereof.

ARTICLE IX

REMEDIES

Section 9.01 General; Acceleration.  (a)  If an Event of Default shall have occurred and be continuing and so long as the same shall be continuing unremedied, then and in every such case, the Indenture Trustee may exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this Article IX; shall have and may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code; and may exercise remedies available under the Cape Town Convention.

(b) If an Event of Default referred to in Section 8.06 or 8.07 shall have occurred, then and in every such case the unpaid principal of all Certificates then outstanding, together with interest accrued but unpaid thereon, and all other amounts due to the holders of the Certificates thereunder and hereunder and under the other Operative Documents, shall, unless the Indenture Trustee acting upon the instructions of the Majority in Interest of Certificate Holders shall otherwise direct, immediately and without further act become due and payable, without presentment, demand, protest or notice, all of which are hereby waived.

(c) If any other Event of Default shall have occurred and be continuing, then and in every such case, the Indenture Trustee may at any time, by written notice or notices to the Borrower, declare all the Certificates to be due and payable, whereupon the unpaid principal of all Certificates then outstanding, together with accrued but unpaid interest thereon, and all other amounts due to the holders of the Certificates thereunder, hereunder and under the other Operative Documents, shall immediately and without further act become due and payable without presentment, demand, protest or other notice, all of which are hereby waived.

(d) If the principal of the Certificates shall have become due and payable pursuant to this Section 9.01, there shall also become due and payable, to the fullest extent permitted by law, to each holder of a Certificate upon demand, without presentment, protest or notice, all of which are hereby waived, the Break Amount therefor.

(e) Subject to the consent of Majority in Interest of Certificate Holders, each Certificate Holder shall be entitled, at any sale pursuant to this Article IX, to credit against any purchase price bid at such sale by such Certificate Holder all or any part of the unpaid obligations owing to such Certificate Holder and secured by the Lien of this Indenture.  The Indenture Trustee and the Certificate Holders shall, upon any such purchase, acquire good title to the property so purchased, to the extent permitted by applicable law, free of all rights of redemption.

Section 9.02 Repossession and Sale.  At any time during the continuation of an Event of Default, the Indenture Trustee, in addition to any rights it might otherwise have at law, may do either or both of the following:  (a)  upon the written demand of the Indenture Trustee and at the Borrower’s expense, cause the Borrower to return promptly, and the Borrower shall return promptly, all or any part of the Aircraft as the Indenture Trustee may so demand, to the Indenture Trustee at a major airport in the Borrower’s route system in one of the forty eight (48) contiguous states of the United States of America chosen by the Indenture Trustee, or, alternatively, the Indenture Trustee, at its option, may enter upon the premises where all or any part of the Aircraft is located and take immediate possession of and remove the same by summary proceedings or otherwise (and, at the Indenture Trustee’s option, store the same at the Borrower’s premises until disposal thereof by the Indenture Trustee), all without liability accruing to the Indenture Trustee for or by reason of such entry or taking of possession or removal other than for restoration of property damaged by such taking of possession or removal, unless the Borrower does not cooperate in releasing the Aircraft; provided that during any period the Aircraft is activated under CRAF in accordance with the provisions of Section 3.03 hereof and in the possession of the government of the United States of America or an instrumentality or agency thereof, the Indenture Trustee shall not, on account of any Event of Default, be entitled to do any of the following in such manner as to limit the Borrower’s control under this Trust Indenture (or any Lessee’s control under any Lease) of the Airframe or any Engine installed thereon unless at least sixty (60) days’ (or such lesser period as may then be applicable under the Military Airlift Command program of the government of the United States of America) prior written notice of default hereunder shall have been given by the Indenture Trustee by registered or certified mail to the Borrower (and any Lessee) with a copy addressed to the Contracting Office Representative for the Military Airlift Command of the United States Air Force under the contract with the Borrower (or any Lessee) relating to the Aircraft; or (b) with or without taking possession thereof, sell all or any part of the Aircraft at public or private sale, as the Indenture Trustee may determine, or otherwise dispose of, hold, use, operate or lease to others, as the Indenture Trustee, in its sole discretion, may determine, all free and clear of any rights of the Borrower, except as hereinafter set forth in this Article IX.

In addition, the Borrower shall be liable, except as otherwise provided above and without duplication of amounts payable hereunder, for any and all reasonable and actual legal fees and other costs and expenses incurred by the Indenture Trustee and the Holders (acting under common counsel) in connection with the enforcement of any of their respective rights and remedies hereunder.

At any sale of the Aircraft or any part thereof pursuant to this Article IX, the Indenture Trustee and, subject to Section 9.01(e), any Certificate Holder, may bid for and purchase such property.  The Indenture Trustee agrees to give the Borrower commercially reasonable notice of the date fixed for any public sale of the Airframe or any Engine or of the date on or after which will occur the execution of any contract providing for any private sale (together with details thereof).  Except as otherwise expressly provided above, no remedy referred to in this Article IX is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to the Indenture Trustee at law or in equity; and the exercise or beginning of exercise by the Indenture Trustee of any one (1) or more of such remedies shall not preclude the simultaneous or later exercise by the Indenture Trustee of any or all of such other remedies.  No express or implied waiver by the Indenture Trustee of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default.

Section 9.03 Taking of Aircraft.  (a)  If an Event of Default shall have occurred and be continuing and the Certificates have been accelerated pursuant to Section 9.01(b) or 9.01(c) hereof, at the request of the Indenture Trustee the Borrower shall promptly execute and deliver to the Indenture Trustee such instruments of title and other documents as the Indenture Trustee may deem necessary or advisable to enable the Indenture Trustee or an agent or representative designated by the Indenture Trustee, at such time or times and place or places as the Indenture Trustee may specify, to obtain possession of all or any part of the Indenture Estate to which the Indenture Trustee shall at the time be entitled hereunder.  If the Borrower shall for any reason fail to execute and deliver such instruments and documents after such request by the Indenture Trustee, the Indenture Trustee may (i) obtain a judgment conferring on the Indenture Trustee the right to immediate possession and requiring the Borrower to execute and deliver such instruments and documents to the Indenture Trustee, to the entry of which judgment the Borrower hereby specifically consents, and (ii) pursue all or part of the Indenture Estate wherever such Indenture Estate may be found and may enter any of the premises of the Borrower wherever it may be or be supposed to be or may be reasonably expected to be and search for and take possession of and remove the same.  All expenses of obtaining such judgment or of pursuing, searching for and taking such property shall, until paid, be secured by the Lien of this Indenture.

(b) Upon every such taking of possession, the Indenture Trustee may, from time to time, at the expense of the Indenture Estate, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Indenture Estate, as it may deem proper.  In each such case, the Indenture Trustee shall have the right to maintain, use, operate, store, lease, control or manage the Indenture Estate and to carry on the business and to exercise all rights and powers of the Borrower relating to the Indenture Estate, as the Indenture Trustee shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, insurance, use, operation, storage, leasing, control, management or disposition of the Indenture Estate or any part thereof as the Indenture Trustee may determine; and the Indenture Trustee shall be entitled to collect and receive directly all tolls, rents, revenues, issues, income, products and profits of the Indenture Estate and every part thereof.  Such tolls, rents, revenues, issues, income, products and profits shall be applied to pay the expenses of the use, operation, storage, leasing, control, management or disposition of the Indenture Estate and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Indenture Trustee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Indenture Estate or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Borrower), and all other payments which the Indenture Trustee may be required or authorized to make under any provision of this Indenture, as well as just and reasonable compensation for the services of the Indenture Trustee, and of all persons properly engaged by the Indenture Trustee.

(c) In connection with any sale or other disposition of the Aircraft or any other part of the Indenture Estate, the Indenture Trustee may disclaim or modify any or all of the warranties specified in Section 9-610 of the Uniform Commercial Code as in effect in any relevant jurisdiction at any relevant time, and the Borrower hereby irrevocably acknowledges that such waiver or modification is commercially reasonable.  The Borrower shall be entitled to furnish to any Person to which the Aircraft or other part of the Indenture Estate is sold or disposed any such warranty so disclaimed or modified as part of any such sale or disposition.

Section 9.04 Discontinuance of Proceedings.  In case the Indenture Trustee shall have instituted any proceeding to enforce any right, power or remedy under this Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Indenture Trustee, then and in every such case, the Indenture Trustee and the Borrower shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Indenture Estate, and all rights, remedies and powers of the Indenture Trustee shall continue as if no such proceedings had been instituted.

Section 9.05 Waiver of Past Defaults.  Upon written instructions from a Majority in Interest of Certificate Holders, the Indenture Trustee shall waive any past Default or Event of Default hereunder and its consequences and upon any such waiver such Default or Event of Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon; provided, however, that in the absence of written instructions from all Certificate Holders, the Indenture Trustee shall not waive any Default (i) in the payment of the principal of, or interest on, or other amounts due under, any Certificate then outstanding, or (ii) in respect of a covenant or provision hereof which, under the proviso to the first sentence of Section 14.01 or under the penultimate sentence of Section 14.01, cannot be waived without the consent of each Certificate Holder.

Section 9.06 Remedies Cumulative.  Each and every right, power and remedy given to the Indenture Trustee specifically or otherwise in this Indenture shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Indenture Trustee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy.  No delay or omission by the Indenture Trustee in the exercise of any right, remedy or power or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Borrower or to be an acquiescence therein.

Section 9.07 Payment After Event of Default, etc.  All payments received and amounts held or realized by the Indenture Trustee after an Event of Default shall have occurred and so long as such Event of Default shall be continuing, and after the Indenture Trustee has received a request in accordance with the first sentence of Section 10.02(b) or after the Indenture Trustee shall foreclose or enforce this Indenture or after the Certificates shall have become due and payable as provided in Section 9.01(b) or (c), as well as all payments or amounts then held by the Indenture Trustee as part of the Indenture Estate, shall be promptly distributed by the Indenture Trustee in the following order of priority:

first, so much of such payments or amounts as shall be required to reimburse the Indenture Trustee for any tax, expense, charge or other loss (including, without limitation, all amounts to be expended at the expense of, or charged upon the tolls, rents, revenues, issues, income, products and profits of, the property included in the Indenture Estate pursuant to Section 9.03(b)) incurred by the Indenture Trustee hereunder or under the Other Trust Indentures (to the extent not previously reimbursed) (including, without limitation, the reasonable expenses of any sale, taking or other proceeding, reasonable attorneys’ fees and expenses, court costs, and any other reasonable expenditures incurred or expenditures or advances made by the Indenture Trustee in the protection, exercise or enforcement of any right, power or remedy or any damages sustained by the Indenture Trustee, liquidated or otherwise, upon such Event of Default) shall be applied by the Indenture Trustee in reimbursement of such expenses;

second, so much of such payments or amounts remaining as shall be required to reimburse the holders of the Certificates and the Other Secured Parties in full for payments made pursuant to Section 10.03 (to the extent not previously reimbursed) of this Trust Indenture or of the Other Trust Indentures shall be distributed to such holders and Other Secured Parties, and if the aggregate amount remaining shall be insufficient to reimburse all such payments in full, it shall be distributed ratably, without priority of any Certificate Holder or Other Secured Party over any other, in the proportion that the aggregate amount of the unreimbursed payments made by each such holder of Certificates and any Other Secured Party pursuant to Section 10.03 of this Trust Indenture or of the Other Trust Indentures bears to the aggregate amount of the unreimbursed payments made by all holders of Certificates and the Other Secured Parties pursuant to Section 10.03 of this Trust Indenture or of the Other Trust Indentures;

third, so much of such payments or amounts remaining as shall be required to pay in full to the holders of Certificates and the Other Secured Parties all other amounts payable pursuant to the indemnification provisions of the Loan Agreement and the Other Loan Agreements or pursuant to any other provision of any Operative Document and any related Other Operative Document and secured hereunder (other than amounts payable pursuant to clause “second” or “fourth” of this Section 9.07) to the holders of Certificates and the Other Secured Parties and remaining unpaid, including Break Amount, shall be distributed to such holders, and if the aggregate amount remaining shall be insufficient to pay all such amounts in full, it shall be distributed ratably, without priority of any such holder or Other Secured Party over any other, in the proportion that the aggregate amount due each holder of Certificates and the Other Secured Parties under this clause “third” bears to the aggregate amount due all holders of Certificates and the Other Secured Parties under this clause “third”;

fourth, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid principal amount of, and all accrued but unpaid interest to the date of distribution on, the Certificates and the Other Loan Certificates shall be distributed to the holders of the Certificates and the Other Loan Certificates, and if the aggregate amount remaining shall be insufficient to pay all such amounts in full, it shall be distributed ratably, without priority of any one holder or any Other Secured Party over any other, in the proportion that the principal amount of and all accrued but unpaid interest to the date of distribution on, each Certificate and Other Loan Certificates bears to the aggregate principal amount of and all accrued but unpaid interest to the date of distribution on all Certificates and Other Loan Certificates;

fifth, so much of such payments or amounts remaining as shall be required to pay in full the remaining Other Secured Obligations to the extent not covered under clauses “first” through “fourth” above shall be distributed to the Other Secured Parties ratably, without priority of any one party over any other;

sixth, the balance, if any, of such payments or amount remaining thereafter shall be distributed to the Borrower or as a court of competent jurisdiction shall direct.

ARTICLE X

DUTIES OF THE INDENTURE TRUSTEE

Section 10.01 Notice of Event of Default.  (a)  In the event the Indenture Trustee shall have actual knowledge of an Event of Default or of a Default arising from a failure to pay principal or interest, the Indenture Trustee shall forthwith give facsimile notice thereof to the Borrower and the Certificate Holders (promptly confirmed by mail to such Persons).  Subject to the terms of Sections 9.04 and 10.03, the Indenture Trustee shall take such action, or refrain from taking such action, with respect to any such Event of Default (including with respect to the exercise of any rights or remedies hereunder) as the Indenture Trustee shall be instructed in writing by the Majority in Interest of Certificate Holders.  Subject to the provisions of Section 10.03, if the Indenture Trustee shall not have received instructions as above provided within 20 calendar days after giving notice of such Event of Default to the Certificate Holders, the Indenture Trustee may, subject to instructions thereafter received pursuant to the preceding provisions of this Section 10.01, take such action, or refrain from taking such action, but shall be under no duty to take or refrain from taking any action, with respect to any such Event of Default as it shall determine advisable in the best interests of the Certificate Holders and shall use the same degree of care and skill in connection therewith as a prudent person would use under the circumstances in the conduct of such person’s own affairs; provided that the Indenture Trustee may not sell the Airframe or any Engine without the consent of the Majority in Interest of Certificate Holders.  In the event the Indenture Trustee shall at any time commence to foreclose or otherwise enforce this Indenture, the Indenture Trustee shall forthwith notify the Certificate Holders and the Borrower.  For all purposes of this Indenture, in the absence of actual knowledge on the part of a responsible officer in its Corporate Trust Department, the Indenture Trustee, shall not be deemed to have knowledge of any Default, or any Event of Default (except the failure of the Borrower to pay any installment of principal and interest when due, which failure shall constitute knowledge of a Default) unless notified in writing by the Borrower or one or more Certificate Holders.  This Section 10.01, however, is subject to the condition that, if at any time after the principal of the Certificates shall have become due and payable pursuant to Article IX and before any judgment or decree for the payment of the money so due, or any thereof, shall be entered, all overdue payments of interest upon the Certificates and all other amounts payable under the Certificates (except the principal of the Certificates which by such declaration shall have become payable) shall have been duly paid, and every other Default and Event of Default with respect to any covenant or provision of this Indenture shall have been cured, then and in every such case a Majority in Interest of Certificate Holders may (but shall not be obligated to), by written instrument filed with the Indenture Trustee, rescind and annul such acceleration and its consequences; but no such rescission or annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

(b) Other Notices.  The Indenture Trustee will furnish to each Certificate Holder promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Indenture Trustee under any Operative Document to the extent the same shall not have been otherwise directly distributed to the Certificate Holders pursuant to the express provision of any other Operative Document.

Section 10.02 Action Upon Instructions.  (a)  Subject to the terms of Sections 9.05, 10.01 and 10.03, upon the written instructions at any time and from time to time of a Majority in Interest of Certificate Holders, the Indenture Trustee shall take such of the following actions as may be specified in such instructions:  (i) exercise such election or option, or make such decision or determination, or give such notice, consent, waiver or approval or exercise such right, remedy or power or take such other action hereunder or under any other Operative Document or in respect of any part or all of the Indenture Estate as shall be specified in such instructions and which shall not be inconsistent with the terms hereof; (ii) take such action with respect to, or to preserve or protect, the Indenture Estate (including the discharge of Liens) as shall be specified in such instructions and as are consistent with this Indenture; and (iii) take such other action in respect of the subject matter of this Indenture as is consistent with the terms hereof and the other Operative Documents.  The Indenture Trustee will authorize and file or cause to be filed such continuation statements with respect to financing statements relating to the security interest created hereunder in the Indenture Estate as may be specified from time to time in written instructions of a Majority in Interest of Certificate Holders (which instructions may, by their terms, be operative only at a future date and which shall be accompanied by the execution form of such continuation statement so to be filed).

(b) If any Event of Default shall have occurred and be continuing, on request of a Majority in Interest of Certificate Holders, and subject to the terms and conditions set forth in this Indenture, the Indenture Trustee shall exercise such remedies under Article IX as shall be specified in such request.  The Indenture Trustee agrees to provide to the Certificate Holders concurrently with (or, if commercially reasonable, prior to) such action by the Indenture Trustee, notice of such action by the Indenture Trustee, provided that the failure to give any such notice to such Certificate Holders shall not affect the validity of such action.

Section 10.03 Indemnification.  The Indenture Trustee shall not be required to take any action or refrain from taking any action under Sections 10.01 (other than the first sentence thereof) or 10.02 or Article IX unless the Indenture Trustee shall have been indemnified by the Certificate Holders against any liability, cost or expense (including counsel fees) which may be incurred in connection therewith.  The Indenture Trustee shall not be under any obligation to take any action under this Indenture and nothing in this Indenture contained shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.  The Indenture Trustee shall not be required to take any action under Section 10.01 (other than the first sentence thereof) or 10.02 or Article IX, nor shall any other provision of this Indenture be deemed to impose a duty on the Indenture Trustee to take any action, if the Indenture Trustee shall have been advised by counsel that such action is contrary to the terms hereof or is otherwise contrary to law.

Section 10.04 No Duties Except as Specified in Indenture or Instructions.  The Indenture Trustee shall not have any duty or obligation to use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with the Aircraft or any other part of the Indenture Estate, or to otherwise take or refrain from taking any action under, or in connection with, this Indenture or any part of the Indenture Estate, except as expressly provided by the terms of this Indenture or as expressly provided in written instructions from Certificate Holders as provided in this Indenture; and no implied duties or obligations shall be read into this Indenture against the Indenture Trustee.  The Indenture Trustee agrees that it will, in its individual capacity and at its own cost and expense promptly take such action as may be necessary to duly discharge all Indenture Trustee Liens on any part of the Indenture Estate.

Section 10.05 No Action Except Under Loan Agreement, Trust Indenture or Instructions.  The Indenture Trustee agrees that it will not use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with the Aircraft or any other part of the Indenture Estate except in accordance with the powers granted or reserved to, or the authority conferred upon, the Indenture Trustee pursuant to this Indenture and in accordance with the express terms hereof.

ARTICLE XI

THE INDENTURE TRUSTEE

Section 11.01 Acceptance of Trusts and Duties.  The Indenture Trustee accepts the duties hereby created and applicable to it and agrees to perform the same but only upon the terms of this Indenture and agrees to receive and disburse all monies constituting part of the Indenture Estate in accordance with the terms hereof.  The Indenture Trustee, in its individual capacity shall not be answerable or accountable under any circumstances, except (a) for its own willful misconduct or gross negligence or failure to use ordinary care in the receipt, handling and disbursement of the funds, (b) as provided in Section 2.05 or the last sentence of Section 10.04, and (c) for liabilities that may result from the inaccuracy or nonperformance of any representation or warranty or covenant of the Indenture Trustee in the Loan Agreement or any other Operative Document.

Section 11.02 Absence of Duties.  Except in accordance with written instructions furnished pursuant to Section 10.01 or 10.02, and except as provided in, and without limiting the generality of, Sections 10.03 and 10.04, the Indenture Trustee shall have no duty (i) to see to any registration of the Aircraft or any recording or filing of this Indenture or any other document, or to see to the maintenance of any such registration, recording or filing, (ii) to see to any insurance, whether or not the Borrower shall be in default with respect thereto, (iii) to see to the payment or discharge of any Lien of any kind against any part of the Indenture Estate other than Indenture Trustee Liens, (iv) to confirm, verify or inquire into the failure to receive any financial statements of the Borrower or (v) to inspect the Aircraft at any time or ascertain or inquire as to the performance or observance of any of the Borrower’s covenants under this Trust Indenture with respect to the Aircraft.  Except as expressly otherwise provided herein and in the Loan Agreement provided, the Certificate Holders shall not have any duty or responsibility hereunder, including, without limitation, any of the duties mentioned in clauses (i) through (v) above.

Section 11.03 No Representations or Warranties as to Aircraft or Documents.  THE INDENTURE TRUSTEE DOES NOT MAKE AND SHALL NOT BE DEEMED TO HAVE MADE AND EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, COMPLIANCE WITH SPECIFICATIONS, CONDITION, DESIGN, QUALITY, DURABILITY, OPERATION, MERCHANTABILITY, CONSTRUCTION, PERFORMANCE OR FITNESS FOR USE OR PURPOSE OF THE AIRCRAFT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE AIRCRAFT OR ANY ENGINE OR ANY PART THEREOF OR ANY OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO THE AIRCRAFT OR ANY ENGINE OR ANY PART THEREOF WHATSOEVER.  The Indenture Trustee does not make and shall not be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Indenture or the Certificates or as to the correctness of any statement contained in any thereof, except for the representations and warranties of the Indenture Trustee made under this Indenture or in the Loan Agreement.  The Certificate Holders make no representation or warranty hereunder whatsoever.

Section 11.04 No Segregation of Monies; No Interest.  Subject to the provisions of Article XII, any monies paid to or retained by the Indenture Trustee pursuant to any provision hereof and not then required to be distributed to any Certificate Holder as provided in Section 2.05 need not be segregated in any manner except to the extent required by law, and may be deposited under such general conditions as may be prescribed by law, and the Indenture Trustee shall not (except as otherwise provided in Section 12.01) be liable for any interest thereon; provided that any payments received or applied hereunder by the Indenture Trustee shall be accounted for by the Indenture Trustee so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof.

Section 11.05 Reliance; Agents; Advice of Counsel.  The Indenture Trustee shall not incur liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties.  The Indenture Trustee may accept a copy of a resolution of the Board of Directors of any party to the Loan Agreement, certified by the Secretary or an Assistant Secretary thereof as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted and that the same is in full force and effect.  As to the aggregate unpaid principal amount of Certificates outstanding as of any date and any other amounts owed under such Certificates, the Borrower may for all purposes hereof rely on a certificate signed by any Vice President or other authorized corporate trust officer of the Indenture Trustee.  As to any fact or matter relating to the Borrower the manner of ascertainment of which is not specifically described herein, the Indenture Trustee may for all purposes hereof rely on a certificate, signed by a duly authorized officer of the Borrower, as to such fact or matter, and such certificate shall constitute full protection to the Indenture Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.  The Indenture Trustee shall assume, and shall be fully protected in assuming, that the Borrower is authorized to enter into this Indenture and to take all action to be taken by it pursuant to the provisions hereof, and shall not inquire into the authorization of the Borrower with respect thereto.  In the administration of the trust hereunder, the Indenture Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may, at the expense of the Indenture Estate, advise with counsel, accountants and other skilled persons to be selected and retained by it, and the Borrower and the Indenture Trustee shall not be liable for anything done, suffered or omitted in good faith in accordance with the written advice or written opinion of any such counsel, accountants or other skilled persons.

Section 11.06 Compensation.  The Indenture Trustee shall be entitled to reasonable compensation, including reasonable expenses and disbursements (including reasonable fees and expenses of its counsel), for all services rendered hereunder and shall have a priority claim on the Indenture Estate for the payment of such compensation, to the extent that such compensation shall not be paid by the Borrower or others, as required hereunder or under the Loan Agreement, and shall have the right to use or apply any monies held by it hereunder in the Indenture Estate toward such payments.  The Indenture Trustee agrees that it shall have no right against the Certificate Holders for any fee as compensation for its services as trustee under this Indenture.

Section 11.07 Further Assurances; Financing Statements.  At any time and from time to time, upon the request of the Indenture Trustee, the Borrower shall promptly and duly execute and deliver any and all such further instruments and documents as may be specified in such request and as are necessary or desirable to perfect, preserve or protect the security interests created or intended to be created hereby, or to obtain for the Indenture Trustee the full benefit of the specific rights and powers herein granted, including, without limitation, the authorization and delivery of Uniform Commercial Code financing statements and continuation statements with respect thereto, or similar instruments relating to the perfection of the security interests created or intended to be created hereby.

ARTICLE XII

INVESTMENT OF FUNDS

Section 12.01 Investment of Funds.  Any moneys paid to or retained by the Indenture Trustee that are required to be paid to the Borrower or applied for the benefit or at the direction of the Borrower, but which the Indenture Trustee is entitled to hold under the terms hereof pending the occurrence of some event or the performance of some act (including, without limitation, the remedying of a Special Default or Event of Default), shall, until paid to Borrower or otherwise applied in accordance with the terms of the Operative Documents, be invested by the Indenture Trustee as Borrower (or if an Event of Default shall have occurred and is continuing, the Indenture Trustee) may from time-to-time direct in writing (or orally and confirmed in writing) (it being understood that absent such a direction, there shall be no obligation to invest such moneys) in (i) obligations of, or guaranteed by, the United States Government or agencies thereof, (ii) open market commercial paper of any corporation incorporated under the laws of the United States of America or any State thereof rated at least P-2 or its equivalent by Moody’s Investors Service, Inc. or at least A-2 or its equivalent by Standard & Poor’s Ratings Service, (iii) certificates of deposit issued by commercial banks organized under the laws of the United States or of any political subdivision thereof having a combined capital and surplus in excess of $[***] which banks or their holding companies have a rating of A or its equivalent by Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Service; provided, however, that the aggregate amount at any one time so invested in certificates of deposit issued by any one bank shall not exceed [***] of such bank’s capital and surplus, (iv) Dollar denominated offshore certificates of deposit issued by, or offshore time deposits with, any commercial bank described in (iii) or any subsidiary thereof, and (v) repurchase agreements with any financial institution having combined capital and surplus of at least $[***] with any of the obligations described in clauses (i) through (iv) as collateral, none of which investments (but exclusive of any underlying investment that may be subject to a repo) shall have a term to maturity in excess of 60 days.  There shall be promptly remitted to Borrower or its order (but no more frequently than monthly) any gain (including interest received) realized as a result of any such investment (net or any, fees, commissions and other expenses, if any, incurred in connection with such investment) unless a Special Default or an Event of Default shall have occurred and be continuing.  The Borrower shall be responsible for any net loss realized as a result of any such investment and shall reimburse the Indenture Trustee on demand.  All investments held by the Indenture Trustee pursuant to this Section 12.01 shall either be (a) registered in the name of, payable to the order of, or specially endorsed to, the Indenture Trustee, or (b) held in an Eligible Account.

ARTICLE XIII

SUCCESSOR TRUSTEES

Section 13.01 Resignation of Indenture Trustee; Appointment of Successor.  (a)  The Indenture Trustee or any successor thereto may resign at any time without cause by giving at least 30 calendar days’ prior written notice to the Borrower and each Certificate Holder, such resignation to be effective upon the acceptance of the trusteeship by a successor Indenture Trustee.  In addition, a Majority in Interest of Certificate Holders may at any time remove the Indenture Trustee without cause by an instrument in writing delivered to the Borrower and the Indenture Trustee, such removal to be effective upon the acceptance of the trusteeship by a successor Indenture Trustee.  In the case of the resignation or removal of the Indenture Trustee, a Majority in Interest of Certificate Holders may appoint a successor Indenture Trustee by an instrument signed by such Holders and, so long as no Event of Default shall have occurred and be continuing, approved by the Borrower.  If a successor Indenture Trustee shall not have been appointed within 30 calendar days after such notice of resignation or removal, the Indenture Trustee, the Borrower or any Certificate Holder may apply to any court of competent jurisdiction to appoint a successor Indenture Trustee to act until such time, if any, as a successor shall have been appointed as above provided.  The successor Indenture Trustee so appointed by such court shall immediately and without further act be superseded by any successor Indenture Trustee appointed as above provided within one year from the date of the appointment by such court.

(b) Any successor Indenture Trustee, however appointed, shall execute and deliver to the Borrower and to the predecessor Indenture Trustee an instrument accepting such appointment (including, consenting to the registration with the International Registry of an assignment of international interests registered for the benefit of the predecessor Indenture Trustee relating to the Airframe and any Engines), and thereupon such successor Indenture Trustee, without further act, shall become vested with all the estates, properties, rights, powers and duties of the predecessor Indenture Trustee hereunder in the trusts hereunder applicable to it with like effect as if originally named the Indenture Trustee herein; but nevertheless upon the written request of such successor Indenture Trustee, such predecessor Indenture Trustee shall execute and deliver an instrument transferring to such successor Indenture Trustee, upon the trusts herein expressed applicable to it, all the estates, properties, rights and powers of such predecessor Indenture Trustee, and such predecessor Indenture Trustee shall duly assign, transfer, deliver and pay over to such successor Indenture Trustee all monies or other property then held by such predecessor Indenture Trustee hereunder.

(c) Any successor Indenture Trustee, however appointed, shall, so long as no Event of Default shall be continuing, be reasonably acceptable to the Borrower, be a “citizen of the United States” within the meaning of Section 40102(a)(15) of the Federal Aviation Act and shall also be a bank or trust company having a combined capital and surplus of at least $[***], if there be such an institution willing, able and legally qualified to perform the duties of the Indenture Trustee hereunder upon reasonable or customary terms.

(d) Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Indenture Trustee may be transferred, shall, subject to the terms of paragraph (c) of this Section, be the Indenture Trustee under this Indenture without further act.

ARTICLE XIV

SUPPLEMENTS AND AMENDMENTS TO THIS

INDENTURE AND OTHER DOCUMENTS

Section 14.01 Instructions of Majority; Limitations.  (a)  At any time and from time to time but subject to the terms and provisions of this Indenture, at the request of the Borrower, the Indenture Trustee (but only on the written request of a Majority in Interest of Certificate Holders) shall execute a supplement hereto for the purpose of adding provisions to, or changing or eliminating provisions of, this Indenture as specified in such request, provided, however, that, without the consent of each Certificate Holder, no such amendment of or supplement to any such document, or waiver or modification of the terms of any thereof, shall (i) modify any of the provisions of this Section 14.01 or the definitions of the terms, “Majority in Interest of Certificate Holders”, or “Operative Documents”, contained herein or in any other Operative Document, (ii) increase the principal amount of any Certificate or reduce the amount or extend the time of payment of any amount owing or payable under any Certificate or (except as provided in this Indenture) increase or reduce the Break Amount or interest payable on any Certificate (except that only the consent of the Certificate Holder shall be required for any decrease in any amounts of or the rate of Break Amount or interest payable on such Certificate or any extension for the time of payment of any amount payable under such Certificate), (iii) reduce, modify or amend any indemnities in favor of any Certificate Holder to be paid by the Borrower or alter the definition of “Indemnitee” to exclude any Certificate Holder (except as consented to by each Person adversely affected thereby), or (iv) release the Borrower from its obligations in respect of the payment of the principal and interest on the Certificates then outstanding (or other amounts payable therewith).  This Section 14.01 shall not apply to any indenture or indentures supplemental hereto permitted by, and complying with the terms of, Article V.  Notwithstanding the foregoing, without the consent of each Certificate Holder, no such supplement to this Indenture, or waiver or modification of the terms hereof or of any other agreement or document shall expressly permit the creation of any Lien on the Indenture Estate or any part thereof, except as herein expressly permitted, or deprive any Certificate Holder of the benefit of the Lien of this Indenture on the Indenture Estate, except as provided in Sections 10.01 and 10.02 or in connection with the exercise of remedies under Article IX.  Except as provided in this Section 14.01, the Indenture Trustee shall not amend, supplement or waive of the terms of the Trust Indenture or Loan Agreement.

Section 14.02 Indenture Trustee Protected.  If, in the opinion of the institution acting as the Indenture Trustee hereunder any document required to be executed pursuant to the terms of Section 14.01 affects any right, duty, immunity or indemnity with respect to it under this Indenture, the Indenture Trustee may in its reasonable discretion decline to execute such document.

Section 14.03 Documents Mailed to Holders.  Promptly after the execution by the Indenture Trustee of any document entered into pursuant to Section 14.01, the Indenture Trustee shall mail, by certified mail, postage prepaid, a conformed copy thereof to each Certificate Holder at its address shown on the Certificate Register, but the failure of the Borrower or Indenture Trustee, to mail such conformed copies shall not impair or affect the validity of such document.

ARTICLE XV

MISCELLANEOUS

Section 15.01 Termination of Indenture.  Upon payment in full of the principal of and interest on and Break Amount, if any, and all other amounts due under all Certificates and the payment and performance in full of all other Secured Obligations referred to in clause (i) of the Granting Clause hereof then due and, if a Specified Default or an Event of Default shall have occurred and be continuing, payment in full of the Other Secured Obligations then due and unpaid, the Indenture Trustee shall execute and deliver to or as directed in writing by the Borrower an appropriate instrument releasing the Aircraft and the Indenture Estate from the Lien of this Indenture, and the Indenture Trustee shall execute and deliver such instrument as aforesaid and, at the Borrower’s expense, will execute and deliver such other instruments or documents as may be reasonably requested by the Borrower to give effect to such release; provided, however, that this Indenture and the trusts created hereby shall earlier terminate and this Indenture shall be of no further force or effect and the rights of the Holders of the Certificates and the Indenture Trustee shall terminate (and the Indenture Trustee shall release, by an appropriate instrument, the Indenture Estate and the Aircraft from the Lien of this Indenture) upon any sale or other final disposition by the Indenture Trustee of all property constituting part of the Indenture Estate and the final distribution by the Indenture Trustee of all monies or other property or proceeds constituting part of the Indenture Estate in accordance with the terms hereof.  In addition, in connection with the release of the Lien of this Indenture, if an international interest in favor of Indenture Trustee with respect to the Airframe and any Engine subject to the Indenture shall have been registered with the International Registry, Indenture Trustee shall discharge or consent in writing to the discharge of such registration.  Except as aforesaid otherwise provided, this Indenture and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

Section 15.02 No Legal Title to Indenture Estate in Holders.  No Certificate Holder shall have legal title to any part of the Indenture Estate.  No transfer, by operation of law or otherwise, of any Certificate or other right, title and interest of any Certificate Holder in and to the Indenture Estate or hereunder shall operate to terminate this Indenture or entitle such Certificate Holder or any successor or transferee of such Holder to an accounting or to the transfer to it of legal title to any part of the Indenture Estate.

Section 15.03 Sale of Aircraft by Indenture Trustee is Binding.  Any sale or other conveyance of the Aircraft by the Indenture Trustee made pursuant to the terms of this Indenture shall bind the Certificate Holders and shall be effective to transfer or convey all right, title and interest of the Indenture Trustee, the Borrower and the Certificate Holders in and to such Aircraft.  No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Indenture Trustee.

Section 15.04 Indenture for Benefit of Indenture Trustee and Certificate Holders.  Nothing in this Indenture, whether express or implied, shall be construed to give to any person other than the Borrower, the Indenture Trustee, and the Certificate Holders any legal or equitable right, remedy or claim under or in respect of this Indenture.

Section 15.05 No Action Contrary to Borrower’s Rights; Quiet Enjoyment.  Notwithstanding any of the provisions of this Indenture to the contrary, so long as no Event of Default shall have occurred and be continuing, the Indenture Trustee agrees that it will not take any action in violation of the Borrower’s rights, including the right to quiet enjoyment, possession and use of the Aircraft in accordance with the terms of this Trust Indenture by Borrower or its Lessee.

Section 15.06 Notices.  Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Indenture to be made, given, furnished or filed shall be in writing, mailed by certified mail, postage prepaid, or by confirmed telex, or by confirmed telecopy or electronic mail and (i) if to the Indenture Trustee, addressed to it at its office at MAC: U1228-120, 299 South Main Street, 12th Fl., Salt Lake City UT 84111, telecopy: (801) 246-5053 or (ii) if the Borrower, addressed to it at its office at 1689 Nonconnah Blvd., Suite 111 Memphis, TN 38132, Attention:  Ronald T. Kay, Telephone:  901-344-5705, telecopy:  901-348-4178, email rkay@pncl.com, or (iii) if to any Certificate Holder or any Certificate Holder, addressed to such party at such address as such party shall have furnished by notice to the Borrower and the Indenture Trustee, or, until an address is so furnished, addressed to the address of such party (if any) set forth on Schedule I to the Loan Agreement.  Whenever any notice in writing is required to be given by the Borrower or the Indenture Trustee or any Certificate Holder to any of the other of them, such notice shall be deemed given and such requirement satisfied when such notice is received, if such notice is received, if such notice is mailed by certified mail, postage prepaid, or is sent by courier service, or by confirmed telecopy addressed as provided above.  Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Indenture.

Section 15.07 Authorization of Financing Statements.  Pursuant to any applicable law, the Borrower authorizes the Indenture Trustee (which shall be deemed a permissive right and not an obligation) to file or record financing statements and other filing or recording documents or instruments with respect to the Indenture Estate in such form and in such offices as the Indenture Trustee and the Majority in Interest of Certificate Holders determine appropriate to perfect the security interests of the Indenture Trustee under this Trust Indenture.

Section 15.08 Severability.  To the fullest extent permitted by law, any provision of this Indenture which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 15.09 No Oral Modifications or Continuing Waivers.  No terms or provisions of this Indenture or the Certificates may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party or other Person against whom enforcement of the change, waiver, discharge or termination is sought and any other party or other Person whose consent is required pursuant to this Indenture; and any waiver of the terms hereof or of any Certificate shall be effective only in the specific instance and for the specific purpose given.

Section 15.10 Successors and Assigns.  All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the successors and assigns of each, all as herein provided, provided that Borrower may not assign or transfer its rights and obligations under this Indenture without Indenture Trustee’s prior written consent.  Any request, notice, direction, consent, waiver or other instrument or action by any Certificate Holder shall bind the successors and assigns of such Certificate Holder.

Section 15.11 Headings.  The headings of the various Articles and Sections herein and in the table of contents hereto are for the convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 15.12 Governing Law; Counterpart Form.  THIS INDENTURE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICT OF LAWS THAT MIGHT APPLY THE LAWS OF ANY OTHER JURISDICTION.  THIS INDENTURE IS BEING DELIVERED IN THE STATE OF NEW YORK.  Each of the Borrower and Indenture Trustee hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Indenture or any other Operative Document, or for recognition or enforcement of any judgment, and each of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court.  Each of the Borrower and Indenture Trustee agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Indenture shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Indenture or the other Operative Documents against any other party hereto, or such party’s properties, in the courts of any jurisdiction.  This Indenture may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 15.13 WAIVER OF JURY TRIAL.  EACH OF THE BORROWER AND THE INDENTURE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

* * *

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written, and acknowledge that this Indenture has been made and delivered in the City of New York, and this Indenture having become effective only upon such execution and delivery.

PINNACLE AIRLINES, INC., as Borrower By: Its:
WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as Indenture Trustee By: Its:

EXHIBIT A
TO
TRUST INDENTURE

TRUST INDENTURE SUPPLEMENT

TRUST INDENTURE SUPPLEMENT (_________) No. _____ dated ___________, ____ (this “Indenture Supplement”) of PINNACLE AIRLINES, INC. (herein called the “Borrower”).

W I T N E S S E T H:

WHEREAS, the Trust Indenture and Security Agreement (___________) dated as of January __, 2008 (herein called the “Trust Indenture”) between the Borrower and Wells Fargo Bank Northwest, National Association, as Indenture Trustee (herein called the “Indenture Trustee”), provides for the execution and delivery of a supplement thereto substantially in the form hereof which shall particularly describe the Aircraft (such term and other defined terms in the Trust Indenture being herein used with the same meanings) and any Replacement Airframe or Replacement Engine included in the Trust Indenture Estate, and shall specifically mortgage such Aircraft, Replacement Airframe or Replacement Engine, as the case may be, to the Indenture Trustee.

WHEREAS8 , the Trust Indenture relates to the Airframe and Engines described below and a counterpart of the Trust Indenture is attached hereto and made a part hereof and this Trust Indenture Supplement, together with such counterpart of the Trust Indenture, is being filed for recordation on the date hereof with the Federal Aviation Administration as one document.

WHEREAS9 , the Trust Indenture and Indenture Supplement (_______) dated _______________, 2008 and Trust Indenture Supplement and filed therewith) have been duly recorded pursuant to Subtitle VII of Title 49 of the United States Code on __________, 200_, as one document and have been assigned Conveyance No. _________;

NOW, THEREFORE, This Trust Indenture Supplement witnesseth, that, to secure (i) the prompt payment of the principal of and Break Amount (if any) and interest on, and all other amounts due with respect to, all Certificates from time to time outstanding under the Trust Indenture and the performance and observance by the Borrower of all the agreements, covenants and provisions for the benefit of the Certificate Holders in the Trust Indenture and in the Loan Agreement and the Certificates contained, and the prompt payment of any and all amounts from time to time owing under the Trust Indenture and the Loan Agreement and the other Operative Documents for the security and benefit of the Certificate Holders and the Indenture Trustee and (ii) the prompt payment of the Other Secured Obligations and the performance and observance by the Borrower of all the agreements, covenants and provisions of the Other Operative Documents for the security and benefit of the Other Secured Parties (clauses (i) and (ii) are referred to collectively herein as the “Secured Obligations”), and for the uses and purposes and subject to the terms and provisions of the Trust Indenture, and in consideration of the premises and of the covenants contained in the Trust Indenture, and of the acceptance of the Certificates by the Certificate Holders, and of the sum of $[***] paid to the Borrower by the Indenture Trustee at or before the delivery hereof, the receipt whereof is hereby acknowledged, the Borrower has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Indenture Trustee and its successors and assigns, in the trust created by the Trust Indenture, a first priority security interest in and first mortgage lien upon, all right, title and interest of the Borrower in, to and under the following described property:

AIRFRAME
One airframe identified as follows:

Manufacturer	Model	FAA Registration Number	Manufacturer’s Serial Number
Bombardier

together with all Parts, owned by the Borrower and installed in or appurtenant to said Aircraft, to the extent provided in the Trust Indenture.

AIRCRAFT ENGINES
(2) aircraft engines, each such engine
being a _______ aircraft engine with at least _____ lb of thrust or its equivalent, identified as follows:

Manufacturer	Model	Manufacturer’s Serial Number

together with all Parts owned by the Borrower and installed in or appurtenant to said aircraft engines to the extent provided in the Trust Indenture.

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Indenture Trustee, its successors and assigns, for the benefit and security of the Certificate Holders for the uses and purposes and subject to the terms and provisions set forth in the Trust Indenture.

AND, FURTHER, the Borrower hereby acknowledges that the Airframe and/or Engines referred to in this Indenture Supplement are subject to the Lien of the Trust Indenture.

This Trust Indenture Supplement shall be construed as supplemental to the Trust Indenture and shall form a part thereof, and the Indenture is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

This Trust Indenture Supplement is being delivered in the State of New York.

*     *     *

8This recital to be included only in the first Indenture Supplement.

9This recital not to be included in the first Indenture Supplement.

IN WITNESS WHEREOF, the Borrower has caused this Trust Indenture Supplement to be duly executed by one of its officers thereunto authorized, this ____ day of ________, ____.

PINNACLE AIRLINES, INC. By: Its:

SCHEDULE 1

Schedule of Principal Payments

Interest Payment Date	Principal Amount to be Paid

ANNEX A

TO

TRUST INDENTURE

FOREIGN REGISTRATION

The Borrower may register the Aircraft in any country with which the United States and Canada maintains normal diplomatic relations with the prior written consent of the Indenture Trustee (such consent not to be unreasonably withheld).  Without limiting the foregoing, prior to any such change in the country of registry of the Aircraft, the Indenture Trustee shall have received the following:

(a)            an opinion of counsel (subject to customary exceptions), in form and substance reasonably satisfactory to the Majority in Interest of Certificate Holders, to the effect that:

(1)            after giving effect to such change in registration, the Borrower’s ownership interest in the Aircraft shall be recognized under the laws of such jurisdiction;

(2)            after giving effect to such change in registration, the obligations of the Borrower, and the rights and remedies of the Indenture Trustee under this Trust Indenture shall remain valid, binding and enforceable under the laws of the jurisdiction to which the laws of the jurisdiction of registry would refer as the applicable governing law; provided that opinions of counsel addressing this provision may be subject, with respect to the enforceability of remedies, to customary exceptions relating to insolvency or bankruptcy, general principles of equity, or other similar matters which do not hinder the Indenture Trustee’s ability to enforce the remedies under this Trust Indenture in any manner greater than would have been the case had the Aircraft been registered in the United States;

(3)            after giving effect to such change in registration, the Lien of this Indenture will continue as a valid and duly perfected first priority (subject to Permitted Liens) security interest and all filing, registrating, recording or other action necessary to protect the same will be accomplished (or, if such opinion cannot be given at the time of such proposed change in registration because such change in registration is not yet effective, (1) the opinion shall detail what filing, recording or other action is necessary, (2) the Indenture Trustee shall have received a certificate from Borrower that all possible preparations to accomplish such filing, recording and other action shall have been done, and such filing, recording and other action shall be accomplished and a supplemental opinion to that effect shall be delivered to the Indenture Trustee promptly after the effective date of such change in registration) and (3) if such new country of registry is a Contracting State to the Cape Town Convention and Article 25 of the Cape Town Convention is applicable to such Contracting State, an irrevocable de-registration and export request authorization as contemplated by Article 25 of the Cape Town Convention (“IDERA”) shall have been properly issued by Lessee and submitted for recordation to the applicable registry authority as contemplated in Article 25 of the Cape Town Convention;

(4)            it is not necessary, solely as a consequence of such change in registration and without giving effect to any other activity of any Certificate Holder or the Indenture Trustee, for such Certificate Holder or the Indenture Trustee to qualify to do business in such jurisdiction, unless qualification only results in an obligation to pay fees or taxes and the Borrower provides adequate funds or, in the case of future payments, makes adequate provision for that purpose; and

(5)            (unless the Borrower shall have agreed to provide insurance covering the risk of requisition of title of the Aircraft by the government of such jurisdiction so long as the Aircraft is registered under the laws of such jurisdiction) the laws of such jurisdiction require fair compensation by the government of such jurisdiction payable in currency freely convertible into Dollars for the loss of title of the Aircraft in the event of the requisition by such government of such title;

(b)            a report of Insurance Brokers demonstrating that, after giving effect to such change in registration, the insurance requirements of Article VI have been satisfied;

(c)            (unless the Borrower shall have agreed to provide insurance reasonably satisfactory to the Indenture Trustee covering the risk of the government of such jurisdiction preventing the export of the Aircraft out of such jurisdiction so long as the Aircraft is registered under the laws of such jurisdiction) if requested by the Indenture Trustee (and such request is reasonable in light of the circumstances) and if and to the extent obtainable with reasonable effort and if it is otherwise customary to obtain the same in such jurisdiction, export permits necessary to take the Aircraft into or out of such jurisdiction;

(d)            evidence that any value added tax, customs duty, tariff or similar governmental charge relating to the change in jurisdiction or registration of the Aircraft shall have been paid or adequately provided for by the Borrower; and

(e)            evidence that such new country of registry imposes (or the Lessee has adopted and follows) aircraft maintenance standards at least as stringent and not materially different from those of the FAA or the aeronautical authority of Canada, Switzerland, France, Germany, the Netherlands, Japan or the United Kingdom (or any successor to such authority).

ANNEX B

TO

TRUST INDENTURE

INSURANCE

A.            Liability Insurance

1.            The Borrower shall, without expense to Certificate Holders and Indenture Trustee, maintain or cause to be maintained in effect at all times with insurers of nationally or internationally recognized responsibility (“Approved Insurers”) comprehensive airline liability insurance (including, without limitation, aircraft third party, passenger legal liability, property damage, general third party legal liability and product liability coverage but excluding manufacturer’s product liability coverage) with respect to the Aircraft in an amount not less than the greater of (i) the amount which the Borrower may carry from time to time on other similar aircraft in its fleet (whether owned or leased) and (ii) $[***] per occurrence.  Such insurance shall be of the type usually carried by the Borrower with respect to similar aircraft and engines, and covering risks of the kind customarily insured against by the Borrower.  In addition, subject to the rights of the Borrower under Section F, the Borrower shall carry, or cause to be carried, with Approved Insurers war risk and allied perils liability insurance in accordance with London form AVN52C or substantially similar form (or substantially similar insurance or indemnity provided by the U.S. Government, it being agreed that the form of FAA war risk insurance policy in effect on October 1, 2007, is acceptable) with respect to the Aircraft in an amount not less than the greater of (i) the amount of such insurance which the Borrower may carry from time to time on other similar aircraft in its fleet (whether owned or leased) and (ii) $[***].

B.            Hull Insurance

The Borrower shall, without expense to Certificate Holders or Indenture Trustee, maintain or cause to be maintained in effect at all times with Approved Insurers all risk, ground and flight hull insurance, which may, except as provided below, exclude war risks and allied perils, covering the Aircraft for an amount at all times (even when the Aircraft is grounded or in storage) not less than [***]% of the aggregate outstanding principal amount of the Loan Certificates (the “Agreed Value”).  Such insurance shall be on an agreed value basis and shall not provide insurers with a right to replace the Airframe or any Engine with another airframe or engine.  Such hull insurance or other insurance of the Borrower (or a Lessee) shall include coverage for Engines and Parts temporarily removed from the Airframe, pending replacement by installation of the same or similar Engines or Parts on the Airframe, including coverage for fire and transit. Such insurance shall be of the type usually carried by the Borrower with respect to similar aircraft and engines, and covering risks of the kind customarily insured against by the Borrower.  In addition, the Borrower shall carry or cause to be carried with Approved Insurers war risk and allied perils hull insurance in accordance with London form LSW555B or substantially similar form (or substantially similar insurance or indemnity provided by the U.S. Government, it being agreed that the form of FAA war risk insurance policy in effect as of October 1, 2007, is acceptable) covering the Aircraft for an amount not less than the Agreed Value.

Any policies of insurance carried in accordance with this Section B covering the Aircraft and any policies taken out in substitution or replacement for any such policies (i) shall name Indenture Trustee as exclusive loss payee for any proceeds to be paid under such policies up to an amount equal to the Agreed Value and (ii) shall provide that (A) in the event of a loss involving proceeds in excess of the Threshold Amount, the proceeds in respect of such loss shall be payable to Indenture Trustee (so long as the Lien of this Trust Indenture shall not have been discharged), except in the case of a loss with respect to an Engine installed on an airframe other than the Airframe, in which case the Borrower (or any Lessee) shall endeavor to arrange for any payment of insurance proceeds in respect of such loss to be held for the account of Indenture Trustee (so long as the Lien of this Trust Indenture shall not have been discharged) whether such payment is made to the Borrower (or any Lessee) or any third party, it being understood and agreed that in the case of any payment to the Indenture Trustee otherwise than in respect of an Event of Loss, Indenture Trustee shall, upon receipt of a certificate of a qualified engineer (who may be an employee of the Borrower) certifying that the damage giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made, pay the amount of such payment to the Borrower or its order, and (B) the entire amount of any loss involving proceeds of the Threshold Amount or less or the amount of any proceeds of any loss in excess of the Agreed Value shall be paid to the Borrower or its designee, provided that if a Special Default or any Event of Default shall have occurred and be continuing, such payment referred to in clause (B) shall be made as provided in clause (i) above.  In the case of a loss with respect to an engine (other than an Engine) installed on the Airframe, Indenture Trustee shall hold any payment to it of any insurance proceeds in respect of such loss for the account of the Borrower or any other third party that is entitled to receive such proceeds.

C.            General Provisions

The Borrower shall cause all policies of insurance carried in accordance with Section A and B, to name the Additional Insureds as additional insureds, as their respective interests may appear. Such polices shall provide with respect to such Additional Insureds that (i) none of their respective interest in such policies shall be invalidated by any act or omission or breach of warranty or condition contained in such policies by the Borrower or, in the case of any particular Additional Insured, any other Additional Insured; (ii) no cancellation or lapse of coverage for nonpayment of premium or otherwise, and no substantial change of coverage which adversely affects the interests of any such Additional Insured, shall be effective as to such Additional Insured until 30 days (or such lesser period as may be applicable in the case of any war risk, hijacking and allied perils insurance coverage) after receipt by such Additional Insured of written notice from the insurers of such cancellation, lapse or change; (iii) the Additional Insureds shall have no liability for premiums, commissions, calls, assessments or advances with respect to such policies; (iv) such policies will be primary without any right of contribution from any other insurance carried by such Additional Insureds; (v) the insurers waive any rights of set-off, counterclaim, deduction or subrogation against such Additional Insureds; (vi) shall apply worldwide and have no territorial restrictions or limitations (except in the case of war risk, hijacking or related perils insurance, which shall apply to the fullest extent available in the international insurance market); and (vii) shall contain a 50/50 Clause per Lloyd’s Aviation Underwriter’s Association Standard Policy Form AVS 103. Each liability policy shall provide that all the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured and provide that the exercise by the insurer of rights of subrogation derived from rights retained by the Borrower will not delay payment of any claim that would otherwise be payable but for such rights of subrogation.

D.            Reports and Certificates; Other Information

Borrower will furnish to Certificate Holders and Indenture Trustee (A) on or prior to the Closing Date, insurance certificates describing in reasonable detail the insurance maintained by Borrower as required pursuant to this Annex B, (B) prior to the cancellation, lapse or expiration of the insurance policies required pursuant to this Annex B, evidence of renewal of such insurance policies, and (C) on or prior to the Closing Date and on or before the renewal dates of the insurance policies carried by Borrower pursuant to this Annex B, a report signed by a firm of aircraft insurance brokers, not affiliated with Borrower, regularly retained by the Borrower, stating the opinion of such firm that all premiums in connection with the insurance then due have been paid and the insurance then carried and maintained on the Aircraft complies with the terms hereof and, in the case of renewal insurance, that such renewal insurance will on and after the effective date thereof so comply with the terms hereof.  Borrower will instruct such firm to give prompt written advice to Certificate Holders and Indenture Trustee of any default in the payment of any premium and of any other act or omission on the part of Borrower of which it has knowledge and which would in such firm’s opinion invalidate or render unenforceable, in whole or in any material part, any insurance on the Aircraft. Borrower will also instruct such firm to advise Certificate Holders and Indenture Trustee in writing at least 30 days prior to the termination or cancellation of, or material adverse change in, such insurance carried and maintained on the Aircraft pursuant to this Annex B (or such lesser period as may be applicable in the case of war risk, hijacking and allied perils coverage).

E.            Right to Pay Premiums

None of the Additional Insureds shall have any obligation to pay any premium, commission, assessment or call due on any such insurance (including reinsurance). Notwithstanding the foregoing, in the event of cancellation of any insurance due to the nonpayment of premiums, each Certificate Holder and Indenture Trustee shall have the option, in its sole discretion, to pay any cash premium in respect of the Aircraft that is due in respect of the coverage pursuant to this Trust Indenture and to maintain such coverage, as such Certificate Holder or Indenture Trustee may require, until the scheduled expiry date of such insurance and, in such event, Borrower shall, upon demand, reimburse such Certificate Holder and Indenture Trustee for amounts so paid by them.

F.            Self-Insurance

Other than with respect to a deductible per occurrence applicable on a fleet-wide basis that is not in excess of the lesser of (x) the prevailing standard market deductible for similar aircraft as the Aircraft and (y) $[***], Borrower shall not be entitled to self insure the risks required to be insured against pursuant to Article VI and this Annex B.

SCHEDULE 1 AND ANNEXES A AND B TO
THE TRUST INDENTURE (______)
HAVE BEEN INTENTIONALLY OMITTED FROM THE
TRUST INDENTURE (______) ON FILE WITH THE FAA

TRUST INDENTURE SUPPLEMENT

TRUST INDENTURE SUPPLEMENT (_________) No. 1 dated ___________, 2008 (this “Indenture Supplement”) of PINNACLE AIRLINES, INC. (herein called the “Borrower”).

W I T N E S S E T H:

WHEREAS, the Trust Indenture and Security Agreement (__________) dated as of _______________, 2008 (herein called the “Trust Indenture”) between the Borrower and Wells Fargo Bank Northwest, National Association, as Indenture Trustee (herein called the “Indenture Trustee”), provides for the execution and delivery of a supplement thereto substantially in the form hereof which shall particularly describe the Aircraft (such term and other defined terms in the Trust Indenture being herein used with the same meanings) and any Replacement Airframe or Replacement Engine included in the Trust Indenture Estate, and shall specifically mortgage such Aircraft, Replacement Airframe or Replacement Engine, as the case may be, to the Indenture Trustee.

WHEREAS, the Trust Indenture relates to the Airframe and Engines described below and a counterpart of the Trust Indenture is attached hereto and made a part hereof and this Trust Indenture Supplement, together with such counterpart of the Trust Indenture, is being filed for recordation on the date hereof with the Federal Aviation Administration as one document.

NOW, THEREFORE, This Trust Indenture Supplement witnesseth, that, to secure (i) the prompt payment of the principal of and Break Amount (if any) and interest on, and all other amounts due with respect to, all Certificates from time to time outstanding under the Trust Indenture and the performance and observance by the Borrower of all the agreements, covenants and provisions for the benefit of the Certificate Holders in the Trust Indenture and in the Loan Agreement and the Certificates contained, and the prompt payment of any and all amounts from time to time owing under the Trust Indenture and the Loan Agreement and the other Operative Documents for the security and benefit of the Certificate Holders and the Indenture Trustee and (ii) the prompt payment of the Other Secured Obligations and the performance and observance by the Borrower of all the agreements, covenants and provisions of the Other Operative Documents for the security and benefit of the Other Secured Parties (clauses (i) and (ii) are referred to collectively herein as the “Secured Obligations”), and for the uses and purposes and subject to the terms and provisions of the Trust Indenture, and in consideration of the premises and of the covenants contained in the Trust Indenture, and of the acceptance of the Certificates by the Certificate Holders, and of the sum of $[***] paid to the Borrower by the Indenture Trustee at or before the delivery hereof, the receipt whereof is hereby acknowledged, the Borrower has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Indenture Trustee and its successors and assigns, in the trust created by the Trust Indenture, a first priority security interest in and first mortgage lien upon, all right, title and interest of the Borrower in, to and under the following described property:

AIRFRAME
One airframe identified as follows:

Manufacturer	Model	FAA Registration Number	Manufacturer’s Serial Number
Bombardier

together with all Parts, owned by the Borrower and installed in or appurtenant to said Aircraft, to the extent provided in the Trust Indenture.

AIRCRAFT ENGINES
(2) aircraft engines, each such engine
being a ________ engine with at least ________ of thrust

or its equivalent, identified as follows:

Manufacturer	Model	Manufacturer’s Serial Number

together with all Parts owned by the Borrower and installed in or appurtenant to said aircraft engines to the extent provided in the Trust Indenture.

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Indenture Trustee, its successors and assigns, for the benefit and security of the Certificate Holders for the uses and purposes and subject to the terms and provisions set forth in the Trust Indenture.

AND, FURTHER, the Borrower hereby acknowledges that the Airframe and/or Engines referred to in this Indenture Supplement are subject to the Lien of the Trust Indenture.

This Trust Indenture Supplement shall be construed as supplemental to the Trust Indenture and shall form a part thereof, and the Indenture is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

This Trust Indenture Supplement is being delivered in the State of New York.

*     *     *

IN WITNESS WHEREOF, the Borrower has caused this Trust Indenture Supplement to be duly executed by one of its officers thereunto authorized, this ___ day of _________, 2008

PINNACLE AIRLINES, INC. By: Its:

PINNACLE AIRLINES, INC.
THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED,
AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE
DISPOSED OF EXCEPT WHILE SUCH A REGISTRATION IS IN
EFFECT OR PURSUANT TO AN EXEMPTION FROM
REGISTRATION UNDER SAID ACT

THIS CERTIFICATE IS SUBJECT TO CERTAIN ADDITIONAL
RESTRICTIONS ON TRANSFER SET FORTH IN
THE INDENTURE REFERRED TO BELOW.

CERTIFICATE DUE ____________, 2023
ISSUED IN CONNECTION WITH ONE BOMBARDIER MODEL ________ AIRCRAFT WITH MANUFACTURER’S SERIAL NUMBER ________AND INITIALLY BEARING UNITED STATES FEDERAL AVIATION ADMINISTRATION REGISTRATION NO. ______ AND TWO _______ MODEL ________ ENGINES

No. R-1 New York, New York

$__________________ __________, 2008

PINNACLE AIRLINES, INC. (the “Borrower”) hereby promises to pay to EXPORT DEVELOPMENT CANADA, or registered transferees, the principal sum of _________________________________________ and __/100 Dollars ($_________________), in consecutive installments, equal to the amount, and payable on the dates, set forth in Annex A hereto, together with interest on the unpaid principal amount hereof from time to time outstanding from and including the date hereof until such principal amount is paid in full.  Interest shall accrue with respect to each Interest Period at a rate per annum equal to ______% and shall be payable in arrears on each Interest Payment Date and on the date this Certificate is paid in full.  This Certificate shall bear interest at the applicable Past Due Rate on any principal hereof, and, to the extent permitted by applicable law, interest and other amounts due hereunder, not paid when due (whether at stated maturity, by acceleration or otherwise), for any period during which the same shall be overdue, payable on demand by the Holder hereof given through the Indenture Trustee.

Interest shall be calculated on the basis of a year of 360 days consisting of 12 thirty day months provided that for any period during which interest is calculated on the basis of the Past Due Rate, it shall be calculated as the basis specified in the definition of “Past Due Rate” in Section 1.01 of the Indenture.  If any sum payable hereunder falls due on a day which is not a Business Day, then such sum shall be payable on the next succeeding Business Day.

All payments of principal, Break Amount, if any, and interest and other amounts to be made to the Holder hereof or under the Trust Indenture and Security Agreement (_______) dated as of ____________, 2008 (as amended or supplemented from time to time, herein called the “Indenture”, the terms defined therein and not otherwise defined herein being used herein with the same meanings) between the Borrower and Wells Fargo Bank Northwest, National Association, as Indenture Trustee thereunder, (i) shall be made in accordance with the terms of the Loan Agreement and the Trust Indenture and (ii) are guaranteed by Pinnacle Airlines Corp. pursuant to the terms of the Guaranty (_______) dated as of _______________, 2008 from Guarantor.

Principal and interest and other amounts due hereon shall be payable in Dollars in immediately available funds prior to 10:00 a.m., New York, New York time, on the due date thereof, to the Indenture Trustee at the Corporate Trust Office and the Indenture Trustee shall, subject to the terms and conditions of the Indenture, remit all such amounts so received by it to the Holder hereof in accordance with the terms of Indenture at such account or accounts at such financial institution or institutions as the Holder hereof shall have designated to the Indenture Trustee in writing, in immediately available funds, such payment to be made, in the case of any such designated account in New York, New York, prior to noon, New York time, on the due date thereof.  In the event the Indenture Trustee shall fail to make any such payment as provided in the immediately foregoing sentence after its receipt of funds at the place and prior to the time specified above, the Indenture Trustee agrees to compensate the Holder hereof for loss of use of funds in a commercially reasonable manner.  All such payments by the Borrower and the Indenture Trustee shall be made free and clear of and without reduction for or on account of all wire or other like charges.

Each Holder hereof, by its acceptance of this Certificate, agrees that, except as otherwise expressly provided in the Indenture, each payment received by it in respect hereof shall be applied, first, to the payment of any amount (other than the principal of or interest on this Certificate) due in respect of this Certificate, second, to the payment of interest hereon (as well as any interest on overdue principal and, to the extent permitted by law, interest and other amounts payable hereunder) due hereunder, third, to the payment of the principal of this Certificate then due and fourth, the balance, if any, remaining thereafter, to the payment of the principal of this Certificate remaining unpaid, in the manner set forth in the last sentence of Section 2.06 of the Indenture.  Without limiting the foregoing, the Holder hereof, by its acceptance of this Certificate, agrees that if it receives any payment or distribution in respect of this Certificate that it is not entitled to receive under Section 2.02 or Section 9.07 of the Indenture, it shall hold any amount so received in trust for the Indenture Trustee and forthwith turn over such amount to the Indenture Trustee in the form received to be applied as provided in Section 9.07 of the Indenture.

This Certificate is one of the Certificates referred to in the Indenture which have been or are to be issued by the Borrower pursuant to the terms of the Indenture.  The Indenture Estate is held by the Indenture Trustee as security, in part, for the Certificates.  Reference is hereby made to the Indenture and the Loan Agreement referred to therein for a statement of the rights and obligations of the Holder hereof, and the nature and extent of the security for this Certificate and of the rights and obligations of the other Certificate Holders, and the nature and extent of the security for the other Certificates, as well as for a statement of the terms and conditions of the trusts created by the Indenture, to all of which terms and conditions in the Indenture and such Loan Agreement each Holder hereof agrees by its acceptance of this Certificate.

There shall be maintained a Certificate Register for the purpose of registering transfers and exchanges of Certificates at the Corporate Trust Office of the Indenture Trustee or at the office of any successor indenture trustee in the manner provided in Section 2.08 of the Indenture.  As provided in the Indenture and subject to certain limitations set forth therein and in the Loan Agreement, this Certificate or any interest herein may, subject to the next following paragraph, be assigned or transferred, and the Certificates are exchangeable for a like aggregate original principal amount of Certificates of any authorized denomination, as requested by the Certificate Holder surrendering the same.

Prior to the due presentment for registration of transfer of this Certificate, the Borrower and the Indenture Trustee shall deem and treat the person in whose name this Certificate is registered on the Certificate Register as the absolute owner of this Certificate and the Certificate Holder for the purpose of receiving payment of all amounts payable with respect to this Certificate and for all other purposes whether or not this Certificate is overdue, and neither the Borrower nor the Indenture Trustee shall be affected by notice to the contrary.

This Certificate is subject to prepayment as permitted by Sections 2.11 and 2.12 of the Indenture and to purchase without the consent of the Holder hereof as provided in Section 2.15(e) of the Indenture and to acceleration by the Indenture Trustee as provided in Section 9.01 of the Indenture, and the Holder hereof, by its acceptance of this Certificate, agrees to be bound by said provisions.

This Certificate shall not be secured by or be entitled to any benefit under the Indenture or be valid or obligatory for any purpose, unless authenticated by the Indenture Trustee as evidenced by the manual signature of one of its authorized signatories on the certificate below.

This Certificate shall be governed by and construed in accordance with the law of the State of New York.

IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed in its corporate name by its officer thereunto duly authorized, as of the date hereof.

PINNACLE AIRLINES, INC. By: Its:

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Indenture.

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as Indenture Trustee By: Its:

Annex A to Certificate

SCHEDULE OF PRINCIPAL PAYMENTS

Interest Payment Date	Principal Amount to be Paid

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